FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-06

MSBAM 2013-C13
Free Writing Prospectus
Structural and Collateral Term Sheet

$1,018,034,647
(Approximate Total Mortgage Pool Balance)

$893,325,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C13

November 18, 2013

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS’ RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)/AAA(sf)	$50,600,000	30.000%	(4)	2.74	1-59	15.0%	44.7%
Class A-2	AAA(sf)/Aaa(sf)/AAA(sf)	$97,200,000	30.000%	(4)	4.97	59-60	15.0%	44.7%
Class A-SB	AAA(sf)/Aaa(sf)/AAA(sf)	$77,200,000	30.000%	(4)	7.36	60-115	15.0%	44.7%
Class A-3	AAA(sf)/Aaa(sf)/AAA(sf)	$200,000,000	30.000%	(4)	9.80	115-118	15.0%	44.7%
Class A-4	AAA(sf)/Aaa(sf)/AAA(sf)	$287,623,000	30.000%	(4)	9.87	118-119	15.0%	44.7%
Class X-A	AAA(sf)/Aaa(sf)/AAA(sf)	$790,249,000(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class A-S(11)	AAA(sf)/Aaa(sf)/AAA(sf)	$77,626,000	22.375%	(4)	9.91	119-119	13.5%	49.5%
Class B(11)	AA-(sf)/Aa3(sf)/AA(sf)	$57,264,000	16.750%	(4)	9.91	119-119	12.6%	53.1%
Class PST(11)	A-(sf)/A3(sf)/A-(sf)	$180,702,000	12.250%	(4)	9.91	119-119	12.0%	56.0%
Class C(11)	A-(sf)/A3(sf)/A-(sf)	$45,812,000	12.250%	(4)	9.91	119-119	12.0%	56.0%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AA-(sf)/Aa3(sf)/AAA(sf)	$57,264,000(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class X-C	NR/NR/NR	$61,082,646(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class D	BBB-(sf)/NR/BBB-(sf)	$49,629,000	7.375%	(4)	9.94	119-120	11.3%	59.1%
Class E	BB+(sf)/NR/BB+(sf)	$13,998,000	6.000%	(4)	9.99	120-120	11.2%	60.0%
Class F	BB-(sf)/NR/BB(sf)	$11,453,000	4.875%	(4)	9.99	120-120	11.0%	60.7%
Class G	B-(sf)/NR/B+(sf)	$10,180,000	3.875%	(4)	9.99	120-120	10.9%	61.3%
Class H(13)	NR/NR/NR	$39,449,646	0.000%	(4)	11.91	120-180	10.5%	63.8%

(1)
Ratings shown are those of Fitch Ratings, Inc., Kroll Bond Ratings Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated November 18, 2013 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.  In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $45,812,000.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and  trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class X-A, Class X-B and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).  The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $77,626,000, $57,264,000 and $45,812,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet or on the cover page or back cover of the Free Writing Prospectus.

*	For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
**	For purposes of the foregoing chart, the Class X-B and Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(13)
Each Class H Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest held through the grantor trust that holds, among other things, an interest in certain excess interest in respect of mortgage loans having an anticipated repayment date, if any.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

Issue Characteristics

Offered Certificates:
$893,325,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	RREF II CMBS AIV, LP or an affiliate thereof

Cut-off Date:
December 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in December 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on December 1, 2013, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of November 25, 2013

Expected Closing Date:	On or about December 18, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in January 2014

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in January 2014

Rated Final Distribution Date:	The Distribution Date in November 2046

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:
REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust and the Class H Certificates will evidence a REMIC interest and an interest in the grantor trust

Optional Termination:
1.00% clean-up call (excluding from the initial pool balance, solely for purposes of this calculation, the mortgage loans secured by the mortgaged properties identified on Appendix I to the Free Writing Prospectus as 13017-13045 Ventura Boulevard, Chicago South Loop Hotel and Marsh Lane Plaza)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC)

Bloomberg Ticker:	MSBAM 2013-C13 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees, CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1 Certificates, then to the Class A-2 Certificates, then to the Class A-3 Certificates, then, to the Class A-4 Certificates and then to the Class A-SB Certificates, until the principal balance of each such class has been reduced to zero (provided that, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “—Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $77,626,000, $57,264,000 and $45,812,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $1,000 in any given month, such higher rate as would result in a special servicing fee equal to $1,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class H Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E and Class F Certificates, the Exchangeable Certificates and the Control Eligible Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Class F Certificates or Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order:  to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”)) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Stonestown Galleria secures a mortgage loan (the “Stonestown Galleria Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $130,000,000, representing approximately 12.8% of the initial pool balance.  The Stonestown Galleria Mortgage Loan is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $50,000,000 and that is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC.  The Stonestown Galleria Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Stonestown Galleria Loan Pair.”  For additional information regarding the Stonestown Galleria Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Non-Serviced Loan Combinations:	There are no mortgage loans that are part of a non-serviced loan combination included in the mortgage pool.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.

Any holder of the Stonestown Galleria serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Stonestown Galleria Loan Pair.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates.  A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be RREF II CMBS AIV, LP or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus.  There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). During any Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Structural Overview

Eligible Certificates (other than the Class F Certificates) as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	39	51	$579,531,512	56.9%
Bank of America, National Association	15	15	$275,905,105	27.1%
CIBC Inc.	10	12	$162,598,030	16.0%
Total:	64	78	$1,018,034,647	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,018,034,647
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$15,906,791
Number of Mortgaged Properties:	78
Average Cut-off Date Balance per Mortgaged Property:	$13,051,726
Weighted Average Mortgage Rate:	4.913%
% of Pool Secured by 5 Largest Mortgage Loans:	35.8%
% of Pool Secured by 10 Largest Mortgage Loans:	47.9%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity/ARD (months):	115
Weighted Average Remaining Term to Maturity/ARD (months):	113
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	5.7%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	12.8%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.71x
Weighted Average UW NOI Debt Yield:	10.5%
Weighted Average UW NCF DSCR:	1.57x
Weighted Average UW NCF Debt Yield:	9.7%
Weighted Average Cut-off Date LTV Ratio:	63.8%
Weighted Average LTV Ratio at Maturity/ARD:	55.7%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2013.

(2)	With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	352
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	48.7%
% of Pool Interest Only followed by Amortizing Balloon:	36.6%
% of Pool Interest Only through Maturity/ARD:	14.7%

Lockboxes
% of Pool with Hard Lockboxes:	68.0%
% of Pool with Soft Lockboxes:	7.1%
% of Pool with Springing Lockboxes:	20.2%
% of Pool with No Lockboxes:	4.7%

Reserves
% of Pool Requiring Tax Reserves:	59.9%
% of Pool Requiring Insurance Reserves:	28.0%
% of Pool Requiring Replacement Reserves:	47.0%
% of Pool Requiring TI/LC Reserves(3):	49.5%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	90.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	9.4%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	Stonestown Galleria(1)	San Francisco	CA	Retail	$130,000,000	12.8%	585,758	$307.29	1.63x	10.3%	56.6%	51.8%
2	BANA	The Mall at Chestnut Hill	Chestnut Hill	MA	Retail	$120,000,000	11.8%	168,642	$711.57	1.90x	9.4%	51.1%	51.1%
3	CIBC	Residence Inn by Marriott Philadelphia	Philadelphia	PA	Hospitality	$44,949,811	4.4%	290	$154,999.35	1.34x	10.3%	70.3%	58.8%
4	MSMCH	BWI Airport Marriott	Linthicum	MD	Hospitality	$37,500,000	3.7%	309	$121,359.22	1.66x	12.1%	62.4%	57.2%
5	MSMCH	Mart of Montebello	Montebello	CA	Retail	$31,926,340	3.1%	212,201	$150.45	1.33x	9.2%	65.8%	54.2%
6	MSMCH	428-430 N. Rodeo Drive	Beverly Hills	CA	Retail	$28,110,511	2.8%	8,518	$3,300.13	1.20x	8.7%	53.5%	40.4%
7	CIBC	940 Ridgebrook Road	Sparks Glencoe	MD	Office	$27,000,000	2.7%	210,002	$128.57	1.40x	10.6%	69.8%	57.7%
8	BANA	Northwest Crossing Centre	Houston	TX	Retail	$23,437,500	2.3%	179,469	$130.59	1.51x	10.3%	74.9%	64.6%
9	MSMCH	Chicago Mixed Use Portfolio	Chicago	IL	Mixed Use	$22,710,000	2.2%	118,541	$191.58	1.31x	8.4%	75.0%	71.5%
10	MSMCH	Washington Heights Shopping Center	Houston	TX	Retail	$22,000,000	2.2%	64,087	$343.28	1.41x	9.7%	61.5%	52.0%
		Total/Wtd. Avg.				$487,634,162	47.9%			1.58x	10.0%	60.1%	54.0%

(1)
With respect to Mortgage Loan No. 1, Stonestown Galleria, the mortgage loan is part of a $180,000,000 pari passu loan pair that is evidenced by four pari passu promissory notes. The Stonestown Galleria Mortgage Loan is evidenced by three such pari passu notes (Note A-1, A-3 and A-4) with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $50,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV Ratio
1	MSMCH	Stonestown Galleria	$130,000,000	$50,000,000	$180,000,000	MSBAM 2013-C13	Wells Fargo	Rialto Capital	MSBAM 2013-C13	1.63x	10.3%	56.6%

(1)	With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity/ ARD LTV	Prior Securitization
1	MSMCH	Stonestown Galleria(2)	San Francisco	CA	Retail	$130,000,000	12.8%	585,758	$307.29	1.63x	10.3%	56.6%	51.8%	MLCFC 2006-3
4	MSMCH	BWI Airport Marriott	Linthicum	MD	Hospitality	$37,500,000	3.7%	309	$121,359.22	1.66x	12.1%	62.4%	57.2%	WBCMT 2007-WHL8
5	MSMCH	Mart of Montebello	Montebello	CA	Retail	$31,926,340	3.1%	212,201	$150.45	1.33x	9.2%	65.8%	54.2%	GSMS 2005-GG4
6	MSMCH	428-430 N. Rodeo Drive	Beverly Hills	CA	Retail	$28,110,511	2.8%	8,518	$3,300.13	1.20x	8.7%	53.5%	40.4%	WBCMT 2005-C16
7	CIBC	940 Ridgebrook Road	Sparks Glencoe	MD	Office	$27,000,000	2.7%	210,002	$128.57	1.40x	10.6%	69.8%	57.7%	JPMCC 2004-CB8
15	CIBC	Waynechester Plaza	Wayne	NJ	Retail	$17,378,148	1.7%	56,000	$310.32	1.37x	8.9%	74.9%	61.3%	GCCFC 2005-GG3
16	BANA	Lake Pointe Shopping Center	Orem	UT	Retail	$16,729,233	1.6%	174,585	$95.82	1.51x	10.5%	72.7%	59.7%	GMACC 2004-C3
18	MSMCH	Silver Hill Plaza	District Heights	MD	Retail	$16,500,000	1.6%	126,580	$130.35	2.39x	12.4%	56.5%	56.5%	CSFB 1998-C1
26	MSMCH	Chantilly Plaza	Chantilly	VA	Retail	$11,274,789	1.1%	102,750	$109.73	1.44x	10.3%	74.7%	61.8%	GSMS 2005-GG4
27	BANA	Villas at Painted Desert	Las Vegas	NV	Multifamily	$11,236,907	1.1%	240	$46,820.45	1.39x	9.8%	70.2%	58.2%	WBCMT 2004-C12
30	BANA	Holiday Inn Express - Portland	Portland	OR	Hospitality	$10,500,000	1.0%	90	$116,666.67	1.50x	12.4%	73.4%	56.2%	BACM 2006-1
40	MSMCH	Northchase Plaza	Houston	TX	Retail	$8,925,000	0.9%	139,643	$63.91	1.68x	11.6%	72.0%	63.6%	BAFU 2001-3
43	MSMCH	Security Public Storage Chula Vista	Chula Vista	CA	Self Storage	$8,166,000	0.8%	77,491	$105.38	1.62x	10.3%	70.0%	57.3%	MSC 2006-T21
45	MSMCH	Aspen Manor Shopping Center	Silver Spring	MD	Retail	$7,981,775	0.8%	44,928	$177.66	1.41x	9.8%	64.9%	53.6%	GSMS 2005-GG4
46	BANA	Currier Square Shopping Center	Oroville	CA	Retail	$7,308,382	0.7%	124,783	$58.57	1.59x	11.5%	67.7%	55.9%	GMACC 2003-C3
47	MSMCH	Evergreen Valley Center	San Jose	CA	Mixed Use	$7,142,040	0.7%	40,357	$176.97	1.69x	12.4%	51.8%	43.3%	WBCMT 2003-C9
49	MSMCH	Day Creek Village	Rancho Cucamonga	CA	Retail	$6,592,273	0.6%	25,002	$263.67	1.49x	10.6%	55.9%	46.3%	COMM 2004-LB3A
50	MSMCH	Lee & Harrison Shopping Center	Arlington	VA	Retail	$6,585,275	0.6%	18,729	$351.61	1.44x	9.9%	65.9%	54.5%	GSMS 2005-GG4
51	MSMCH	Park at Summerhill	Texarkana	TX	Multifamily	$6,525,000	0.6%	184	$35,461.96	1.37x	9.9%	75.0%	63.8%	JPMCC 2006-LDP8
52	MSMCH	Marsh Lane Plaza	Dallas	TX	Retail	$5,244,873	0.5%	74,204	$70.68	1.30x	10.4%	71.4%	52.5%	MSC 2005-HQ5
53	MSMCH	Lakeside Shopping Center	Houston	TX	Retail	$5,232,693	0.5%	77,467	$67.55	1.57x	12.3%	67.3%	56.1%	LBUBS 2003-C8
57	CIBC	Walden Lakewood Apartments	Plant City	FL	Multifamily	$4,250,000	0.4%	160	$26,562.50	1.39x	11.3%	52.8%	40.3%	CSFB 2002-CP5
58	BANA	Old Town Self Storage	Key West	FL	Self Storage	$4,145,462	0.4%	506	$8,192.61	1.52x	10.6%	71.5%	59.9%	MLMT 2004-MKB1
59	MSMCH	Mason Creek Village Shopping Center	Katy	TX	Retail	$3,645,774	0.4%	50,400	$72.34	1.54x	11.7%	59.8%	49.6%	LBUBS 2004-C1
60	BANA	Lamar Crossing Shopping Center	Memphis	TN	Retail	$3,499,995	0.3%	64,800	$54.01	1.47x	11.9%	63.1%	48.0%	SBM7 2000-C3
		Total				$446,837,971	43.9%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($97,200,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity/ ARD	Rem. IO Period (mos.)	Rem. Term to Maturity /ARD (mos.)
4	MSMCH	BWI Airport Marriott	MD	Hospitality	$37,500,000	3.7%	$34,387,025	35.4%	309	$121,359.22	1.66x	12.1%	62.4%	57.2%	0	60
9	MSMCH	Chicago Mixed Use Portfolio	IL	Mixed Use	$22,710,000	2.2%	$21,638,180	22.3%	118,541	$191.58	1.31x	8.4%	75.0%	71.5%	23	59
13	CIBC	Crestwood Village Portfolio	IN	Multifamily	$19,000,000	1.9%	$16,901,951	17.4%	1326	$14,328.81	1.60x	13.2%	68.1%	60.6%	0	60
18	BANA	1200 Howard Blvd.	NJ	Office	$16,500,000	1.6%	$15,241,839	15.7%	87,011	$189.63	1.28x	9.1%	68.5%	63.2%	0	60
39	MSMCH	Purdue Student Housing Portfolio	IN	Multifamily	$8,983,460	0.9%	$7,941,846	8.2%	264	$34,028.26	1.41x	10.2%	73.5%	65.0%	0	59
		Total/Wtd. Avg.			$104,693,460	10.3%	$96,110,841	98.9%			1.49x	10.9%	68.1%	62.5%	5	60

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	36	$560,768,899	55.1%	4.793%	1.59x	9.9%	60.9%	53.9%
Anchored	28	$373,671,356	36.7%	4.887%	1.61x	9.8%	62.2%	55.1%
Regional Mall	1	$130,000,000	12.8%	4.390%	1.63x	10.3%	56.6%	51.8%
Unanchored	7	$57,097,543	5.6%	5.096%	1.39x	9.7%	62.4%	51.4%
Hospitality	10	$172,312,843	16.9%	5.133%	1.68x	12.8%	64.1%	54.0%
Limited Service	8	$89,863,032	8.8%	5.255%	1.86x	14.4%	61.6%	50.3%
Full Service	2	$82,449,811	8.1%	5.000%	1.49x	11.1%	66.7%	58.1%
Multifamily	16	$133,609,367	13.1%	5.031%	1.43x	10.1%	69.4%	60.7%
Garden	8	$82,955,907	8.1%	5.166%	1.37x	9.6%	70.5%	60.4%
Student Housing	5	$23,553,460	2.3%	4.730%	1.38x	9.4%	74.2%	66.5%
Senior Living	2	$19,000,000	1.9%	4.850%	1.60x	13.2%	68.1%	60.6%
Mid-Rise	1	$8,100,000	0.8%	4.950%	1.91x	9.6%	46.8%	46.8%
Office	6	$85,740,000	8.4%	5.057%	1.39x	10.7%	70.5%	61.3%
Suburban	3	$55,125,000	5.4%	5.152%	1.38x	10.2%	70.5%	60.7%
Urban	3	$30,615,000	3.0%	4.885%	1.40x	11.6%	70.6%	62.2%
Mixed Use	5	$44,040,050	4.3%	4.891%	1.63x	10.7%	66.5%	58.7%
Retail/Office	2	$16,335,317	1.6%	5.213%	1.54x	11.5%	64.7%	53.8%
Retail/Multifamily	1	$13,350,000	1.3%	4.500%	1.31x	8.4%	75.0%	71.5%
Anchored	1	$9,354,734	0.9%	5.230%	1.30x	9.7%	74.8%	62.3%
Office/Retail/Residential	1	$5,000,000	0.5%	4.250%	3.43x	15.9%	34.2%	34.2%
Self Storage	4	$18,767,989	1.8%	4.966%	1.58x	10.8%	68.5%	54.9%
Industrial	1	$2,795,498	0.3%	5.290%	1.43x	12.8%	69.9%	53.1%
Warehouse	1	$2,795,498	0.3%	5.290%	1.43x	12.8%	69.9%	53.1%
Total/Wtd. Avg.	78	$1,018,034,647	100.0%	4.913%	1.57x	10.5%	63.8%	55.7%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
California	12	$268,595,701	26.4%	4.751%	1.56x	10.4%	58.2%	50.4%
California – Northern(3)	5	$163,200,578	16.0%	4.534%	1.61x	10.5%	57.2%	51.1%
California – Southern(3)	7	$105,395,124	10.4%	5.087%	1.48x	10.2%	59.7%	49.1%
Texas	13	$131,135,840	12.9%	5.046%	1.45x	10.7%	70.6%	60.7%
Massachusetts	1	$120,000,000	11.8%	4.687%	1.90x	9.4%	51.1%	51.1%
Maryland	4	$88,981,775	8.7%	4.813%	1.69x	11.5%	63.8%	56.9%
Florida	13	$83,389,248	8.2%	5.111%	1.46x	10.5%	69.1%	58.6%
Pennsylvania	1	$44,949,811	4.4%	5.400%	1.34x	10.3%	70.3%	58.8%
Illinois	6	$38,692,588	3.8%	4.798%	1.85x	13.6%	65.6%	58.9%
New Jersey	3	$36,360,300	3.6%	4.909%	1.32x	9.3%	70.8%	59.7%
Nevada	2	$29,736,907	2.9%	5.096%	1.30x	9.0%	66.5%	57.5%
New York	3	$29,616,951	2.9%	5.136%	1.71x	10.4%	65.6%	56.5%
Indiana	4	$27,983,460	2.7%	4.702%	1.54x	12.2%	69.9%	62.0%
Oregon	3	$21,082,621	2.1%	5.369%	1.61x	13.3%	68.4%	52.0%
Georgia	2	$19,344,000	1.9%	5.330%	1.46x	10.4%	74.4%	63.5%
Virginia	2	$17,860,064	1.8%	5.080%	1.44x	10.1%	71.4%	59.1%
Utah	1	$16,729,233	1.6%	4.830%	1.51x	10.5%	72.7%	59.7%
South Carolina	1	$9,300,000	0.9%	5.000%	1.27x	8.7%	73.8%	60.8%
Arizona	1	$9,200,000	0.9%	4.750%	1.47x	9.3%	64.1%	62.3%
Michigan	1	$9,000,000	0.9%	4.920%	1.37x	9.3%	72.0%	63.7%
Minnesota	1	$5,144,126	0.5%	5.280%	1.25x	8.3%	66.6%	55.4%
Tennessee	1	$3,499,995	0.3%	5.290%	1.47x	11.9%	63.1%	48.0%
North Carolina	1	$3,456,527	0.3%	4.618%	1.60x	12.9%	59.6%	37.7%
Ohio	1	$2,795,498	0.3%	5.290%	1.43x	12.8%	69.9%	53.1%
Colorado	1	$1,180,000	0.1%	5.030%	1.34x	8.7%	73.8%	69.7%
Total/Wtd. Avg.	78	$1,018,034,647	100.0%	4.913%	1.57x	10.5%	63.8%	55.7%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Collateral Statistics

Collateral Statistics(1)(3)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
2,482,151 - 10,000,000	33	218,256,673	21.4	4.250 - 4.500	4	166,693,460	16.4	21.7 - 30.0	1	6,789,312	0.7
10,000,001 - 20,000,000	19	269,144,759	26.4	4.501 - 5.000	23	448,187,016	44.0	30.1 - 40.0	1	5,000,000	0.5
20,000,001 - 30,000,000	7	166,257,063	16.3	5.001 - 5.500	34	383,263,836	37.6	40.1 - 50.0	2	13,092,046	1.3
30,000,001 - 40,000,000	2	69,426,340	6.8	5.501 - 6.000	2	14,645,462	1.4	50.1 - 60.0	10	322,179,276	31.6
40,000,001 - 50,000,000	1	44,949,811	4.4	6.001 - 6.500	1	5,244,873	0.5	60.1 - 70.0	24	338,079,869	33.2
110,000,001 - 120,000,000	1	120,000,000	11.8	Total:	64	$1,018,034,647	100.0%	70.1 - 80.0	26	332,894,144	32.7
120,000,001 - 130,000,000	1	130,000,000	12.8	Min: 4.250%	Max: 6.100%	Wtd Avg: 4.913%		Total:	64	$1,018,034,647	100.0%
Total:	64	$1,018,034,647	100.0%	Original Term to Maturity/ARD (mos.)				Min: 21.7%	Max: 75.4%	Wtd Avg: 63.8%
Min: $2,482,151 Max:	$130,000,000	Avg: $15,906,791			No. of	Aggregate		LTV Ratio at Maturity/ARD (%)
State					Mortgage	Cut-off Date	% of		No. of	Aggregate
	No. of	Aggregate			Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
	Mortgaged	Cut-off Date	% of	60	5	104,693,460	10.3		Loans	Balance ($)	Pool
	Properties	Balance ($)	Pool	84	1	9,200,000	0.9	12.7 - 20.0	1	6,789,312	0.7
California	12	268,595,701	26.4	120	55	883,607,001	86.8	20.1 - 30.0	1	2,482,151	0.2
California – Northern(2)	5	163,200,578	16.0	180	3	20,534,185	2.0	30.1 - 40.0	3	13,448,573	1.3
California – Southern(2)	7	105,395,124	10.4	Total:	64	$1,018,034,647	100.0%	40.1 - 50.0	9	80,423,215	7.9
Texas	13	131,135,840	12.9	Min: 60	Max: 180	Wtd Avg: 115		50.1 - 60.0	27	630,103,538	61.9
Massachusetts	1	120,000,000	11.8	Remaining Term to Maturity/ARD (mos.)				60.1 - 70.0	22	262,077,858	25.7
Maryland	4	88,981,775	8.7		No. of	Aggregate		70.1 - 80.0	1	22,710,000	2.2
Florida	13	83,389,248	8.2		Mortgage	Cut-off Date	% of	Total:	64	$1,018,034,647	100.0%
Pennsylvania	1	44,949,811	4.4		Loans	Balance ($)	Pool	Min: 12.7%	Max: 71.5%	Wtd Avg: 55.7%
Illinois	6	38,692,588	3.8	59 - 60	5	104,693,460	10.3	UW DSCR (x)
New Jersey	3	36,360,300	3.6	79 - 84	1	9,200,000	0.9		No. of	Aggregate
Nevada	2	29,736,907	2.9	115 - 120	55	883,607,001	86.8		Mortgage	Cut-off Date	% of
New York	3	29,616,951	2.9	175 - 180	3	20,534,185	2.0		Loans	Balance ($)	Pool
Indiana	4	27,983,460	2.7	Total:	64	$1,018,034,647	100.0%	1.19 - 1.20	2	37,010,511	3.6
Oregon	3	21,082,621	2.1	Min: 59	Max: 180	Wtd Avg: 113		1.21 - 1.30	7	66,525,883	6.5
Georgia	2	19,344,000	1.9	Original Amortization Term (mos.)				1.31 - 1.40	13	223,996,207	22.0
Virginia	2	17,860,064	1.8		No. of	Aggregate		1.41 - 1.50	18	183,850,402	18.1
Utah	1	16,729,233	1.6		Mortgage	Cut-off Date	% of	1.51 - 1.60	12	133,946,670	13.2
South Carolina	1	9,300,000	0.9		Loans	Balance ($)	Pool	1.61 - 1.70	5	191,733,040	18.8
Arizona	1	9,200,000	0.9	Interest Only	4	149,600,000	14.7	1.71 - 1.80	1	10,582,621	1.0
Michigan	1	9,000,000	0.9	180	1	2,482,151	0.2	1.81 - 1.90	1	120,000,000	11.8
Minnesota	1	5,144,126	0.5	240	1	3,456,527	0.3	1.91 - 2.00	1	8,100,000	0.8
Tennessee	1	3,499,995	0.3	300	10	99,503,443	9.8	2.11 - 2.20	1	14,000,000	1.4
North Carolina	1	3,456,527	0.3	360	48	762,992,525	74.9	2.31 - 2.40	1	16,500,000	1.6
Ohio	1	2,795,498	0.3	Total:	64	$1,018,034,647	100.0%	3.01 - 4.30	2	11,789,312	1.2
Colorado	1	1,180,000	0.1	Min: 180	Max: 360	Non-Zero Wtd Avg: 352		Total:	64	$1,018,034,647	100.0%
Total:	78	$1,018,034,647	100.0%	Remaining Amortization Term (mos.)				Min: 1.19x	Max:4.26x	Wtd Avg: 1.57x
Property Type					No. of	Aggregate		UW NOI Debt Yield (%)
	No. of	Aggregate			Mortgage	Cut-off Date	% of		No. of	Aggregate
	Mortgaged	Cut-off Date	% of		Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
	Properties	Balance ($)	Pool	Interest Only	4	149,600,000	14.7		Loans	Balance ($)	Pool
Retail	36	560,768,899	55.1	178 - 180	1	2,482,151	0.2	8.1 - 8.5	4	55,254,126	5.4
Anchored	28	373,671,356	36.7	235 - 300	11	102,959,970	10.1	8.6 - 9.0	5	78,858,659	7.7
Regional Mall	1	130,000,000	12.8	351 - 360	48	762,992,525	74.9	9.1 - 9.5	5	186,626,340	18.3
Unanchored	7	57,097,543	5.6	Total:	64	$1,018,034,647	100.0%	9.6 - 10.0	10	107,841,800	10.6
Hospitality	10	172,312,843	16.9	Min:178	Max: 360	Non-Zero Wtd Avg: 352		10.1 - 10.5	12	286,846,617	28.2
Limited Service	8	89,863,032	8.8	Mortgage Loan Sellers				10.6 - 11.0	5	58,556,011	5.8
Full Service	2	82,449,811	8.1		No. of	Aggregate		11.1 - 11.5	4	54,557,435	5.4
Multifamily	16	133,609,367	13.1		Mortgage	Cut-off Date	% of	11.6 - 12.0	4	32,520,769	3.2
Garden	8	82,955,907	8.1		Loans	Balance ($)	Pool	12.1 - 12.5	6	87,874,734	8.6
Student Housing	5	23,553,460	2.3	Morgan Stanley				12.6 - 13.0	3	8,734,176	0.9
Senior Living	2	19,000,000	1.9	Mortgage Capital				13.1 - 13.5	1	19,000,000	1.9
Mid-Rise	1	8,100,000	0.8	Holdings LLC	39	579,531,512	56.9	13.6 - 14.0	1	4,992,046	0.5
Office	6	85,740,000	8.4	Bank of America,				14.1 - 14.5	1	10,582,621	1.0
Suburban	3	55,125,000	5.4	National Association	15	275,905,105	27.1	15.6 - 16.0	2	19,000,000	1.9
Urban	3	30,615,000	3.0	CIBC Inc.	10	162,598,030	16.0	16.1 - 35.0	1	6,789,312	0.7
Mixed Use	5	44,040,050	4.3	Total:	64	$1,018,034,647	100.0%	Total:	64	$1,018,034,647	100.0%
Retail/Office	2	16,335,317	1.6	Amortization Type				Min: 8.1%	Max:34.6%	Wtd Avg: 10.5%
Retail/Multifamily	1	13,350,000	1.3		No. of	Aggregate
Anchored	1	9,354,734	0.9		Mortgage	Cut-off Date	% of
Office/Retail/Residential	1	5,000,000	0.5		Loans	Balance ($)	Pool
Self Storage	4	18,767,989	1.8	Amortizing Balloon	40	495,948,147	48.7
Self Storage	4	18,767,989	1.8	Partial Interest Only	20	372,486,500	36.6
Industrial	1	2,795,498	0.3	Interest Only	4	149,600,000	14.7
Warehouse	1	2,795,498	0.3	Total:	64	$1,018,034,647	100.0%
Total:	78	$1,018,034,647	100.0%

(1)     All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(2)     “California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
(3)     With respect to the Stonestown Galleria Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	December 2013	December 2014	December 2015	December 2016	December 2017
Locked Out	100.0%	100.0%	90.6%	90.6%	90.6%
Yield Maintenance Total	0.0%	0.0%	9.4%	9.4%	9.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,018,034,647	$1,010,268,392	$1,001,365,737	$990,898,640	$979,063,127
% Initial Pool Balance	100.0%	99.2%	98.4%	97.3%	96.2%

Prepayment Restrictions	December 2018	December 2019	December 2020	December 2021	December 2022
Locked Out	92.1%	92.1%	92.1%	92.1%	89.4%
Yield Maintenance Total	7.9%	7.9%	7.9%	7.9%	7.8%
Open	0.0%	0.0%	0.0%	0.0%	2.7%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$870,138,215	$856,482,616	$833,296,097	$818,339,577	$802,605,398
% Initial Pool Balance	85.5%	84.1%	81.9%	80.4%	78.8%

Prepayment Restrictions	December 2023	December 2024	December 2025	December 2026	December 2027
Locked Out	73.3%	73.1%	72.9%	72.6%	72.4%
Yield Maintenance Total	26.7%	26.9%	27.1%	27.4%	27.6%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$16,665,564	$16,147,881	$15,597,668	$15,015,724	$14,400,213
% Initial Pool Balance	1.6%	1.6%	1.5%	1.5%	1.4%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

LEVEL ONE

NORDSTROM
GOT SLEEP?
DEMASQUE
EXPRESS
OPEN
STERLING WORKS
JADE GALORE JEWELERS & WATCH CO.
LA BAGUETTE
SKINFOOD
ORO GOLD COSMETICS
VICTORIA'S SECRET
Brookstone
THE CHILDREN'S PLACE
LORNA JANE ACTIVE LIVING
FRANCESCA'S COLLECTIONS
GIANT'S DUGOUT
STORAGE
KAY
TYPO
J.Jill
FOREVER 21
HOLLYWOOD EYEBROW
GGP SAME DAY DELIVERY PROGRAM
PERFECT FINGERS
VACANT
OPEN
macy's
VACANT
Kiehl's
VACANT
PAPYRUS
L'OCCITANE
OPPI YOGURT
MARBLES: THE BRAIN STORE
GODIVA
BARE ESCENTUALS
CATHY JEAN
GYMBOREE
THE BODY SHOP
UNIQLO
ART OF REFLEXOLOGY
BOUDIN
VACANT
CREAM
CIAO BELLA BAKERY & PASTRY
Olive Garden
Anchor
Major / In-line
Vacant
Future Occupancy
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

SAN FRANCISCO
Stonestown Galleria
3251 20th Avenue
San Francisco, CA 94132
San Francisco Bay
Pacific Ocean
DALY CITY
Alcatraz Island
Treasure Island
Marin County
Golden Gate Bridge
Presidio of San Francisco
Marina
North Beach
Russian Hill
Nob Hill
Chinatown
Pacific Heights
Presidio Heights
Western Addition
Downtown
SoMa
South Beach
Richmond
Golden Gate Park
Haight Ashbury
Castro
Mission
Potrero Hill
Sunset
Twin Peaks
Noe Valley
Glen Canyon Park
San Francisco County
Excelsior
Ocean View
Bayview
Hunters Point
McLaren Park
Lake Merced
San Francisco State University
San Francisco Zoo
City College of San Francisco
San Mateo County
San Bruno Mountain State Park
Serramonte Center
SF Intl. Airport 8 miles
Fisherman's Wharf
Pier 39
Fort Mason
AT&T Park
UCSF-Mission Bay
Oakland
Berkeley
San Jose

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Mortgage Loan No. 1 – Stonestown Galleria

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	3251 20th Ave San Francisco, CA 94132

Original Balance(1):	$130,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$130,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	12.6%			Net Rentable Area(3):	585,758 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$307
Borrower Name(s):	Stonestown Shopping Center, L.P.			Balloon/ARD Balance Per Unit/SF(1):	$281
Sponsor:	General Growth Properties, Inc.			Year Built/Year Renovated:	1952/1987
Mortgage Rate:	4.390%			Title Vesting:	Fee
Note Date:	9/30/2013			Property Manager:	Stonestown Shopping Center, L.P.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$29,041,999
IO Period:	60 months			UW Expenses:	$10,454,780
Original Term to Maturity or ARD:	120 months			UW NOI(1):	$18,587,219
Seasoning:	2 months			UW NCF(1):	$17,579,905
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.72x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.63x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	10.3%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NCF Debt Yield(1):	9.8%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity(1):	10.7%
Pari Passu Mortgage Debt(1):	$50,000,000			Most Recent NOI (As of):	$15,527,384 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$15,149,365 (12/31/2012)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$15,749,509 (12/31/2011)
Reserves(2)				Appraised Value(4):	$318,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/16/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	51.8%
Recurring Replacements:	$0	Springing	$114,491	Occupancy Rate (As of) (5):	96.1% (8/31/2013)
TI/LC:	$0	Springing	$264,379	2nd Most Recent Occupancy (As of)(6):	91.7% (12/31/2012)
				3rd Most Recent Occupancy (As of)(6):	85.3% (12/31/2011)
				4th Most Recent Occupancy (As of)(6):	81.8% (12/31/2010)
				5th Most Recent Occupancy (As of)(6):	92.8% (12/31/2009)
				6th Most Recent Occupancy (As of)(6):	90.6% (12/31/2008)

(1)
The Stonestown Galleria Mortgage Loan is part of the Stonestown Galleria Loan Pair evidenced by four pari passu notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI, UW NCF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $180,000,000 Stonestown Galleria Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The Net Rentable Area includes improvements owned by the Stonestown Galleria Borrower, and, in the case of an approximately 160,505 SF Nordstrom store, improvements located on land owned by the Stonestown Galleria Borrower. It includes 13,300 SF of space located on an outparcel that may be released at any time without a partial prepayment. It excludes the non-collateral Macy’s store of approximately 267,788 SF, which is tenant owned in fee.

(4)
The Appraised Value represents the appraised value of the Stonestown Galleria Property “as-is” value without any value for the two release parcels described in “—Expansion, Release and Substitution of Property” below.

(5)
The Occupancy Rate includes 10 new tenants and one tenant expansion with executed leases. These tenants, totaling 83,161 SF, are scheduled to open and begin paying rent in late 2013 and early 2014. The Occupancy Rate reflects non-temporary in-line tenants only. The calculation does not include the Nordstrom anchor store, which improvements are owned by the tenant and which does not pay a base rent.

(6)
The 2012, 2011 and 2010 Occupancy rates reflect non-temporary in-line tenants only. Temporary tenants, which do not pay contractual base rents, occupied an additional 4.1% of SF in 2012, 13.0% SF in 2011, and 3.3% of SF in 2010. The calculations do not include the Nordstrom anchor store, which improvements are owned by the tenant and which does not pay a base rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

The Stonestown Galleria Mortgage Loan

The Mortgage Loan.  The largest mortgage loan (the “Stonestown Galleria Mortgage Loan”) is part of a pari passu loan pair (the “Stonestown Galleria Loan Pair”) evidenced by multiple pari passu notes in the aggregate principal amount of $180,000,000, all of which are secured by the same first priority fee mortgage encumbering a portion of the super-regional mall known as Stonestown Galleria Center in San Francisco, California (the “Stonestown Galleria Property”). The Stonestown Galleria Mortgage Loan is evidenced by three pari passu notes (Notes A-1, A-3, and A-4) with a combined outstanding principal balance as of the Cut-off Date of $130,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “Stonestown Galleria Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $50,000,000. The Stonestown Galleria Serviced Companion Loan has similar features and terms as the Stonestown Galleria Mortgage Loan and is expected to be contributed to a future securitization trust. See “—Secured Indebtedness” below for further details. The proceeds of the Stonestown Galleria Mortgage Loan were used to refinance two previous loans totaling approximately $205,655,149, which were included in the MLCFC 2006-3 securitization. These loans were repaid by the Stonestown Galleria Borrower (as defined below) on September 3, 2013, prior to the Stonestown Galleria Mortgage Loan origination date.

The Stonestown Galleria Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of October 1, 2023. The Stonestown Galleria Mortgage Loan requires payments of interest only for the initial 60 months and payments of principal and interest thereafter. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the Stonestown Galleria Serviced Companion Loan securitization. The Stonestown Galleria Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Stonestown Shopping Center, L.P. (the “Stonestown Galleria Borrower”), a single-purpose Delaware limited partnership with two independent directors. The Stonestown Galleria Borrower is indirectly owned and controlled by General Growth Properties, Inc.

(NYSE: GGP) (“GGP’), a fully integrated, self-managed and self-administered real estate investment trust focused primarily on owning, managing, leasing, and redeveloping regional malls throughout the United States. GGP’s portfolio is comprised of 123 regional malls in the United States totaling approximately 128 million SF.  GGP is headquartered in Chicago, Illinois. GGP and a number of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November of 2010. The nonrecourse carve-out guarantor is GGPLP L.L.C. As of June 30, 2013, GGPLP L.L.C. reported total assets of approximately $5.15 billion, total liabilities of approximately $3.2 billion, and total equity of approximately $1.95 billion.

The Mortgaged Property.  The Stonestown Galleria Property consists of 585,758 SF of anchor, major, in-line and outparcel space within the two-story, Stonestown Galleria Center, a super-regional mall with a five-story medical office building. The Stonestown Galleria Property was originally constructed in 1952 as a grocery-anchored community shopping center. In 1987/1988 the Stonestown Galleria Center was enclosed, expanded and renovated to its current size and configuration. Retail space at the center includes approximately 853,546 SF. Approximately 267,788 SF of the total retail space is owned and operated by the Macy’s anchor tenant and is not collateral for the Stonestown Galleria Mortgage Loan, although the Macy’s tenant does contribute CAM payments. The medical office building, which totals approximately 55,563 SF, may be released from the collateral at any time without partial prepayment. This building was not underwritten, is not included in the Stonestown Galleria Property rent roll, and is not included in the appraised value. In addition, an outparcel currently improved with a 13,300 SF United Artists Theatre may be released from the collateral for the Stonestown Galleria Mortgage Loan at any time without partial prepayment. No income is underwritten for that tenant, and income from that tenant is not included in the appraised value. See “—Release of Property” below for further discussion.

In addition to the non-collateral Macy’s anchor tenant mentioned above, the Stonestown Galleria Property is anchored by an approximately 160,505 SF Nordstrom store, which is constructed on approximately 1.7 acres of land owned by the Stonestown Galleria Borrower, and which pays no base rent to the Stonestown Galleria Borrower. However, Nordstrom does contribute CAM payments and pays percentage rent on any sales between $35 million and $135 million, annually. The remainder of the retail space consists of approximately 292,900 SF of occupied and vacant in-line space, 108,485 SF of major tenant space occupied by a Sports Authority store, a Trader Joe’s store, a L.A. Fitness health club and a Uniqlo store, 6,958 SF of food court space and 3,610 of vacant outparcel space (not including the United Artists Theatre mentioned above). The Stonestown Galleria Center in its entirety has 3,671 parking spaces, or approximately four spaces per 1,000 SF of GLA, including 2,527 surface spaces, 275 subterranean spaces, 714 structure spaces and 155 spaces associated with the contiguous medical office building.

As of August 31, 2013, the Stonestown Galleria Property was 96.1% leased, including the United Artists Theatre tenant. Comparable in-line store sales, representing approximately 184,630 SF, for the trailing 12 months ending July 31, 2013, were approximately $611 PSF, including sales at the Apple Store located at the Stonestown Galleria Property. Excluding the Apple store, the average comparable in-line sales for the period were $460 PSF, with average occupancy costs of 17.6%. The reported 2012, 2011 and 2010 in-line sales, without the Apple Store, were $454 PSF, $420 PSF and $392 PSF, respectively. The August 31, 2013 rent roll includes eight new tenants and one tenant expansion (totaling 79,453 SF), which leases are all executed, but which are scheduled to take occupancy in late 2013 and early 2014.

Anchor and Major Tenants.

Nordstrom (160,505 SF, 27% of NRA, 0% of underwritten base rent). Nordstrom, Inc. (NYSE: JWN) (“Nordstrom”) leases land at the Stonestown Galleria Property on which the tenant constructed and operates a 160,505 SF store. The lease began on April 9, 1987 and has a current expiration date of April 8, 2022, with seven 10-year lease extension options followed by one four-year lease extension option. Nordstrom may terminate its lease upon 12 months’ prior notice if it ceases operating in its space. Nordstrom does not pay base rent at the Stonestown Galleria Property, but does pay pro-rata common area pass-through expenses. Nordstrom will also pay percentage rent based on sales at the Stonestown Galleria Property between $35 million and $135 million, annually. Nordstrom operates 117 full-line stores and 141 Nordstrom Rack stores and reported 2012 sales of $11.8 billion.

L.A. Fitness (47,821 SF, 8% of NRA, 7% of underwritten base rent). Fitness International, LLC (“L.A. Fitness”), d/b/a City Sports Club, leases 47,821 SF at the Stonestown Galleria Property and operates the space as a health club. The lease began on November 1, 2013 and has a current expiration date of January 31, 2028, with two five-year lease extension options. L.A. Fitness is a private health club operator in the United States and Canada. The company was founded in 1984 and is based in Irvine, California.

Sports Authority (31,892 SF, 5% of NRA, 6% of underwritten base rent). TSA Stores, Inc. (“Sports Authority”) leases 31,892 SF at the Stonestown Galleria Property. The lease began on August 3, 2012 and has a current expiration date of January 31, 2023, with two five-year lease extension options. Sports Authority is a private company that currently operates over 450 stores in 45 U.S. states under the brand The Sports Authority. As of November

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

2012, the company, which is based in Englewood, Colorado, was listed by Forbes as the 128th largest American company with annual sales of approximately $3.35 billion.

Trader Joe’s (18,125 SF, 3% of NRA, 6% of underwritten base rent). Trader Joe’s Company (“Trader Joe’s”) leases 18,125 SF at the Stonestown Galleria Property. The lease began on November 20, 2008 and has a current expiration date of January 31, 2019, with two five-year lease extension options. Trader Joe’s is a private company founded in 1958 and headquartered in Monrovia, California. The company operates as a subsidiary of T.A.C.T. Holding, Inc.

Uniqlo (10,647 SF, 2% of NRA, 2% of underwritten base rent). UNIQLO California, LLC (“Uniqlo”) leases 10,467 SF at the Stonestown Galleria Property. The lease begins on March 1, 2014 with an expiration date of February 29, 2024. The tenant has a lease termination option if its net sales do not exceed $3,726,450 during the third and fourth lease years with 12 months of notice and payment of a termination fee equal to 75% of the unamortized portion of the tenant’s construction allowance. Uniqlo is a subsidiary of Fast Retailing Co., Ltd., which is headquartered in Yamaguchi, Japan and is traded on the Tokyo Stock Exchange. Uniqlo operated 853 stores in Japan and 446 stores in other markets as of August 2013.

The following table presents a summary regarding anchor and major tenants at the Stonestown Galleria Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized UW Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration	7/31/2013 TTM Sales PSF	UW Occupancy Cost as a % of Sales(2)
Non-Collateral Anchor
Macy’s	BBB/Baa3/BBB	267,788	NAP	$0	NAP	NAP	4/08/2047	$142	NAP

Anchor/Major Tenants
Nordstrom	A-/Baa1/A-	160,505	27%	$0	0%	$0.00	4/08/2022	$204	NAP
L.A. Fitness	NR/NR/NR	47,821	8%	$1,231,391	7%	$25.75	1/31/2028	NAV	NAV
Sports Authority	NR/B3/B-	31,892	5%	$1,052,436	6%	$33.00	1/31/2023	$189	21.0%
Trader Joe’s	NR/NR/NR	18,125	3%	$978,388	6%	$53.98	1/31/2019	$1,655	3.3%
Uniqlo	NR/NR/A	10,647	2%	$281,613	2%	$26.45	2/29/2024	NAV	NAV
Subtotal/Wtd. Avg.(3)		268,990	46%	$3,543,827	20%	$32.67

Other Tenants		284,483	49%	$14,057,025	80%	$49.41
Vacant Space		32,285	6%	$0	0%	$0.00

Total		585,758		$17,600,853		$44.79

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Nordstrom does not pay base rent. The tenant constructed its own store on land owned by the Stonestown Galleria Borrower. The tenant pays CAM and percentage rent on any sales between $35 million and $135 million, annually.

(3)	Subtotal/Wtd. Avg. and Annualized Underwritten Base Rent (PSF) exclude vacant space and the Nordstrom space, which is not subject to a base rental payment.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

The following table presents certain information relating to the lease rollover at the Stonestown Galleria Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	794	$72.54	0%	0%	$57,597	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	11	42,783	$33.78	7%	7%	$1,445,128	8%	9%
2015	15	41,708	$37.41	7%	15%	$1,560,148	9%	17%
2016	6	12,072	$67.41	2%	17%	$813,802	5%	22%
2017	13	31,885	$67.60	5%	22%	$2,155,470	12%	34%
2018	8	21,154	$55.46	4%	26%	$1,173,134	7%	41%
2019	9	31,531	$60.09	5%	31%	$1,894,582	11%	52%
2020	9	26,658	$71.61	5%	36%	$1,908,957	11%	63%
2021	6	28,700	$37.12	5%	41%	$1,065,279	6%	69%
2022	11	180,979	$58.33	31%	71%	$1,194,293	7%	75%
2023	7	54,206	$37.41	9%	81%	$2,027,618	12%	87%
2024	4	23,005	$37.66	4%	85%	$866,287	5%	92%
2025	1	3,002	$69.01	1%	85%	$207,168	1%	93%
2026 & Beyond	2	54,996	$22.39	9%	94%	$1,231,391	7%	100%
Vacant	0	32,285	$0.00	6%	100%	$0	0%	100%
Total/Wtd. Avg.(3)	103	585,758	$44.79	100%		$17,600,853	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	The Average Underwritten Base Rent PSF Rolling calculations for 2022 and the Total/Wtd. Avg. exclude the 160,505 SF Nordstrom space, which is not subject to base rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

The Market. The Stonestown Galleria Property is located in the southwest corner of the City of San Francisco, San Francisco County, California, approximately six miles southwest of the San Francisco CBD. The surrounding neighborhoods are primarily residential, with several commercial pockets of local retail and small offices. The San Francisco State University campus is located immediately south and the Interstate 280 interchange with 19th Avenue is located approximately 1.5 miles south of the Stonestown Galleria Property. The estimated current population within a three- and five-mile radius of the Stonestown Galleria Property is 340,711 and 754,840, respectively. The San Francisco CBSA population is currently estimated at approximately 4.46 million. The estimated average household income within a three- and five-mile radius of the Stonestown Galleria Property is $111,059 and $107,625, respectively. Below is a chart of local and outlet competitive shopping centers:

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
Serramonte Center (Primary Competition) 3-127 Serramonte Ctr. Daly City, CA	Super-Regional Center/Mall	1968	2007	865,000	Dick’s Sporting Goods JC Penney Macy’s Target	$465	98.7%	3.9 miles
San Francisco Centre (Primary Competition) 845-865 Market Street San Francisco, CA	Super-Regional Center/Mall	1988	2006	1,460,000	Bloomingdale’s Nordstrom	$875	99.0%	5.4 miles
The Shops at Tanforan (Primary Competition) 1122-1178 El Camino Real San Bruno, CA	Super-Regional Center/Mall	1971	2005	910,000	JC Penney Sears Target Century Theaters	(est.) $425	98.6%	7.1 miles
Hillsdale Mall (Secondary Competition) 3025 El Camino Real San Mateo, CA	Super-Regional Center/Mall	1941	1996	849,317	Macy’s Nordstrom Sears	$550	99.0%	16.3 miles
Stanford Shopping Center (Secondary Competition) 500-680 Stanford Shopping Ctr. Palo Alto, CA	Super-Regional Center/Mall	1956	2001	982,998	Bloomingdale’s Nordstrom Macy’s Neiman Marcus	$850	99.3%	25.9 miles

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stonestown Galleria Property:

Cash Flow Analysis
	2010	2011	2012	8/31/2013 TTM	UW	UW PSF
Base Rent(1)	$14,061,312	$15,120,756	$14,998,890	$15,161,688	$17,600,853	$30.05
% Rent in Lieu	$591,293	$547,805	$626,519	$651,526	$345,920	$0.59
Overage Rent	$94,887	$250,371	$349,239	$379,608	$344,846	$0.59
Other Income(2)	$2,971,761	$3,120,129	$2,957,951	$2,621,972	$2,409,464	$4.11
Total Recoveries	0$7,368,141	$6,977,556	$6,024,865	$6,632,537	$8,340,917	$14.24
Credit Loss(3)	($62,718)	($65,042)	($62,394)	($63,618)	$0	$0.00
Effective Gross Income	$25,024,676	$25,951,575	$24,895,071	$25,383,713	$29,041,999	$49.58
Total Operating Expenses	$9,893,125	$10,202,066	$9,745,706	$9,856,330	$10,454,780	$17.85
Net Operating Income	$15,131,552	$15,749,509	$15,149,365	$15,527,384	$18,587,219	$31.73
TI/LC	$0	$0	$0	$0	$890,162	$1.52
Capital Expenditures	$0	$0	$0	$0	$117,152	$0.20
Net Cash Flow	$15,131,552	$15,749,509	$15,149,365	$15,527,384	$17,579,905	$30.01
Occupancy %	81.8%	85.3%	91.7%	96.1%	94.5%
NOI DSCR	1.40x	1.46x	1.40x	1.44x	1.72x
NCF DSCR	1.40x	1.46x	1.40x	1.44x	1.63x
NOI Debt Yield	8.4%	8.7%	8.4%	8.6%	10.3%
NCF Debt Yield	8.4%	8.7%	8.4%	8.6%	9.8%
Average Annual Rent PSF(4)	$40.07	$41.69	$38.56	$37.11	$44.79

(1)
Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $416,786 of contractual rent increases through October 31, 2014. In addition, 10 new and one expanding tenants totaling 83,161 SF, have executed leases that will contribute approximately $3.99 million of additional revenue through rent, CAM and real estate tax recoveries. These new tenants include L.A. Fitness, Uniqlo an expansion of Apple, Blue C Sushi, La Baguette, Chipotle, Things Remembered, Body Jewlz, Got Sleep?, Kiehl’s, and Fully Laced. No portion of the rents associated with these new tenants is reflected in the 8/31/2013 TTM results. The space leased to these new tenants was generally either leased to temporary tenants, did not contribute to historical Base Rent, or was vacant.

(2)
Other income includes miscellaneous income of $27,703, specialty leasing income of $2,127,045, including temporary tenants and kiosks, plus other rental income of $254,717. Underwritten Other Income includes specialty leasing, partnership marketing and additional income.

(3)	Historical Credit Loss is a bad debt assumption based on 0.25% of total revenues.

(4)
Average Annual Rent PSF is based on historical financial information and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps as described in note 1 above. The SF for the calculation is approximately 408,542 for the TTM period, 388,979 SF for 2012, 362,671 SF for 2011 and 350,881 SF for 2010. The calculations exclude the 160,505 SF Nordstrom, which does not pay a base rent.

Escrows and Reserves.  During a Trigger Period (as defined below), the Stonestown Galleria Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Stonestown Galleria Borrower maintains insurance under an acceptable blanket insurance policy).  The Stonestown Galleria Borrower is also required, during the continuance of a Trigger Period, to (a) make monthly deposits of $9,541 into a replacement reserve account, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve account exceeds $114,491; and (b) make monthly deposits of $22,032 into a TI/LC reserve account, provided that such deposits are not required at any time that the amount then on deposit in the TI/LC reserve account exceeds $264,379.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Stonestown Galleria Mortgage Loan.  The Stonestown Galleria Mortgage Loan has springing cash management.  Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Stonestown Galleria Borrower.  During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Stonestown Galleria Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves”, (iii) to fund, after the occurrence and during the continuance of an event of default (but provided lender has not initiated any judicial action to foreclose or have a receiver appointed), an operating account in an amount up to 110% of the lender-approved budgeted capital expenditures and lender approved budgeted operating expenses and (iv) to disburse any excess to Stonestown Galleria Borrower; provided that if an event of default has occurred and is continuing, then the remainder will be remitted to an account to be held by the mortgagee as additional security for the Stonestown Galleria Mortgage Loan.

A “Trigger Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.25x for the immediately preceding 12 month period and continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding 12 month period is equal to or greater than 1.25x.

Property Management.  The Stonestown Galleria Property is managed by the Stonestown Galleria Borrower and/or affiliates. There is no property management contract in place.

Secured Indebtedness.  The Stonestown Galleria Serviced Companion Loan was originated by MSMCH on September 30, 2013 and is evidenced by one note (Note A-2) with an original and Cut-off Date balance of $50,000,000. The current holder of the Stonestown Galleria Serviced Companion Loan is MSMCH. The note evidencing the Stonestown Galleria Serviced Companion Loan accrues interest at the same rate as the Stonestown Galleria Mortgage Loan. The Stonestown Galleria Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Stonestown Galleria Serviced Companion Loan, as and to the extent described under “—Description of the Mortgage Pool—The A/B Whole Loans and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Stonestown Galleria

the Loan Pairs—The Stonestown Galleria Loan Pair” in the free writing prospectus.  The Stonestown Galleria Serviced Companion Loan is expected to be contributed to a future securitization trust. The holders of the Stonestown Galleria Mortgage Loan and the Stonestown Galleria Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Stonestown Galleria Loan Pair.  The Stonestown Galleria Mortgage Loan will generally represent the controlling interest in the Stonestown Galleria Loan Pair and the Stonestown Galleria Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Stonestown Galleria Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity.  A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 53.77% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt service coverage ratio less than 1.68x, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect ownership interests in the Stonestown Galleria Borrower, (iv) the mezzanine lender (A) shall either (1) be an entity which satisfies the definition of a “Qualified Pledgee” (as set forth in the loan documents for the Stonestown Galleria Mortgage Loan) or (2) be an entity for which the Stonestown Galleria Borrower obtains a rating agency confirmation and (B) shall enter into an intercreditor agreement reasonably acceptable to the lender under the Stonestown Galleria Mortgage Loan, (v) the term of the mezzanine loan is co-terminous with the Stonestown Galleria Mortgage Loan or the mezzanine loan is freely prepayable without premium or penalty after the maturity date for the Stonestown Galleria Mortgage Loan, and all other terms and provisions of the mezzanine loan, including the loan documents, are acceptable to the lender under the Stonestown Galleria Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price acceptable to the lender under the Stonestown Galleria Mortgage Loan and (vii) Stonestown Galleria Borrower shall deliver, if required by the lender under the Stonestown Galleria Mortgage Loan, a rating agency confirmation as to the Permitted Mezzanine Financing and a updated substantive non-consolidation legal opinion.

Terrorism Insurance.  Generally, the insurance policies maintained by the Stonestown Galleria Borrower are required to cover losses resulting from acts of terrorism or other similar acts or events (or “fire following”).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Stonestown Galleria Borrower is required to maintain, and the lender will be required to accept, terrorism insurance as described above which covers “covered acts” (as defined by such statute or other program), so long as such statute or other program covers both domestic and foreign acts of terrorism, but in such event the Stonestown Galleria Borrower will not be required to pay annual insurance premiums in excess of two times the then current premium for comprehensive “special perils” insurance on the Stonestown Galleria Property and business income insurance (without giving effect to the cost of the earthquake insurance or terrorism insurance components of such policies) and allocable to the Stonestown Galleria Property based on market rates, provided the Stonestown Galleria Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap.

Expansion, Release and Substitution of Property.  Provided no event of default under the Stonestown Galleria Loan Pair has occurred and is continuing, the Stonestown Galleria Borrower may (x) acquire one or more parcels of land, together with any improvements located thereon, constituting an integral part of or adjoining or proximately located near the Stonestown Galleria Mortgaged Property (other than in connection with a substitution) (such parcel, an “Expansion Parcel”), (y) obtain a release from the lien of the mortgage of (1) one or more parcels (including “air rights” parcels) or outlots, (2) acquired Expansion Parcels referred to in clause (x) above, (3) that certain medical office parcel described under “—The Mortgage Property” above or (4) that certain United Artists Theatre parcel described under “—The Mortgage Property” above, which parcels referred to in this clause (y) are transferred to a third party other than a subsidiary of Stonestown Galleria Borrower, or (z) obtain a release of a portion of the Stonestown Galleria Property in connection with the acquisition and encumbrance of a parcel of real property to be substituted which is reasonably equivalent in value to the parcel to be released and which is at or adjacent to the Stonestown Galleria Property as established by a letter of value (but not an entire appraisal) provided by Stonestown Galleria Borrower from the appraiser which appraised the Stonestown Galleria Property in connection with the origination of the Stonestown Galleria Mortgage Loan or an appraiser of comparable experience selected by Stonestown Galleria Borrower, so long as, amongst other conditions, (i) with respect to any release referred to in clause (y), (A) other than a release of the medical office parcel or theatre parcel, such parcel is not necessary for the operation or use of the Stonestown Galleria Mortgaged Property for its then current use and may be readily separated from the Stonestown Galleria Property without a material diminution in the value of the Stonestown Galleria Property and (B) other than a release of the medical office parcel or theatre parcel or an acquired Expansion Parcel, such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (ii) with respect to any release referred to in clause (z), such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, and (iii) with respect to any release referred to in clause (y) or substitution referred to in clause (z), Stonestown Galleria Borrower obtains a rating agency confirmation for such release or substitution.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Mortgage Loan No. 2 – The Mall at Chestnut Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Mortgage Loan No. 2 – The Mall at Chestnut Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Mortgage Loan No. 2 – The Mall at Chestnut Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Mortgage Loan No. 2 – The Mall at Chestnut Hill

The Mall at Chestnut Hill
199 Boylston Street
Chestnut Hill, MA 02467
Arlington
Medford
Belmont
Somerville
CAMBRIDGE
Watertown
Waltham
MIDDLESEX COUNTY
NEWTON
Newtonville
Auburndale
Newton Centre
Chestnut Hill
Waban
Brighton
Allston
Brookline
Newton Highlands
Wellesley
Needham
NORFOLK COUNTY
BOSTON
Jamaica Plain
West Roxbury
Roslindale
SUFFOLK COUNTY
Dedham
Milton
Spy Pond
Fresh Pond
Lower Mystic Lake
Charles River
Chestnut Hill Reservoir
Massachusetts Turnpike
Massachusetts Ave.
Concord Ave.
Broadway
Beacon St.
River St.
Mt. Auburn St.
N. Beacon St.
Watertown St.
Commonwealth Ave.
Boylston St.
Washington St.
Worcester St.
Highland Ave.
Kendrick St.
Central St.
Webster St.
Hammond Pond Pkwy.
Newton St.
VFW Pkwy.
Needham St.
Market St.
Centre St.
MBTA LOWELL LINE
RED LINE
GREEN LINE
ORANGE LINE
MBTA FITCHBURG LINE
MBTA FRAMINGHAM-WORCESTER LINE
MBTA NEEDHAM BRANCH
MBTA ATTLEBORO/STOUGHTON LINE
Tufts University
Harvard University
Radcliffe College
Harvard Stadium
Mass. Institute of Technology
Boston University
Brandeis University
Boston College
St. Johns Seminary
Newbury College
Pine Manor College
Hellenic College
Mount Ida College
Olin College
Simmons Coll.
Harvard Medical School
Brigham and Women's Hospital
Newton-Wellesley Hospital
Lawrence Mem. Hospital
Beth Israel Deaconess Hosp - Needham
Fresh Pond Mall
Arsenal Mall
Arsenal Ctr. for The Arts
Arnold Arboretum
Franklin Park
Cutler Park
Stony Brook Reservation
Ridge Hill Reservation
Atlantic Ocean
Boston Harbor
Lynn
Peabody
Malden
Revere
Quincy
Weymouth
Dorchester
Mattapan
Hingham
Norwood
Westwood
Dover
Medfield
Lexington
Winchester
Melrose
Chelsea
Winthrop
Everett
Braintree
Randolph
Burlington
Woburn
Wakefield
Saugus
Nahant

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Mortgage Loan No. 2 – The Mall at Chestnut Hill

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	199 Boylston Street Chestnut Hill, MA 02467
Original Balance:	$120,000,000			General Property Type:	Retail
Cut-off Date Balance:	$120,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	11.8%			Net Rentable Area:	168,642 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$712
Borrower Name(s):	Mall at Chestnut Hill, LLC			Balloon/ARD Balance Per Unit/SF:	$712
Sponsor(s):	Simon Property Group, L.P.			Year Built/Year Renovated:	1974/2006
Mortgage Rate:	4.687%			Title Vesting:	Fee
Note Date:	10/17/2013			Property Manager:	Simon Management Associates, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$15,699,768
IO Period:	120 months			UW Expenses:	$4,373,869
Original Term to Maturity or ARD:	120 months			UW NOI:	$11,325,900
Seasoning:	1 month			UW NCF:	$10,852,665
Original Amortization Term:	0 months			UW NOI DSCR:	1.99x
Loan Amortization Type:	Full IO			UW NCF DSCR:	1.90x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.0%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity(1):	9.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$11,046,002 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$10,819,257 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$10,456,192 (12/31/2011)
Reserves(1)				Appraised Value:	$235,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/23/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	51.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	51.1%
Recurring Replacements:	$0	Springing	$84,336	Occupancy Rate (As of)(2):	96.5% (9/30/2013)
TI/LC:	$0	Springing	$1,446,372	2nd Most Recent Occupancy (As of):	87.3% (12/31/2012)
				3rd Most Recent Occupancy (As of):	90.4% (12/31/2011)
				4th Most Recent Occupancy (As of):	88.4% (12/31/2010)
				5th Most Recent Occupancy (As of):	89.9% (12/31/2009)
				6th Most Recent Occupancy (As of):	94.7% (12/31/2008)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Occupancy Rate includes three new tenants with executed leases. These tenants,  totaling 6.9% of net square footage, are scheduled to open and begin paying rent on or before January, 2014. The Occupancy Rate reflects non-temporary in-line tenants only.

The Mall at Chestnut Hill Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (“The Mall at Chestnut Hill Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $120,000,000 and is secured by a first priority fee mortgage encumbering 168,642 SF of the approximately 465,895 SF regional mall known as The Mall at Chestnut Hill (“The Mall at Chestnut Hill Property”). The proceeds of The Mall at Chestnut Hill Mortgage Loan were used to finance the purchase of the fee interest encumbering The Mall at Chestnut Hill Property for approximately $126.0 million.

The Mall at Chestnut Hill Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Mall at Chestnut Hill Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of November 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Mall at Chestnut Hill Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

The Borrower and the Sponsor.  The Mall at Chestnut Hill borrower is Mall at Chestnut Hill, LLC, a Delaware limited liability company with two independent directors (“The Mall at Chestnut Hill Borrower”). Mall at Chestnut Hill, LLC is indirectly majority owned by the sponsor of The Mall at Chestnut Hill Mortgage Loan, which is Simon Property Group, L.P., a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 326 retail real estate properties comprising approximately 241 million SF of gross leasable area in North America, Europe and Asia. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2012, Simon Property Group, Inc. reported revenue of approximately $4.9 billion and net income of approximately $1.7 billion. Simon Property Group, Inc. is currently rated “A-” by Fitch, “A3” by Moody’s and “A” by S&P.

The Mortgaged Property.  The Mall at Chestnut Hill Property consists of 168,642 SF of the approximately 465,895 SF regional mall known as The Mall at Chestnut Hill, located in Chestnut Hill, Massachusetts. The Mall at Chestnut Hill Property was built in 1974 and renovated in 2006 on a 15.13-acre parcel at the northeast quadrant of the intersection of Hammond Pond Parkway and Boylston Street (State Route 9), a heavily traveled four-lane divided thoroughfare with an estimated average daily traffic count of approximately 43,804 vehicles.

As of September 30, 2013, The Mall at Chestnut Hill Property was 96.5% occupied by approximately 51 tenants, and The Mall at Chestnut Hill, including both collateral and non-collateral space, was 98.1% leased or otherwise occupied. The average historical occupancy at The Mall at Chestnut Hill, including both collateral and non-collateral space, over the past three years is 95.9%. Major tenants include: Crate & Barrel, Brooks Brothers, Banana Republic, The Cheesecake Factory and J. Crew. The Mall at Chestnut Hill also includes shadow anchors Bloomingdale’s and Bloomingdale’s Fashion, which are not part of the collateral. The reported trailing 12 month period ended September 2013 in-line comparable sales were approximately $781 PSF, which represents an occupancy cost of 12.7%. The reported year end in-line comparable 2012 and 2011 sales were approximately $815 and $742 PSF, respectively.

There are currently no plans for renovation, improvement or development of The Mall at Chestnut Hill Property.

Major Tenants.

Crate & Barrel (13,253 SF, 7.9% of NRA, 5.3% of underwritten base rent). Crate & Barrel occupies 13,253 SF at The Mall at Chestnut Hill Property under a lease expiring on January 31, 2014. The lease provides for a rental rate of $34.71 PSF. Founded in 1962 and headquartered in Northbrook, Illinois, Crate & Barrel a leading home furnishings retailer providing international household goods, furniture and home accessories in the United States. Crate & Barrel operates as a subsidiary of the Otto Group. Crate & Barrel offers approximately 8,000 different products through catalogues, online and 153 stores across the United States. As of the fiscal year end 2013, Crate & Barrel reported revenue of over €1.0 billion. Crate & Barrel reported sales at The Mall at Chestnut Hill Property of $294 PSF for the trailing 12 month period ended September 2013.

Brooks Brothers (9,699 SF, 5.8% of NRA, 5.6% of underwritten base rent). Brooks Brothers occupies 9,699 SF at The Mall at Chestnut Hill Property under a 10-year lease expiring on August 31, 2016. In the event the landlord’s relocation of the tenant’s space is unacceptable to such tenant, such tenant will have the right to terminate its lease upon 30 days written notice. The lease provides for a rental rate of $50.00 PSF. Founded in 1818 and headquartered in New York, New York, Brooks Brothers is the nation’s oldest clothing retailer with than 200 stores throughout the United States and Canada and more than 130 locations internationally. Brooks Brothers is unrated. Brooks Brothers reported sales at The Mall at Chestnut Hill Property of $425 PSF for the trailing 12 month period ended September 2013.

Banana Republic (8,557 SF; 5.1% of NRA, 7.7% of underwritten base rent). Banana Republic occupies 8,557 SF at The Mall at Chestnut Hill Property under an 10-year lease expiring on August 31, 2017. The lease provides for a rental rate of $78.75 PSF. Founded in 1978 and headquartered in Grove City, Ohio, Banana Republic is a retailer of apparel, shoes, and accessories for men and women in the United States and internationally. Banana Republic operates as a subsidiary of Gap, Inc. (“Gap”). Founded in 1969 and headquartered in San Francisco, California, Gap (NYSE: GPS) offers apparel, accessories, and personal care products for men, women, children, and babies under the Gap, Old Navy, Banana Republic, Piperlime and Athleta brand names. In addition, Gap offers its products through catalogs, as well as through company-owned websites and unaffiliated franchisees across the globe. Gap is rated “BBB-” by Fitch, “Baa3” by Moody’s and “BBB-” by S&P. Banana Republic reported sales at The Mall at Chestnut Hill Property of $425 PSF for the trailing 12 month period ended September 2013.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

The following table presents a summary regarding major tenants at The Mall at Chestnut Hill Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration(4)	9/31/2013 TTM Sales PSF	Occupancy Cost as a % of Sales
Non-collateral Anchors
Bloomingdale’s	BBB/Baa3/BBB	117,720	NAP	$0	NAP	NAP	NAV	NAV	NAP
Bloomingdale’s Fashion	BBB/Baa3/BBB	179,533	NAP	$0	NAP	NAP	NAV	NAV	NAP
Subtotal		297,253

Major Tenants
Crate & Barrel	NR/NR/NR	13,253	8%	$460,000	5%	$34.71	1/31/2014	$294	17.8%
Brooks Brothers	NR/NR/NR	9,699	6%	$484,950	6%	$50.00	8/31/2016	$425	21.1%
Banana Republic	BBB-/Baa3/BBB-	8,557	5%	$673,864	8%	$78.75	8/31/2017	$425	27.9%
The Cheesecake Factory	NR/NR/NR	8,115	5%	$282,030	3%	$34.75	11/30/2033	NAP	NAP
J. Crew	NR/B2/B	7,630	5%	$322,978	4%	$42.33	1/31/2023	$646	13.7%
Subtotal/Wtd. Avg.		47,254	28%	$2,223,822	25%	$47.06

Other Tenants		103,998	62%	$6,510,522	75%	$62.60
Vacant Space		17,390	10%	0%	0%	$0.00
Collateral – Total/Wtd. Avg.		168,642	100%	$8,734,344	100%	$57.75
Whole Property – Total		465,895

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annualized Underwritten Base Rent PSF excludes vacant space.

(4)
In addition to certain lease termination right described above for Brooks Brothers, these tenants have termination rights that are triggered in the event that (i) the gross sales for such tenant are less than a certain cancellation threshold in a designated lease year, (ii) a certain percentage of gross leasable space of the shopping center is not leased to tenants that are open for business, (iii) a certain number of required tenants are not open for business and/or (iv) the landlord’s relocation of the tenant’s space is unacceptable to such tenant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

The following table presents certain information relating to the lease rollover at The Mall at Chestnut Hill Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,125	$40.00	1%	1%	$45,000	1%	1%
2013	2	2,564	$69.91	2%	2%	$179,258	2%	3%
2014	2	16,253	$39.29	10%	12%	$638,500	7%	10%
2015	3	7,499	$79.29	4%	16%	$594,565	7%	17%
2016	7	20,895	$57.51	12%	29%	$1,201,598	14%	30%
2017	4	12,808	$85.50	8%	36%	$1,095,119	13%	43%
2018	1	1,209	$90.00	1%	37%	$108,810	1%	44%
2019	3	13,393	$67.11	8%	45%	$898,871	10%	55%
2020	0	0	$0.00	0%	45%	$0	0%	55%
2021	1	1,199	$106.09	1%	46%	$127,202	1%	56%
2022	10	25,204	$65.40	15%	61%	$1,648,399	19%	75%
2023 & Beyond	13	49,103	$44.74	29%	90%	$2,197,022	25%	100%
Vacant	0	17,390	$0.00	10%	100%	$0	0%	100%
Total/Wtd. Avg.	47	168,642	$57.75	100%		$8,734,344	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Mall at Chestnut Hill Property is located in Chestnut Hill, Middlesex County, Massachusetts, approximately seven miles west of downtown Boston, within the Boston-Worcester, Massachusetts core based statistical area (“Boston CBSA”). The Mall at Chestnut Hill Property is situated on the northeast quadrant of the intersection of Hammond Pond Parkway and Boylston Street (State Route 9), a four-lane divided thoroughfare with an estimated average daily traffic count of approximately 43,804 vehicles. The location of The Mall at Chestnut Hill Property offers access to Interstate 95/Route 128, which serves as the inner beltway linking the inner suburban communities of the Boston CBSA and in turn provides regional access to Interstate 90.

The Boston CBSA had an estimated 2012 population of approximately 5.0 million, which grew at a compound annual average rate of 0.4% from 2002 to 2012, and is projected to grow to approximately 5.2 million by 2017. As of May 2013, the unemployment rate in the Boston CBSA was approximately 5.9%, compared to the June 2013 U.S. unemployment rate of approximately 7.7%. The 2013 estimated population within a three-, five- and 10-mile radius of The Mall at Chestnut Hill Property was 170,148, 600,403 and 1,609,042, respectively. The 2013 estimated average household income within a three-, five- and 10-mile radius of The Mall at Chestnut Hill Property was $127,775, $102,127 and $98,408, respectively.

Employment in the Boston CBSA is concentrated in education and health services, professional and business services and trade, transportation and utilities. Harvard University (15,278 employees), Massachusetts General Hospital (14,207 employees), Bringham & Woman’s Hospital (11,607 employees), Boston University (9,301 employees) and Children’s Hospital Boston (7,603 employees) are the five largest employers in the Boston CBSA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Comparable properties to The Mall at Chestnut Hill Property are shown in the charts below:

Competitive Property Summary
Property	Address	Distance to Subject	Year Built/Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Sales PSF
Natick Collection	127 Worcester Street Natick, MA	8.3 miles West	1966/1994 & 2007	1,692,059	Lord & Taylor; Macy’s Neiman Marcus Sears; Nordstrom	90%	$500
South Shore Plaza	250 Granite Turnpike Braintree, MA	10.0 miles Southeast	1961/1997	1,161,096	Lord & Taylor Macy’s; Sears Nordstrom	97%	$700
Legacy Place	680 Legacy Place Dedham, MA	6.5 miles South	2009/NAP	575,248	LL Bean; Kings Showcase Cinema de Lux Whole Foods	95%	$450
Burlington Mall	75 Middlesex Turnpike Burlington, MA	11.0 miles North	1968/1996	1,317,061	Macy’s; Lord & Taylor Sears; Crate & Barrel Nordstrom	97%	$750
CambridgeSide Galleria	100 Cambridgeside Place Cambridge, MA	5.8 miles Northeast	1991/NAP	636,847	Best Buy; H&M Macy’s; Macy’s Home Sears	96%	$550
Copley Place	2 Copley Place Boston, MA	5.0 miles East	1984/NAP	385,645	Neiman Marcus	98%	$870
The Shops at Prudential	800 Boylston Street Boston, MA	5.0 miles East	1993/NAP	522,903	Lord & Taylor Saks Fifth Avenue	98%	-

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Mall at Chestnut Hill Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 9/30/2013	UW	UW PSF
Gross Potential Rental Income	$9,467,116	$8,947,748	$8,463,886	$8,459,363	$9,777,039	$57.98
Percentage Rent	$61,323	$104,462	$145,369	$100,993	$19,000	$0.11
Expense Reimbursements	$4,565,402	$5,000,858	$5,919,258	$6,222,383	$6,996,914	$41.49
Temporary Tenants	$373,423	$399,445	$417,350	$414,148	$398,201	$2.36
Other Income	$117,152	$234,070	$218,503	$206,714	$214,505	$1.27
Less Vacancy & Credit Loss	$98,401	$102,650	($19,116)	$35,563	($1,705,890)	(10.16%)
Effective Gross Income	$14,682,817	$14,789,233	$15,145,250	$15,439,164	$15,699,768	$93.10
Total Operating Expenses	$3,980,282	$4,333,041	$4,328,993	$4,393,162	$4,373,869	$25.94
Net Operating Income	$10,702,535	$10,456,192	$10,816,257	$11,046,002	$11,325,900	$67.16
TI/LC	$0	$0	$0	$0	$431,074	$2.56
Capital Expenditures	$0	$0	$0	$0	$42,161	$0.25
Net Cash Flow	$10,702,535	$10,456,192	$10,816,257	$11,046,002	$10,852,665	$64.35

Occupancy %	88.4%	90.4%	87.3%	96.5%	89.8%
NOI DSCR	1.88x	1.83x	1.90x	1.94x	1.99x
NCF DSCR	1.88x	1.83x	1.90x	1.94x	1.90x
NOI Debt Yield	8.9%	8.7%	9.0%	9.2%	9.4%
NCF Debt Yield	8.9%	8.7%	9.0%	9.2%	9.0%
Average Annual Rent PSF(2)	$56.14	$53.06	$50.19	$50.16	$57.98

(1)	Historical statements have been adjusted to exclude ground lease payments.

(2)	Average Annual Rent PSF is based on historical financials and end of year property occupancy rates.

Escrows and Reserves. During a Reserve Period (as defined below), The Mall at Chestnut Hill Borrower is required to deposit 1/12th of the estimated taxes monthly and 1/12th of the estimated insurance premiums monthly (unless The Mall at Chestnut Hill Property is part of a “blanket policy” acceptable to the lender), $40,177 for TI/LC reserves monthly (the total TI/LC reserve is capped at $1,446,372) and $3,514 for replacement reserves monthly (the total replacement reserves is capped at $84,336). During a Reserve Period, The Mall at Chestnut Hill Borrower, in lieu of making monthly TI/LC and replacement reserve deposits, may provide a guaranty in the amount of $1,530,708 in addition to all amounts incurred by the lender to enforce the guaranty. The Mall at Chestnut Hill Borrower also provided a guaranty in the amount of $514,793 for certain tenants that have executed leases, but have yet to commence paying rent. A “Reserve Period” will generally commence when the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.25x for two consecutive quarters and end on the date the debt service coverage ratio for the preceding four calendar quarters equals or exceeds 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Mall at Chestnut Hill Mortgage Loan. The Mall at Chestnut Hill Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept on each Wednesday to an account designated by The Mall at Chestnut Hill Borrower. During a Cash Sweep Period, funds are swept on each scheduled payment date to the lender’s cash management account. The Mall at Chestnut Hill Borrower will be required to deposit all excess cash with respect to The Mall at Chestnut Hill Mortgage Loan to be held by the lender as additional security for The Mall at Chestnut Hill Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence on the earlier of (i) the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.15x for two consecutive calendar quarters or (ii) the continuance of an event of default. A Cash Sweep Period will generally end when the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.15x for the immediately preceding two calendar quarters or when the applicable default is cured.

Property Management. The Mall at Chestnut Hill Property is managed by Simon Management Associates, LLC, an affiliate of The Mall at Chestnut Hill Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Terrorism Insurance.  The Mall at Chestnut Hill Borrower is required pursuant to The Mall at Chestnut Hill Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Mall at Chestnut Hill Property provided that such insurance policy may have a deductible of up to $5,000,000.

Release of Property.  Provided no event of default has occurred and is continuing, The Mall at Chestnut Hill Borrower is permitted to (i) make transfers of immaterial or non-income producing portions of The Mall at Chestnut Hill Property to governmental authorities for dedication or public use, including,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	The Mall at Chestnut Hill

without limitation, portions of The Mall at Chestnut Hill Property’s “ring road,” (ii) make transfers of such parcels to third parties or affiliates of The Mall at Chestnut Hill Borrower, including owners of out parcels and department store pads, pads for office buildings, hotels or other properties, and (iii) dedicate portions of The Mall at Chestnut Hill Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, subject to the satisfaction of certain requirements and conditions set forth in The Mall at Chestnut Hill Mortgage Loan documents, including, but not limited to, the requirement that such transfer does not cause the securitization to fail to qualify as a REMIC trust.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

Mortgage Loan No. 3 – Residence Inn by Marriott Philadelphia

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

Mortgage Loan No. 3 – Residence Inn by Marriott Philadelphia

Residence Inn by Marriott Philadelphia
1319-1325 Market Street
Philadelphia, PA 19107
PHILADELPHIA
Brewerytown
Fairmount
FAIRMOUNT PARK
Spring Garden
Center City
Chinatown
Rittenhouse
Southwest Center City
South Philadelphia
Grays Ferry
Society Hill
South Street
Drexel University
University of Pennsylvania
Philadelphia Museum of Art
Eastern State Penitentiary Natl. Historic Landmark
Free Library of Philadelphia
Franklin Institute
Logan Square
Community College of Philadelphia
Pennsylvania Convention Center
Reading Terminal Market
City Hall
Independence Natl. Historic Park
Washington Square
Schuylkill River
Schuylkill Expwy
Vine Street Expwy
Philadelphia Intl. Airport 7 miles
To Ben Franklin Bridge, NJ
PENNSYLVANIA
NEW JERSEY
CAMDEN

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

Mortgage Loan No. 3 – Residence Inn by Marriott Philadelphia

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	1319-1325 Market Street Philadelphia, PA 19107
Original Balance:	$45,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$44,949,811			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.4%			Number of Rooms:	290 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$154,999
Borrower Name(s):	Granite Penn Square LLC			Balloon/ARD Balance Per Unit/SF:	$129,465
Sponsor:	GHC Properties, Inc.			Year Built/Year Renovated:	1930/2002
Mortgage Rate:	5.40%			Title Vesting:	Fee
Note Date:	11/1/2013			Property Manager:	Residence Inn by Marriott, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$13,270,596
IO Period:	None			UW Expenses:	$8,661,489
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,609,107
Seasoning:	1 month			UW NCF:	$4,078,283
Original Amortization Term:	360 months			UW NOI DSCR:	1.52x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.34x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.3%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,585,891 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,236,746 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,162,492 (12/31/2011)
Reserves(1)				Appraised Value:	$63,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/5/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.8%
FF&E:	$0	Springing	NAP	Occupancy Rate (As of):	77.3% (9/30/2013)
Achievement Reserve(2):	$5,000,000	$0	NAP	2nd Most Recent Occupancy (As of):	82.5% (12/31/2012)
PIP(3):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	82.0% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	At closing lender collected $5,000,000 for the “Achievement Reserve” as described in “—Escrows and Reserves” below.

(3)	Future PIP Reserve will spring as described in “—Escrows and Reserves” below.

Residence Inn by Marriott Philadelphia Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “Residence Inn by Marriott Philadelphia Mortgage Loan”) is evidenced by a note in the original principal amount of $45,000,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Residence Inn by Marriott Philadelphia in Philadelphia, Pennsylvania (the “Residence Inn by Marriott Philadelphia Property”). The proceeds of the Residence Inn by Marriott Philadelphia Mortgage Loan were used to refinance existing debt of approximately $27,600,000.  Additionally, $5,000,000 of proceeds were deposited into an Achievement Reserve at closing.

The Residence Inn by Marriott Philadelphia Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Residence Inn by Marriott Philadelphia Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of November 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Residence Inn by Marriott Philadelphia Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

The Borrower and the Sponsor.  The borrower is Granite Penn Square LLC, a single-purpose Delaware limited liability company (the “Residence Inn by Marriott Philadelphia Borrower”), with one independent member. The Residence Inn by Marriott Philadelphia Mortgage Loan sponsor and nonrecourse carve-out guarantor is GHC Properties, Inc. (the “Sponsor”), an entity under the control of Harry Gross.

Mr. Gross is an experienced real estate developer and manager with over 35 years of experience, primarily in the New York area. His real estate portfolio currently consists of five hotels totaling 1,675 rooms, six commercial properties totaling 352,500 SF, two parking garages totaling 270 spaces, and a 232 unit multifamily property.

The Mortgaged Property.  The Residence Inn by Marriott Philadelphia Property is a 290-room, full service, hospitality property located in the Philadelphia, Pennsylvania central business district, directly across from City Hall. The Residence Inn by Marriott Philadelphia Property was built as an office building in 1930, purchased by the Sponsor in 2000, and fully converted into a hospitality property in 2002. Amenities include a breakfast/cocktail area, meeting rooms, fitness center, business center, guest laundry, and Harry’s Bar & Grill, a full service restaurant. The first and second floors house common areas, with the third through 26th floors dedicated to guest rooms. Guest rooms received various upgrades in 2010 including new painting, window treatments, chairs, sofas, and lighting. Standard rooms feature either one king- or queen-size bed or two queen-size beds. In September 2013, a renovation was completed converting larger suites into smaller rooms as well as converting the penthouse suite into five suites for a total addition of 21 rooms.

In addition, the Residence Inn by Marriott Philadelphia Property has a ground floor retail and parking component. The retail portion consists of 5,600 SF, and is leased to five tenants, including Dunkin Donuts and 7-Eleven. The parking structure is fully leased to a third party operator.

Demand at the Residence Inn by Marriott Philadelphia Property is 50% commercial, 25% meeting and group and 25% leisure.

More specific occupancy and rate information about the Residence Inn by Marriott Philadelphia Property is set forth in the table below:

The Residence Inn by Marriott Philadelphia Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn by Marriott Philadelphia(1)			Penetration Factor(1)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.1%	$137.63	$108.90	82.3%	$137.55	$113.20	104.0%	99.9%	104.0%
2012	77.1%	$145.26	$111.96	82.4%	$149.04	$122.85	106.9%	102.6%	109.7%
TTM 9/30/2013	77.8%	$143.92	$111.93	77.3%	$154.00	$119.10	99.4%	107.0%	106.4%

Source: Industry Report

(1)
Residence Inn by Marriott Philadelphia reported occupancy, ADR and RevPAR figures based on a 380-day year.  The occupancy, ADR and RevPAR figures shown in the table above were normalized to match the convention used for the competitive set for comparison purposes.  Penetration Factor figures are also based on the normalized figures.

The Market.  The Residence Inn by Marriott Philadelphia Property is located in the Philadelphia, Pennsylvania central business district. The competitive set consists of five hotels with a total of 1605 rooms (including the Residence Inn by Marriott Philadelphia Property). The area immediately surrounding the Residence Inn by Marriott Philadelphia Property is largely centered around City Hall and the Pennsylvania Convention Center, the latter of which sits one block to the north and east of the Residence Inn by Marriott Philadelphia Property. Other improvements in the area include large office buildings, luxury multifamily projects, and an array of full service hotels.

The Residence Inn by Marriott Philadelphia Property’s commercial segment is largely driven by business people and guests associated with the local government. The meeting and group segment benefits from the Pennsylvania Convention Center which is the driving force behind the expansion of the lodging sector and contributes significantly to overall room night demand. The Pennsylvania Convention Center bookings contribute an average 500,000 – 600,000 room nights per year. The recently expanded convention center, the 14th largest in the nation, can accommodate two meetings at the same time. Demand generators for the leisure segment include the Independence Mall historical district, which features such notable tourist attractions as Independence Hall, the Liberty Bell, and Carpenter’s Hall.

Competing properties to the Residence Inn by Marriott Philadelphia Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Percentage Competitive	Year Built	Competitive Rooms	2012 Occupancy	2012 Occupancy Penetration	2012 ADR	2012 ADR Penetration	2012 RevPAR	2012 RevPAR Penetration
Residence Inn Philadelphia Center City	290	100%	2002	290	82%	105%	$149.52	100%	$123.29	105%
Courtyard Philadelphia Downtown	498	100%	1999	498	76%	97%	$160.00	107%	$121.60	104%
Embassy Suites Philadelphia Center City	288	100%	1990	288	79%	101%	$145.00	97%	$114.55	98%
Hampton Inn Philadelphia Convention Center	250	100%	2001	250	75%	96%	$135.00	90%	$101.25	87%
Hilton Garden Inn Philadelphia City Center	279	100%	2000	279	80%	102%	$148.00	99%	$118.40	101%
Total/Wtd. Avg.	1,605			1,605	78%		$149.42		$116.91

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn by Marriott Philadelphia Property:

Cash Flow Analysis
	2011	2012	TTM 9/30/2013	UW	UW per Room
Occupancy	82.0%	82.5%	77.3%	77.3%
Average Daily Rate	$137.38	$149.52	$154.00	$154.00
RevPAR	$112.65	$123.35	$119.10	$119.04

Rooms Revenue	$11,065,350	$12,138,135	$12,357,914	$12,600,596	$43,450
Food & Beverage Revenue	$109,499	$130,829	$109,329	$120,000	$414
Other Income	$282,068	$433,629	$531,562	$550,000	$1,897
Total Revenue	$11,456,917	$12,702,593	$12,998,806	$13,270,596	$45,761
Total Expenses	$7,294,425	$7,465,847	$8,412,915	$8,661,489	$29,867
Net Operating Income	$4,162,492	$5,236,746	$4,585,891	$4,609,107	$15,893
FF&E	$452,864	$498,831	$541,082	$530,824	$1,830
Net Cash Flow	$3,709,628	$4,737,915	$4,044,809	$4,078,283	$14,063
NOI DSCR	1.37x	1.73x	1.51x	1.52x
NCF DSCR	1.22x	1.56x	1.33x	1.34x
NOI Debt Yield	9.3%	11.7%	10.2%	10.3%
NCF Debt Yield	8.3%	10.5%	9.0%	9.1%

Escrows and Reserves. At closing, lender deposited $5,000,000 of proceeds from the Residence Inn by Marriott Philadelphia Mortgage Loan into the Achievement Reserve. The funds in the Achievement Reserve will be released under the following conditions: (1) If the Underwritten Net Operating Income for the trailing 12-month period was equal to or greater than $4,300,000, and so long as (i) no event of default is continuing, (ii) a Cash Management Period is not otherwise continuing and (iii) the Residence Inn by Marriott Philadelphia Property management agreement remains in full force and effect (collectively, the “Additional Release Conditions”), lender shall disburse to the Residence Inn by Marriott Philadelphia Borrower all funds in the Achievement Reserve in excess of $2,500,000, and (2) If the Underwritten Net Operating Income for the trailing 12-month period was equal to or greater than $4,550,000, then so long as the Additional Release Conditions are satisfied, lender shall disburse to the Residence Inn by Marriott Philadelphia Borrower all funds remaining in the Achievement Reserve.

The property manager shall collect on a monthly basis an amount equal to not less than 1/12th of 4% of the gross revenues from the prior calendar year, provided that such monthly amount shall be $42,086 through March 1, 2014.  Taxes and insurance premiums will be paid directly by the property manager.  Lender may require an FF&E Reserve, a Tax Reserve and/or an Insurance Reserve upon a termination of the management agreement with the property manager or, in the case of the tax and insurance reserve, the property manager fails to pay taxes or insurance premiums when due.

In addition, upon the occurrence of an Inn Property Management/Franchise Agreement Cash Management Trigger Event (as described below), all excess cash flow will be deposited in a future PIP reserve account for the payment of costs and expenses related to any property improvement plan entered into in connection with a replacement property management agreement and/or franchise agreement.

An “Inn Property Management/Franchise Agreement Cash Management Trigger Event” means the earliest to occur of:

(a)	any termination or cancellation of the Residence Inn by Marriott Philadelphia Property management agreement, or, if applicable, termination or cancellation of any franchise agreement;

(b)	the date upon which the Residence Inn by Marriott Philadelphia Borrower discontinues to operate a “Residence Inn by Marriott” hotel at the Residence Inn by Marriott Philadelphia Property;

(c)
a material breach by the Residence Inn by Marriott Philadelphia Borrower of the Residence Inn by Marriott Philadelphia Property management agreement or, if applicable, the replacement franchise agreement or the failure by the Residence Inn by Marriott Philadelphia Borrower or property manager to comply with the terms and provisions of the Residence Inn by Marriott Philadelphia Property management agreement or, if applicable, the Residence Inn by Marriott Philadelphia Borrower or replacement franchisor to comply with the terms of the replacement franchise agreement, and such failure continues beyond any applicable notice and/or cure periods which would then allow such property manager to terminate the Residence Inn by Marriott Philadelphia Property management agreement or replacement franchisor to terminate the replacement franchise agreement; or

(d)	the date upon which the Residence Inn by Marriott Philadelphia Borrower enters into an agreement for the improvement of the Residence Inn by Marriott Philadelphia Property.

Lockbox and Cash Management.  A hard lockbox is in place for the Residence Inn by Marriott Philadelphia Loan with respect to the retail and garage portions of the Residence Inn by Marriott Philadelphia Property. With respect to the hotel portion of the Residence Inn by Marriott Philadelphia Property, the property manager, Residence Inn by Marriott, LLC, collects all revenue from operations, and after deductions for taxes, insurance premiums , operating expenses, certain management fees and other hotel related expenses, deposits the operating profit of the Residence Inn by Marriott Philadelphia Borrower into the lockbox account. The Residence Inn by Marriott Philadelphia Mortgage Loan has springing cash management. Provided a Cash Management Period (as defined below) has not commenced, there is no cash management. During the continuance of a Cash Management

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Residence Inn by Marriott Philadelphia

Period (so long as no event of default has occurred, in which case lender has discretion as to how funds in the lockbox account get applied), funds in the lockbox account are applied on each monthly payment date to pay taxes and insurance premiums (to the extent not paid by the property manager), to pay debt service on the Residence Inn by Marriott Philadelphia Mortgage Loan, to distribute to the Residence Inn by Marriott Philadelphia Property Borrower to pay monthly operating expenses not otherwise paid or reserved for and set forth in the annual budget or otherwise incurred by Residence Inn by Marriott Philadelphia Borrower in connection with the operation and maintenance of the Residence Inn by Marriott Philadelphia Property and approved by lender, and to distribute to the Residence Inn by Marriott Philadelphia Borrower to pay for capital expenditures not otherwise paid or reserved for and set forth in the annual budget or otherwise incurred by Residence Inn by Marriott Philadelphia Borrower in connection with the operation and maintenance of the Residence Inn by Marriott Philadelphia Property and approved by Lender. Any excess funds after application shall be deposited in a reserve to be held by the lender as additional security for the Residence Inn by Marriott Philadelphia Mortgage Loan to the extent such Cash Management Period (as defined below) is not cause by an Inn Property Management/Franchise Agreement Cash Management Trigger Event (in which case all such excess funds shall be remitted to a reserve account to pay for future property improvements).

A “Cash Management Period” shall commence:

(i)	upon the occurrence of an event of default, or

(ii)
if the debt yield falls below 8.5% and shall end if the Residence Inn by Marriott Philadelphia Property has achieved a debt yield greater than 8.5% for two  consecutive calendar quarters, as determined by Lender, or

(iii)	upon the occurrence of an Inn Property Management/Franchise Agreement Cash Management Trigger Event.

Property Management. The Residence Inn by Marriott Philadelphia Property is managed by Residence Inn by Marriott, LLC, a subsidiary of Marriott International.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Residence Inn by Marriott Philadelphia Property Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Residence Inn by Marriott Philadelphia Property.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

Mortgage Loan No. 4 – BWI Airport Marriott

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

Mortgage Loan No. 4 – BWI Airport Marriott

BWI Airport Marriott
1743 West Nursery Road
Linthicum, MD 21240
BALTIMORE
Downtown
Gwynns Falls Park
Edmondson
Franklin St.
West Baltimore
Hilton St.
Bloomingdale Rd.
Upton/Avenue Market
State Ctr/Cultural Ctr
Lexington Market
Charles Center
Univ Center/Baltimore St.
Shot Tower
Convention Center
Oriole Park at Camden Yards
Camden Station
Inner Harbor
M & T Bank Stadium
Hamburg St.
Uplands Park
Frederick Ave.
Wilkens Ave.
Carroll Park
Carroll Park Golf Course
Yale Heights
MARC TRAIN PENN LINE
MARC TRAIN CAMDEN LINE
Federal Hill
Riverside Park
Westport
Patapsco River
Harbor Hospital
Washington Blvd.
W. Patapsco Ave.
Morrell Park
Cherry Hill
Cherry Hill Park
Lansdowne
Baltimore-Washington Pkwy.
LIGHT RAIL
Patapsco
Rolling Road Golf Course
University of Maryland - Baltimore County
Catonsville
BALTIMORE COUNTY
Sulphur Spring Rd.
Arbutus
Halethorpe
Hollins Ferry Rd.
Baltimore Highlands
Throughway
Patapsco Valley State Park
Selford Rd.
St. Denis
Harbor Tunnel
Nursery Road
Belle Grove Rd.
Ilchester
Montgomery Rd.
Elkridge
North Linthicum
ANNE ARUNDEL COUNTY
Baltimore Beltway
Brooklyn Park
W. Nursery Rd.
Ridge Rd.
Linthicum
Andover Rd.
Andover Park
W. Ordnance Rd.
HOWARD COUNTY
MARC TRAIN CAMDEN LINE
BWI Marshall
BWI Business District
BWI Thurgood Marshall Airport
Ferndale
Wellham Ave.
North Glen Park
Centre at Glen Burnie
Dorsey Rd.
Dorsey
Stoney Run
Ridge Rd.
New Ridge Rd.
Baltimore/Washington International Thurgood Marshall Airport
Aviation Blvd.
Ritchie Hwy.
Cromwell/Glen Burnie
Dorsey Rd.
Annapolis Blvd.
Arundel Mills
Arundel Mills Blvd.
Harmans Rd.
Paul Pitcher Memorial Hwy.
Glen Burnie
Harundale Plaza
Washington, DC 26 miles
Severn
BALTIMORE
WASHINGTON D.C.
Towson
Pikesville
Owings Mills
Randallstown
Lochearn
Woodlawn
Ellicott City
Catonsville
Dundalk
Columbia
Elkridge
Glen Burnie
Chesapeake Bay
Olney
Savage
Severn
Riviera Beach
Laurel
Severna Park
Rockville
Wheaton
Silver Spring
Odenton
Arnold
Beltsville
Bowie
Annapolis
Bethesda
Seabrook
95
195
695
895
395
295
97
83
1
40
2
3
10
38
100
144
170
372
648

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

Mortgage Loan No. 4 – BWI Airport Marriott

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	1743 West Nursery Road Linthicum, MD 21240
Original Balance:	$37,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$37,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.7%			Number of Rooms:	309 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$121,359
Borrower Name(s):	Hibernia BWI Hotel LP			Balloon/ARD Balance Per Room:	$111,285
Sponsor:	Capital Hospitality			Year Built/Year Renovated:	1988/2007, 2013
Mortgage Rate:	4.520%			Title Vesting:	Fee
Note Date:	11/5/2013			Property Manager:	Marriott Hotel Services, Inc.
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2018			UW Revenues:	$18,452,949
IO Period:	None			UW Expenses:	$13,928,316
Original Term to Maturity or ARD:	60 months			UW NOI:	$4,524,633
Seasoning:	0 months			UW NCF:	$3,786,515
Original Amortization Term:	360 months			UW NOI DSCR:	1.98x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.66x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity:	11.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,540,283 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,014,939 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,401,939 (12/31/2011)
Reserves(1)				Appraised Value:	$60,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/28/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.2%
FF&E(2):	$0	$62,154	NAP	Occupancy Rate (As of):	75.2% (9/30/2013 TTM)
Roof Replacement:	$500,000	$0	NAP	2nd Most Recent Occupancy (As of):	77.9% (12/31/2012 TTM)
PIP:	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	78.5% (12/31/2011 TTM)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The FF&E reserve funds are held by the property manager.

The BWI Airport Marriott Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “BWI Airport Marriott Mortgage Loan”) is evidenced by a note in the original principal amount of $37,500,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the BWI Airport Marriott in Linthicum, Maryland (the “BWI Airport Marriott Property”).  The proceeds of the BWI Airport Marriott Mortgage Loan were used to refinance a previous loan of approximately $46,134,147 secured by the BWI Airport Marriott Property.

The BWI Airport Marriott Mortgage Loan has an initial and remaining term of 60 months. The BWI Airport Marriott Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of December 1, 2018. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The BWI Airport Marriott Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Hibernia BWI Hotel LP (the “BWI Airport Marriott Borrower”), a single-purpose Delaware limited liability company with two independent directors. The BWI Airport Marriott Borrower is 100% indirectly owned by Hibernia Worldwide Hotels, BV, a Netherlands based limited liability company and the nonrecourse carve-out guarantor (“Hibernia”). Hibernia is 50.1% indirectly owned by Kordal Corporation NV and 49.9% indirectly owned by Lloyds Banking Group PLC. Kordal Corporation is managed by Capital Hospitality Group NV, the sponsor (“Capital”). As of December 31, 2012, Hibernia reported assets of approximately 156.3 million euros and shareholder equity of 7,036,600 euros. Capital is a private, Netherlands based, investment fund focused on international hospitality assets.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

The Mortgaged Property.  The BWI Airport Marriott Property is a 309-room, full service, 10-story hospitality property located in Linthicum, Maryland, approximately one mile north of the Baltimore Washington International Thurgood Marshall Airport (“BWI Airport”) and eight miles southwest of downtown Baltimore. The BWI Airport Marriott Property improvements consist of two connected 10-story towers. The room mix includes 154 double rooms, 148 king rooms and seven suites. The BWI Airport Marriott Property was constructed in 1988, was substantially renovated between 2004 and 2007, and has had approximately $7.9 million of additional capital improvements since 2007, including the total renovation of the ballroom, meeting rooms, lobby and select room renovations. Most recently, the lobby, restaurant, other public space were renovated in 2013, while a room soft goods refurbishment occurred in late 2012 and early 2013 at a cost of approximately $3.4 million. The Champions Sports Bar is scheduled to be renovated and the tower roofs are scheduled to be replaced over the next 12 months.

In addition to its guest rooms, the BWI Airport Marriott Property contains approximately 15,404 SF of meeting space in eight rooms, including a 10,020 SF grand ballroom, an additional 2,596 SF of pre-function area, the 152 seat Chesapeake Seafood Restaurant, a lobby-lounge with a Starbucks counter, the 150 seat Champions Sports Bar and Restaurant, an indoor pool and whirlpool, an exercise room, a business center, a gift shop and vending areas. There are 476 surface parking spaces.

Demand at the BWI Airport Marriott Property is approximately 50% commercial-driven, 25% meeting and group-driven, 20% leisure-driven and 5% contract driven.

More specific occupancy and rate information about the BWI Airport Marriott Property is set forth in the table below:

The BWI Airport Marriott Market Historical Occupancy, ADR, RevPAR

	Competitive Set			BWI Airport Marriott			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.5%	$113.72	$77.87	78.3%	$121.94	$95.51	114.4%	107.2%	122.7%
2012	72.1%	$113.64	$81.91	77.6%	$123.55	$95.82	107.6%	108.7%	117.0%
TTM 8/31/2013	72.3%	$111.87	$80.94	75.5%	$124.77	$94.24	104.4%	111.5%	116.4%
Source: Industry Report

The Market.  The BWI Airport Marriott Property is located in Linthicum, Maryland, approximately one mile north of the BWI Airport and eight miles southwest of downtown Baltimore. Major commercial market demand drivers other than the airport include development and projects taking place at Fort Meade and the related presence of government and defense contractors, as well as major local employers such as Ciena, the NSA, and Northrop Grumman. The greater market surrounding the BWI Airport Marriott Property offers 50 hotels encompassing 7,189 rooms. Of these, the BWI Airport Marriott Property competes directly with four properties, and secondarily with six other hotels encompassing 1,050 rooms.

The BWI Airport accommodated approximately 22.7 million passengers in 2012, and is the 23rd busiest U.S. airport that year. The airport has five domestic and one international concourses with 69 gates. In June 2012, construction began on an approximately $100 million renovation to the central section of the airport.

Competing properties to the BWI Airport Marriott Property are shown in the table below:

Primary Competitive Hotels
Property	Rooms	Commercial	Meeting and Group	Leisure	Contract	2012 Occupancy	2012 Average Rate	2012 RevPAR	2012 Occupancy Penetration	2012 Yield Penetration
BWI Airport Marriott Property	309	50%	25%	20%	5%	77.6%	$123.39	$95.81	105.2%	117.6%
Embassy Suites BWI Airport	251	55%	20%	25%	0%	68%	$122.00	$82.96	92.2%	101.8%
Hilton Baltimore BWI Airport	280	51%	25%	19%	5%	76%	$126.00	$95.76	103.0%	117.5%
Sheraton BWI Airport	203	34%	13%	29%	24%	73%	$95.00	$69.35	98.9%	85.1%
Westin BWI Airport	260	56%	15%	22%	7%	67%	$111.00	$74.37	90.8%	91.3%
Totals/Averages	1,303	50%	20%	22%	7%	72.6%	$117.00	$84.92	98.4%	104.2%
Secondary Competitors	1,050	52%	16%	25%	7%	75.8%	$100.01	$75.78	102.7%	93.0%
Totals/Averages	2,353	51%	19%	24%	7%	73.8%	$110.43	$81.48	100.0%	100.0%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BWI Airport Marriott Property:

Cash Flow Analysis
	2009	2010	2011	2012	TTM 9/30/2013(1)	UW	UW per Room
Occupancy	72.1%	76.0%	78.5%	77.9%	75.2%	75.2%
ADR	$121.13	$119.90	$121.82	$123.39	$125.04	$125.04
RevPAR	$87.35	$91.13	$95.59	$96.07	$94.07	$94.07

Rooms Revenue	$9,824,315	$10,250,255	$10,751,273	$10,806,074	$10,610,181	$10,610,181	$34,337
Food & Beverage	$7,265,402	$6,692,780	$7,475,134	$7,876,726	$7,136,525	$7,136,525	$23,096
Other Income(2)	$617,778	$538,724	$739,296	$755,730	$706,243	$706,243	$2,286
Total Revenue	$17,707,495	$17,481,759	$18,965,703	$19,438,530	$18,452,949	$18,452,949	$59,718
Total Expenses	$13,453,650	$13,625,952	$14,563,764	$14,423,591	$13,912,666	$13,928,316	$45,075
NOI	$4,253,845	$3,855,807	$4,401,939	$5,014,939	$4,540,283	$4,524,633	$14,643
FF&E	$885,375	$874,088	$948,285	$971,927	$922,647	$738,118	$2,389
NCF	$3,368,470	$2,981,719	$3,453,654	$4,043,012	$3,617,636	$3,786,515	$12,254
NOI DSCR	1.86x	1.69x	1.93x	2.19x	1.99x	1.98x
NCF DSCR	1.47x	1.30x	1.51x	1.77x	1.58x	1.66x
NOI Debt Yield	11.3%	10.3%	11.7%	13.4%	12.1%	12.1%
NCF Debt Yield	9.0%	8.0%	9.2%	10.8%	9.6%	10.1%

(1)	The underwritten Occupancy, ADR and RevPAR are based on the TTM 9/30/2013 results without adjustments.

(2)	Other Income includes telephone, parking and minor rentals income.

Escrows and Reserves.  The BWI Airport Marriott Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums (unless either (i) BWI Airport Marriott Borrower provides evidence that the manager has reserved funds for payment of insurance premiums in accordance with the management agreement and such premiums have been paid as and when due or (ii) the BWI Airport Marriott Borrower maintains insurance under an acceptable blanket insurance policy).  The BWI Airport Marriott Borrower is also required to make monthly deposits in a reserve for FF&E equal to the greater of (i) the monthly amount required to be reserved for FF&E pursuant to the management agreement or (ii) 1/12th of 4% of the operating income for the BWI Airport Marriott Mortgaged Property for the immediately preceding calendar year; provided that (x) for the balance of 2013, the amount used for clause (ii) will equal $62,154 per month, (y) the BWI Airport Marriott Borrower will not be required to make deposits to the FF&E reserve so long as and to the extent that the manager has reserved such funds for FF&E in accordance with the management agreement and FF&E is being replaced and repaired in a manner satisfactory to lender and (z) so long as the manager reserves (or is on pace to reserve) in the FF&E reserve $400,000 per year, the manager may disburse to BWI Airport Marriott Borrower amounts in the FF&E reserve for repayment of “owner’s contribution” (as defined in that certain letter agreement from the manager to the BWI Airport Marriott Borrower, dated September 5, 2012), pursuant to the repayment schedule set forth in such letter agreement (but not more than $400,000 per year or $1,200,000 in aggregate). The BWI Airport Marriott Borrower deposited $500,000 in escrow for a planned partial roof replacement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the BWI Airport Marriott Mortgage Loan (i.e. all amounts payable to BWI Airport Marriott Borrower pursuant to the management agreement are directly deposited into the lockbox account).  The BWI Airport Marriott Mortgage Loan has in place cash management.  Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the BWI Airport Marriott Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves”, and to disburse any excess to the BWI Airport Marriott Borrower; provided that if a Cash Sweep Period is in effect, then any excess will be either (x) first, disbursed, so long as no event of default has occurred and is continuing, to the BWI Airport Marriott Borrower in the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the BWI Airport Marriott Borrower in connection with the operation and maintenance of the BWI Airport Marriott Mortgaged Property approved by lender (less any such monthly operating expense amounts paid or reserved for by the manager pursuant to the management agreement), with the remainder remitted to an account to be held by the lender as additional security for the BWI Airport Marriott Mortgage Loan or (y) if an event of default has occurred and is continuing, remitted to an account to be held by the lender as additional security for the BWI Airport Marriott Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default has occurred and is continuing, (ii) commence upon the debt service coverage ratio based on the trailing 12 months being less than 1.15x for the immediately preceding six consecutive calendar months and continue until the debt service coverage ratio based on the trailing 12 months has been not less than 1.25x for the immediately preceding six consecutive calendar months, (iii) commence upon a default by BWI Airport Marriott Borrower under the management agreement which default is not cured within thirty days of notice provided by manager and continue until the date 60 days after the cure of such default as evidenced by written confirmation from manager in form and substance reasonably satisfactory to lender that such default has been remedied to manager’s satisfaction and (iv) commence upon either the date the management agreement is terminated or the date 12 months prior to the expiration of the term of the management agreement if as of such date the management agreement has not been renewed or extended in accordance with the management agreement and continue until (a) BWI Airport Marriott Borrower has either renewed the management agreement or entered into a replacement management or franchise agreement acceptable to the lender with a manager or franchisor acceptable to the lender and such manager or franchisor has provided lender with a subordination, non-disturbance and attornment agreement or comfort letter acceptable to lender and (b) the BWI Airport Marriott Mortgaged Property has been operating under the renewed management agreement or the replacement management or franchise agreement for sixty days with no default by any party thereto as evidenced by an estoppel certificate from the manager or the replacement manager or franchisor reasonably acceptable to lender.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	BWI Airport Marriott

Property Management.  The BWI Airport Marriott Property is managed by Marriott Hotel Services, Inc. pursuant to a 20 year management agreement with two successive 10 year renewal periods.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the BWI Airport Marriott Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the BWI Airport Marriott Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Mortgage Loan No. 5 – Mart of Montebello

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Mortgage Loan No. 5 – Mart of Montebello

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Mortgage Loan No. 5 – Mart of Montebello

PASADENA
San Marino
Highland Park
South Pasadena
San Gabriel
Alhambra
Monterey Hills
LOS ANGELES
Rosemead
El Monte
Monterey Park
LOS ANGELES COUNTY
South San Gabriel
East Los Angeles
South El Monte
Montebello
Mart of Montebello
804 West Beverly Boulevard
Montebello, CA 90640
Commerce
Pico Rivera
Maywood
Bell
Bell Gardens
West Whittier
Whittier
Downey
South Gate
Santa Fe Springs
South Whittier
San Bernardino Fwy
Pomona Fwy
Santa Ana Fwy
Long Beach Fwy
San Gabriel River Fwy
GOLD LINE METRO
METROLINK RIVERSIDE LINE
91 LINE
ORANGE COUNTY LINE
Downtown Los Angeles 2 miles
Long Beach 13 miles
Anaheim 12 miles
Whittier Narrows Recr. Area
Pico Rivera Bicentennial Park
Rose Hills Memorial Park
Huntington Library and Botanical Gardens
Cal State University Los Angeles
Monterey Park Hospital
East Los Angeles Comm. College
Beverly Hospital
Presbyterian Intercommunity Hospital
Whittier College
The Quad at Whittier
The Shops at Montebello
Citadel Outlets
Rio Hondo College
Alhambra Medical Ctr.
Garfield Medical Ctr.
San Gabriel Valley Medical Center
Montebello City Hall
SAN GABRIEL MTS.
Pacific Ocean
LOS ANGELES
Pasadena
Burbank
Glendale
Santa Monica
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Huntington Beach
Irvine
Fullerton
Orange
Pomona
Ontario
Corona
Rancho Cucamonga

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Mortgage Loan No. 5 – Mart of Montebello

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	804 West Beverly Boulevard Montebello, CA 90640
Original Balance:	$32,000,000			General Property Type:	Retail
Cut-off Date Balance:	$31,926,340			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Net Rentable Area:	212,201 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$150
Borrower Name(s):	Montebello LLC			Balloon/ARD Balance Per Unit/SF:	$124
Sponsor:	Combined Properties, Incorporated			Year Built/Year Renovated:	1961-1967/1990
Mortgage Rate:	4.930%			Title Vesting(2):	Fee
Note Date:	9/27/2013			Property Manager:	Combined Properties, Incorporated
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$4,087,453
IO Period:	None			UW Expenses:	$1,164,769
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,922,684
Seasoning:	2 months			UW NCF:	$2,716,850
Original Amortization Term:	360 months			UW NOI DSCR:	1.43x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.33x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,008,078 (08/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,785,608 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,544,630 (12/31/2011)
Reserves(1)				Appraised Value:	$48,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/30/2013
RE Tax:	$235,928	$33,704	NAP	Cut-off Date LTV Ratio:	65.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.2%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate (As of)(3):	99.2% (9/1/2013)
TI/LC:	$0	$9,590	NAP	2nd Most Recent Occupancy (As of):	92.4% (12/31/2012)
Deferred Maintenance:	$14,844	$0	NAP	3rd Most Recent Occupancy (As of):	88.3% (12/31/2011)
Goodwill Reserve:	$3,000,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Mart of Montebello Borrower owns a leasehold interest in the Mart of Montebello Property. However, the related fee owner, Combined Properties Limited Partnership, as accommodation grantor, provided a mortgage encumbering the fee interest in the Mart of Montebello Property as security for the Mart of Montebello Mortgage Loan, and the Title Vesting is therefore shown as Fee.

(3)	The Occupancy Rate of 99.2% includes 14,400 SF that is leased to Goodwill Industries of Southern California, which tenant is scheduled to take occupancy in May 2014. That space is currently vacant.

The Mart of Montebello Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Mart of Montebello Mortgage Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first priority fee mortgage encumbering a shopping center known as Mart of Montebello located in Montebello, California (the “Mart of Montebello Property”). The proceeds of the Mart of Montebello Mortgage Loan were used to refinance a previous loan of approximately $26,079,582, which was included in the GSMS 2005-GG4 securitization.

The Mart of Montebello Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of October 1, 2023. The Mart of Montebello Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Mart of Montebello Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower, Montebello LLC (the “Mart of Montebello Borrower”) is a single-purpose Delaware limited liability company with two independent directors. The Mart of Montebello Borrower is 100% indirectly owned by Ronald S. Haft, the founder and Chairman of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Combined Properties, Incorporated (“Combined”). Combined currently manages 43 properties, including the Mart of Montebello Property, totaling approximately 5 million SF. Mr. Haft directly or indirectly owns 100% of 36 of the properties. Mr. Haft previously served as President of Dart Group Corporation. Combined Holding Company LLC, an affiliate of Combined, is the nonrecourse carve-out guarantor and, as of October 2012, reported a net worth of approximately $38 million.

The Mart of Montebello Borrower is related to borrowers associated with four additional mortgage loans, totaling approximately $42,341,839 as of the Cut-off Date, which are also included in the MSBAM 2013-C13 transaction.

The Mortgaged Property.  The Mart of Montebello Property consists of a 212,201 SF single-story, grocery, drug store and apparel-anchored, neighborhood shopping center in seven buildings that was constructed in stages between 1961 and 1967 and renovated in 1990. In 2007, the Vons Grocery tenant renovated its store.

The Mart of Montebello Property, which is located in Los Angeles County, California, within the Los Angeles CBSA, is anchored by a Vons Grocery, a Rite Aid drug store, a Marshall’s and a Ross Dress for Less. Other major tenants include Goodwill Industries of Southern California (scheduled to take occupancy in May 2014; see “—Escrows and Reserves” below for details regarding a related escrow), Rhapsodielle Clothing and a Dollar Tree store. There are 826 surface parking spaces for a ratio of approximately 3.9 spaces for 1,000 SF of GLA.

Anchor and Major Tenants.

Marshall’s (33,500 SF, 16% of NRSF, 11% of underwritten base rent). Marshall’s of CA, LLC leases 33,500 SF at the Mart of Montebello Property. The lease began on August 22, 1999, was most recently renewed on February 1, 2010, and has a current expiration date of January 31, 2015, with two remaining five-year lease extension options. The tenant is a subsidiary of TJX Companies, Inc. (NYSE: TJX), which operated more than 3,000 stores in six countries at the end of 2012.

Ross Dress for Less (32,476 NRSF, 15% of NRA, 11% of underwritten base rent). Ross Stores, Inc. leases 32,476 SF at the Mart of Montebello Property. The lease began on November 30, 1993, was most recently renewed on February 1, 2011, and has a current expiration date of January 31, 2016, with three remaining five-year lease extension options. The tenant is a subsidiary of Ross Stores, Inc. (NASDAQ: ROST), which, as of May 4, 2013, operated 1,112 stores in 33 states, the District of Columbia and Guam. The company also operates 115 dd’s DISCOUNTS in nine states.

Vons Grocery (31,152 SF, 15% of NRSF, 11% of underwritten base rent). The Vons Companies, Inc., as successor-in-interest to Thriftimart, Inc., leases 31,152 SF at the Mart of Montebello Property. The lease began on April 1, 1961, was most recently renewed on April 1, 2002, and has a current expiration date of March 31, 2022, with four remaining five-year lease extension options. The tenant is a subsidiary of Safeway, Inc. (NYSE: SWY), which, as of September 7, 2013, operated 1,406 stores in the United States and 223 stores in Canada.

The following table presents a summary regarding anchor and major tenants at the Mart of Montebello Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annualized Underwritten Base Rent PSF(2)	Lease Expiration	2012 Sales PSF	UW Occupancy Cost as a % of Sales
Anchor/Major Tenants
Marshall’s	NR/A3/A	33,500	16%	$368,500	11%	$11.00	1/31/2015	$302	5.2%
Ross Dress for Less	NR/NR/A-	32,476	15%	$351,720	11%	$10.83	1/31/2016	$450	3.2%
Vons Grocery	BBB-/Baa3/BBB	31,152	15%	$364,021	11%	$11.69	3/31/2022	$421	3.6%
Rite Aid	CCC+/Caa2/B	17,640	8%	$308,700	10%	$17.50	5/31/2022	$327	6.6%
Goodwill Industries(3)	NR/NR/NR	14,400	7%	$216,000	7%	$15.00	5/31/2024	NAV	NAV
Sub Total/Wtd. Avg.		129,168	61%	$1,608,941	50%	$12.46

In-line and Pad Tenants		81,380	38%	$1,620,995	50%	$19.92
Vacant Space		1,653	1%	$0	0%	$0.00

Total		212,201	100%	$3,229,936	100%	$15.34

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annualized Underwritten Base Rent PSF excludes vacant space.
(3)	Goodwill Industries has an executed lease to occupy 14,400 SF at the Mart of Montebello Property and is scheduled to take occupancy on or about May 12, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

The following table presents certain information relating to the lease rollover at the Mart of Montebello Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	3	8,116	$17.42	4%	4%	$141,379	4%	4%
2015	7	65,520	$14.74	31%	35%	$965,659	30%	34%
2016	2	34,823	$12.59	16%	51%	$438,315	14%	48%
2017	1	3,250	$21.60	2%	53%	$70,200	2%	50%
2018	6	16,420	$24.20	8%	60%	$397,400	12%	62%
2019	1	1,886	$26.22	1%	61%	$49,447	2%	64%
2020	2	13,521	$13.18	6%	68%	$178,187	6%	69%
2021	1	2,700	$24.83	1%	69%	$67,028	2%	71%
2022	3	49,912	$14.15	24%	92%	$706,321	22%	93%
2023	0	0	$0.00	0%	92%	$0	0%	93%
2024	1	14,400	$15.00	7%	99%	$216,000	7%	100%
2025	0	0	$0.00	0%	99%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	99%	$0	0%	100%
Vacant	0	1,653	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	27	212,201	$15.34	100%		$3,229,936	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Market.  The Mart of Montebello Property is located on N. Montebello Boulevard between W. Lincoln Avenue and W. Beverly Boulevard in Montebello, Los Angeles County, California, within the San Gabriel Valley – West retail submarket, approximately one mile south of the Pomona Freeway. The greater Los Angeles retail market, with approximately 131.3 million SF, had a 6.2% vacancy rate as of June 30, 2013, while the San Gabriel Valley, with approximately 20.5 million SF, had an 8.6% vacancy rate. Average asking base rent for the San Gabriel Valley submarket was $20.64 PSF. The estimated 2013 population within a three- and five-mile radius of the Mart of Montebello Property is 197,223 and 629,933, respectively, while the estimated 2013 average household income is $62,497 and $60,454, respectively. Below is a chart of primary competitive retail centers of the Mart of Montebello Property and recent leasing activity from 2011 to 2013.

Competitive Property Summary

Property	Year Built	Occupancy	GLA (SF)	Expense Basis	Tenant Name R=Lease Renewal	Lease Term (Yrs.)	Base Rent (Annual PSF)
Crossroads Plaza, Pico Rivera, CA	1988	98%	230,247	NNN	Family Dollar Stores Mega Shoe Factory	10.0 6.5	$12.00 $15.00
Pico Rivera Plaza, Pico Rivera, CA	1980	96%	277,358	NNN	Liberty Tax David’s Beauty College	3.0 10.0	$19.80 $12.00
Pico Crossings, Pico Rivera, CA	2007	95%	28,150	NNN	Sherwin Williams Studio Fit	5.0 5.0	$17.40 $16.20
Krikorian Pico Rivera, Pico Rivera, CA	2007	91%	100,016	NNN	Honey Bee	5.0	$24.00
Whittwood Town Center, Whittier, CA	1954	97%	602,404	NNN	Fashion Boomy Message Envy Children’s Dental Group Chipotle Panda Express	10.0 7.0 10.0 10.0 10.0	$25.20 $20.40 $22.80 $38.40 $40.20
The Quad at Whittier, Whittier, CA	1963	97%	433,553	NNN	The Avenue (R) Famous Footwear (R) Payless Shoes (R) Sally’s Beauty	5.0 2.0 3.0 5.0	$18.60 $14.04 $30.00 $35.64

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mart of Montebello Property:

Cash Flow Analysis
	2010	2011	2012	TTM 8/31/2013	UW	UW PSF
Base Rent(1)	$2,691,556	$2,619,882	$2,840,976	$2,982,751	$3,277,542	$15.45
Discounts/Concessions	($40,491)	$0	($7,921)	$0	$0	$0.00
Other Income	$180,423	$262,203	$237,164	$112,346	$20,400	$0.10
Total Recoveries	$675,461	$683,474	$829,872	$975,627	$1,003,566	$4.73
Less Vacancy & Credit Loss	$0	$0	$0	$0	($214,055)	($1.01)
Effective Gross Income	$3,506,948	$3,565,559	$3,900,091	$4,070,723	$4,087,453	$19.26
Total Operating Expenses	$1,051,312	$1,020,929	$1,114,483	$1,062,646	$1,164,769	$5.49
Net Operating Income	$2,455,637	$2,544,630	$2,785,608	$3,008,078	$2,922,684	$13.77
TI/LC	$0	$0	$0	$0	$174,004	$0.82
Capital Expenditures(2)	$114,940	$448,567	$206,892	$220,339	$31,830	$0.15
Net Cash Flow	$2,340,697	$2,096,063	$2,578,716	$2,787,739	$2,716,850	$12.80
Occupancy %	90.7%	88.3%	92.4%	92.4%	95.0%
NOI DSCR	1.20x	1.24x	1.36x	1.47x	1.43x
NCF DSCR	1.14x	1.02x	1.26x	1.36x	1.33x
NOI Debt Yield	7.7%	8.0%	8.7%	9.4%	9.2%
NCF Debt Yield	7.3%	7.6%	8.1%	8.7%	8.5%

(1)
Historical Base Rent includes actual property vacancy. The UW Base Rent includes $216,000 of base rent associated with Goodwill Industries, a tenant with an executed lease that has not yet taken occupancy or begun paying rent. Please see “—Escrows and Reserves” below for details regarding a related escrow.

(2)	All of the 2010 and 2011 and a portion of the 2012 Capital Expenditures were related to parking lot resurfacing and repairs.

Escrows and Reserves.  The Mart of Montebello Borrower deposited $235,928 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Mart of Montebello Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Mart of Montebello Borrower maintains insurance under an acceptable blanket insurance policy).  During a Cash Sweep Period, the Mart of Montebello Borrower is required to make monthly deposits of $2,654 for replacement reserves.  The Mart of Montebello Borrower is also required to make monthly deposits of $9,590 for TI/LC reserves.

The Mart of Montebello Borrower deposited in escrow at loan origination $3,000,000 in connection with the proposed lease to Goodwill Industries of Southern California (“Goodwill”) which will be disbursed to the Mart of Montebello Borrower as described in the following sentence in the event that on or before the third anniversary of the Mart of Montebello Mortgage Loan closing, Goodwill or a replacement tenant enters into a lease approved by lender in accordance with the Mart of Montebello loan agreement, and Goodwill or such replacement tenant delivers a tenant estoppel certificate reasonably acceptable to lender stating that it is in occupancy and paying full contractual rent without any offset right or free rent credit and pays to the Mart of Montebello Borrower the first full month of rent.  The disbursement amount will equal the least of (a) (i) the quotient of adjusted underwritten net operating income divided by an 8.5% debt yield constant minus (ii) $29,000,000, (b) (i) the product of adjusted underwritten net operating income multiplied by 0.8, divided by (ii) a 6.3906202% loan constant, minus (iii) $29,000,000 (i.e. the aforementioned calculations being performed in the order presented) or (c) $3,000,000 plus accrued interest thereon; provided that if the initial disbursement is less than the entire amount on deposit in the reserve, then the Mart of Montebello Borrower may request an additional calculation of clauses (a), (b) and (c) above and if the amount the Mart of Montebello Borrower is entitled to pursuant to such additional calculation exceeds the amount disbursed to the Mart of Montebello Borrower in the initial disbursement, then lender shall make a second disbursement to the Mart of Montebello Borrower in an amount equal to the positive difference between the results of the first and second calculations; provided, further, that (x) if the first two disbursements are only partial disbursements of the funds in the reserve, then the Mart of Montebello Borrower may request a third disbursement but only if such third disbursement would result in the return to the Mart of Montebello Borrower of all amounts remaining on deposit in the reserve and (y) on the third anniversary of the Mart of Montebello Mortgage Loan closing, all funds remaining on deposit in the reserve will be automatically transferred to the TI/LC reserve described in the prior paragraph and held as additional collateral.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Mart of Montebello Mortgage Loan.  The Mart of Montebello Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Mart of Montebello Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Mart of Montebello Mortgage Loan, to fund the required reserves deposits as described under “—Escrows and Reserves” above, to disburse, so long as no event of default has occurred and is continuing, to the Mart of Montebello Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Mart of Montebello Borrower in connection with the operation and maintenance of the Mart of Montebello Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Mart of Montebello Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Mart of Montebello

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default and conclude upon the cure or waiver of such event of default,

(ii)
commence upon the debt service coverage ratio (calculated excluding for this purpose rent payable by any tenant having the right with the passage of time and/or notice to terminate its lease as a result of a then-existing co-tenancy violation triggered by an Anchor Tenant (as defined below)) being less than 1.15x and conclude upon the debt service coverage ratio increasing to 1.15x,

(iii)
commence upon the earlier to occur of (a) the 179th day before the lease with any of Vons Grocery, Ross Dress for Less and Marshalls, or their respective permitted subtenants and/or assigns (each, an “Anchor Tenant”) expires and (b) the day after the last lease renewal or extension notice date by an Anchor Tenant pursuant to its lease if such tenant fails to review and/or extend its lease, and conclude upon either (1) such Anchor Tenant is open for business either pursuant to a lease extension for at least five years from the immediately preceding expiration date or a replacement lease approved by lender for all or a portion of such Anchor Tenant’s space is entered into in accordance with the Mart of Montebello loan agreement with such Anchor Tenant as evidenced by a tenant estoppel certificate from such Anchor Tenant reasonably acceptable to lender stating that such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or (2) such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) approved by lender and entered into in accordance with the Mart of Montebello loan agreement, as evidenced by tenant estoppel certificates(s) from such replacement tenant(s) reasonably acceptable to lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent; provided that if the Cash Sweep Period is triggered by this clause (iii), then any replacement lease required in order to conclude the Cash Sweep Period need only cover 50% or more of the Anchor Tenant’s premises, and/or

(iv)
commence upon (x) an Anchor Tenant making a bankruptcy filing or being the subject of a bankruptcy filing, (y) an Anchor Tenant (or its respective subtenant(s) or assignee(s)) for all or substantially all of its premises “going dark”, vacating its space, not opening for business or terminating its lease (excluding temporary closures in connection with casualty, condemnation, or remodeling not exceeding 180 days) or (z) the occurrence of an uncured material monetary default (beyond applicable notice and cure periods) by an Anchor Tenant under its lease, and conclude upon (a) with respect to the event described in clause (iv)(x) above, such Anchor Tenant’s lease has been affirmed in bankruptcy (as evidenced by delivery of a copy of the court order by which such lease was affirmed) and such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) for all or a portion of such Anchor Tenant’s space approved by lender and entered into in accordance with the Mart of Montebello Mortgage Loan agreement, as evidenced by tenant estoppel certificates(s) from such replacement tenant(s) reasonably acceptable to lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent, (b) with respect to the event described in clause (iv)(y) above, such Anchor Tenant is open for business either pursuant to its lease or a replacement lease for all or a portion of such Anchor Tenant’s space approved by lender and entered into in accordance with the Mart of Montebello loan agreement for occupancy of all or a portion of its space as evidenced by a tenant estoppel certificate from such Anchor Tenant reasonably acceptable to lender stating that such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) for all or a portion of such Anchor Tenant’s space approved by lender and entered into in accordance with the Mart of Montebello Mortgage Loan agreement, as evidenced by tenant estoppel certificates(s) from such replacement tenant(s) reasonably acceptable to lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent and (c) with respect to the event described in clause (iv)(z) above, delivery by the Mart of Montebello Borrower of a certification reasonably acceptable to lender stating that the default has been cured (or delivery by the Mart of Montebello Borrower to lender of a letter of credit in accordance with the loan agreement for the Mart of Montebello Mortgage Loan); provided that if the Cash Sweep Period is triggered by this clause (iv), then any replacement lease required in order to conclude the Cash Sweep Period need only cover 50% or more of the Anchor Tenant’s premises.

Property Management.  The Mart of Montebello Property is managed by Combined Properties, Incorporated, an affiliate of the Mart of Montebello Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Mart of Montebello Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably acceptable to lender and provided the Mart of Montebello Borrower will only be required to maintain as much coverage as may be obtained by paying a premium for such insurance that does not exceed five times the rate as of loan origination for such coverage (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance).

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

Mortgage Loan No. 6 – 428-430 N. Rodeo Drive

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

Mortgage Loan No. 6 – 428-430 N. Rodeo Drive

SANTA MONICA MTS.
Santa Monica Mts. Natl. Recr. Area
Laurel Canyon Blvd
Hollywood
Hollywood Blvd
Sunset Blvd
Coldwater Canyon Dr
Greystone Park
(Sunset Strip)
Sunset Blvd
Santa Monica Blvd
West Hollywood
Crescent Heights Blvd
Fairfax Ave
Melrose Ave
MOCA Pacific Design Center
Bel Air
Beverly Hills
Holby Hills
Sunset Blvd
Bel Air Country Club
Sunset Blvd
Beverly Dr
Rodeo Dr
Santa Monica Blvd
Beverly Blvd
Beverly Center
CBS Studios
Los Angeles Museum of the Holocaust
University of California - Los Angeles
Los Angeles Country Club
Beverly Hills City Hall
Burton Way
Cedars-Sinai Medical Center
3rd St
Farmers Market
The Grove
Pan Pacific Park
Drake Track Stadium
428-430 N. Rodeo Drive
428-430 North Rodeo Drive
Beverly Hills, CA 90210
San Vicente Blvd
Town and Country Shopping Ctr.
Gayley Ave
Westwood Blvd
Hilgard Ave
Wilshire Blvd
Robertson Blvd
La Cienega Blvd
Hancock Park
Acme Gallery
Saban Theatre
LA County Museum of Art
La Brea Tarpits
La Cienega Park
Wilshire Blvd
Century City Shopping Center
Century Park East
Olympic Blvd
Beverly Dr.
Doheny Dr.
Fairfax
Westwood
Century Park West
Ave. of The Stars
Roxbury Recr. Ctr.
LOS ANGELES COUNTY
San Vicente Blvd
Westwood Park
Westwood Blvd
Santa Monica Blvd
Century City
Pico Blvd
Fairfax Ave
405
2
Overland Ave
20th Century Fox Studios
Hillcrest Country Club
LOS ANGELES
Pico Blvd
Cheviot Hills Park
Motor Ave
San Diego Fwy
West Los Angeles
Rancho Park Golf Course
Beverwil Dr
Robertson Blvd
Venice Blvd
La Cienega Blvd
Kaiser Permanente Medical Center-West Los Angeles
Westside Pavilion
Sepulveda Blvd
Olympic Blvd
Manning Ave
Cheviot Hills
Cattaraugus Ave
Washington Blvd
10
Santa Monica Fwy
187
Pico Blvd
National Blvd
Downtown Los Angeles 6 Miles
10
Santa Monica Fwy
Culver City
METRO EXPO LINE
National Blvd
Expo/La Brea
La Cienega/Jefferson
Bundy Dr
National Blvd
Palms
Overland Ave
Brotman Medical Center
Rodeo Rd
Culver City
Santa Monica Airport
Mar Vista
Mar Vista Recreation Center
Sepulveda Blvd
SONY Pictures Studios
187
Culver City Park
La Brea Ave
Venice Blvd
Washington Blvd
Jefferson Blvd
La Cienega Blvd
Kenneth Hahn State Recr. Area
Centinela Ave
405
Los Angeles Intl. Airport 8 miles
Veterans Memorial Park
SAN GABRIEL MTS.
SANTA SUSANA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

Mortgage Loan No. 6 – 428-430 N. Rodeo Drive

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	428-430 North Rodeo Drive Beverly Hills, CA 90210
Original Balance:	$28,200,000			General Property Type:	Retail
Cut-off Date Balance:	$28,110,511			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Net Rentable Area:	8,518 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$3,300
Borrower Name(s):	PIC Associates, LP			Balloon/ARD Balance Per Unit/SF:	$2,493
Sponsor:	Probity International Corporation			Year Built/Year Renovated:	1953/2013
Mortgage Rate:	5.100%			Title Vesting:	Fee
Note Date:	9/19/2013			Property Manager:	Probity International Corporation
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$2,983,734
IO Period:	None			UW Expenses:	$532,684
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,451,050
Seasoning:	2 months			UW NCF:	$2,399,686
Original Amortization Term:	300 months			UW NOI DSCR:	1.23x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.20x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (26); DEF (81); O (13)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Management:	Soft/Springing			UW NCF Debt Yield at Maturity:	11.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,551,821 (10/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,475,211 (5/31/2012 TTM)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,252,323 (5/31/2011 TTM)
Reserves(1)				Appraised Value:	$52,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/1/2013
RE Tax:	$27,232	$3,890	NAP	Cut-off Date LTV Ratio:	53.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	40.4%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate (As of):	100.0% (11/4/2013)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy (As of)(2):	100.0% (12/31/2012)
Vera Wang Free Rent:	$660,000	$0	NAP	3rd Most Recent Occupancy (As of)(2):	100.0% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The 428-430 N. Rodeo Drive Property was 100% occupied by a permanent tenant (Tumi) and a temporary tenant (Hermes) on December 31, 2012, and 100% occupied by two temporary tenants (Hermes and Brioni) on December 31, 2011. The Vera Wang tenant has taken possession of its space and is scheduled to open its store in February 2014.

The 428-430 N. Rodeo Drive Mortgage Loan

The Mortgage Loan.  The sixth largest mortgage loan (the “428-430 N. Rodeo Drive Mortgage Loan”) is evidenced by a promissory note in the principal amount of $28,200,000, secured by a first priority fee mortgage encumbering the property known as 428-430 N. Rodeo Drive, Beverly Hills, California (the “428-430 N. Rodeo Drive Property”). The proceeds of the 428-430 N. Rodeo Drive Mortgage Loan were used to refinance a previous loan of approximately $9,831,788, which was included in the WBCMT 2005-C16 securitization.

The 428-430 N. Rodeo Drive Mortgage Loan had an original term of 120 months and has a remaining term of 118 months with a maturity date of October 1, 2023. The 428-430 N. Rodeo Drive Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 428-430 N. Rodeo Drive Mortgage Loan is open to prepayment at par during the final 12 months of the loan term.

The Borrower and the Sponsor.  The borrower, PIC Associates, LP (the “428-430 N. Rodeo Drive Borrower”), is a single-purpose California limited partnership. Its general partner, PIC Associates, Inc., a California corporation, has one independent director. The 428-430 N. Rodeo Drive Borrower is 100% indirectly owned by Mrs. Pourankokht Zarnegin. Probity International Corporation (“Probity”), which is the sponsor and the nonrecourse carve-out guarantor, is also 100% indirectly owned by Mrs. Zarnegin. As of May 31, 2013, Probity reported market value of total assets of approximately $135.4 million and shareholder’s equity of approximately $95.5 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

The Mortgaged Property.  The 428-430 N. Rodeo Drive Property consists of 8,518 SF in two adjacent, two-story retail buildings originally constructed in 1953 and most recently renovated in 2013. Both buildings have ground floor and mezzanine retail space. The 428-430 N. Rodeo Drive Property is located on N. Rodeo Drive within the “Golden Triangle” district of Beverly Hills, California. It has approximately 50 feet of N. Rodeo Drive frontage and contains two retailers, a Vera Wang Bridal Shop and a Tumi luggage store. Both tenants recently executed new leases and took occupancy in 2013 (Vera Wang) and 2012 (Tumi). The Vera Wang store is scheduled to open on or about February 1, 2014. Prior to the current tenants’ occupancy, the 428-430 N. Rodeo Drive Property was occupied on a temporary basis by Brioni (one year in the current Tumi space) and by Hermes (two years in the current Vera Wang space) while those retailers’ permanent spaces on Rodeo Drive were constructed.

Tenants.

Vera Wang (5,530 SF, 65% of NRA, 70% of underwritten base rent). Vera Wang Rodeo Drive, LLC leases 5,530 SF at the 428-430 N. Rodeo Drive Property and will operate the space as Vera Wang Bridal Shop. The lease was effective on July 12, 2013 and has a current expiration date of January 31, 2024. The tenant took occupancy of its space on September 1, 2013 and is scheduled to open its store in February 2014. The tenant is responsible for its tenant improvement work. The tenant’s rental payments begin on February 1, 2014 and a holdback of $660,000 was held at the 428-430 N. Rodeo Drive Mortgage Loan closing for this free rent period. See “—Escrows and Reserves” below for further details. The lease is guaranteed by Vera Wang Holding Company LLC. Vera Wang Bridal House Ltd. is a private company founded in 1990 by the designer Vera Wang and is headquartered in New York City.

Tumi (2,988 SF, 35% of NRA, 30% of underwritten base rent). Tumi Stores, Inc. (“Tumi”), a subsidiary of Tumi Holdings, Inc. (NYSE: TUMI), leases 2,988 SF at the 428-430 N. Rodeo Drive Property and operates the space as a luggage and accessories store. The lease began on October 1, 2012 and has a current expiration date of January 31, 2023. The lease is guaranteed by Tumi I, Inc., up to a total of $6,000,000. As of September 29, 2013, Tumi operated 124 company-owned stores and, as of December 31, 2012, its products were being sold in other department, specialty and travel stores in over 75 countries.

The following table presents a summary regarding the tenants at the 428-430 N. Rodeo Drive Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(1)	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annualized Underwritten Base Rent PSF	Lease Expiration
Tenants
Vera Wang	NR/NR/NR	5,530	65%	$1,900,000	70%	$343.58	1/31/2024
Tumi	NR/NR/NR	2,988	35%	$800,000	30%	$267.74	1/31/2023
Total		8,518	100%	$2,700,000	100%	$316.98

(1)
The Tenant SF for each tenant represents both ground floor and mezzanine space. In the case of the Vera Wang space, the allocation is 3,030 SF of ground floor space and 2,500 SF of mezzanine space. For the Tumi tenant, the allocation is 1,897 SF of ground floor space and 1,091 SF of mezzanine space.

The Market. The 428-430 N. Rodeo Drive Property is located within the “Golden Triangle” district of Beverly Hills, California, approximately 10 miles west of downtown Los Angeles. The 428-430 N. Rodeo Drive Property is located on N. Rodeo Drive within the North Rodeo Drive retail submarket of Beverly Hills. The North Rodeo Drive submarket contains approximately 700,000 SF of retail space, much of which is concentrated in buildings ranging from 5,000 to 10,000 SF. As of August 2013, the “Golden Triangle”, which consists of approximately 1.9 million SF of retail had a 3% vacancy rate and an average annual NNN rent of $103.32. Estimated 2013 population within a one- mile, three-mile and five-mile radius of the 428-430 N. Rodeo Drive Property is 25,808, 261,635 and 667,446, respectively. Estimated 2013 average household income within a one-mile, three-mile and five-mile radius is $121,393, $108,050 and $97,960, respectively.

The following table presents five comparable storefront retail properties and associated recent leasing activity:

Competitive Property Summary
Property	Year Built	Occupancy	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent (Annual PSF)
366 North Rodeo Drive Beverly Hills, CA	1949	100%	NNN	Tory Burch-Ground Tory Burch-Mezzanine	1,948 1,032	Nov-13 Nov-13	10.0 10.0	$550.00
365 North Rodeo Drive Beverly Hills, CA	NAV	100%	NNN	Vacheron Constantin	1,500	Jun-13	10.0	$504.00
401 North Rodeo Drive Beverly Hills, CA	2012	100%	NNN	BVLGARI (1st Floor) BVLGARI (Mezzanine)	1,500 3,300	Mar-12 Mar-12	10.0 10.0	$360.00
320 North Rodeo Drive Beverly Hills, CA	2011	100%	NNN	Valentino-Bsmt Valentine-1st Valentino-2nd	1,432 2,271 2,375	Jul-11 Jul-11 Jul-11	10.0 10.0 10.0	$00.00 $344.04 $50.04
346 North Rodeo Drive Beverly Hills, CA	1949	100%	NNN	Tom Ford- 1st Tom Ford-Mezz Tom Ford-2nd	4,376 566 4,400	Mar-11 Mar-11 Mar-11	10.0 10.0 10.0	$550.00 $39.96 $50.04

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 428-430 N. Rodeo Drive Property:

Cash Flow Analysis
	5/31/2011 TTM	5/31/2012 TTM	10/31/2013 TTM	UW	UW PSF
Base Rent(1)	$1,308,160	$1,551,632	$1,636,667	$2,700,000	$316.98
Total Recoveries	$71,118	$54,771	$61,440	$440,773	$51.75
Other Income	$300	$1,331	$1,553
Less Vacancy & Credit Loss	$0	$0	$0	($157,039)	($18.44)
Effective Gross Income	$1,379,578	$1,607,734	$1,699,660	$2,983,734	$350.29
Total Operating Expenses	$127,255	$132,523	$147,838	$532,684	$62.54
Net Operating Income	$1,252,323	$1,475,211	$1,551,821	$2,451,050	$287.75
TI/LC	$0	$0	$0	$50,086	$5.88
Capital Expenditures	$0	$0	$0	$1,278	$0.15
Net Cash Flow	$1,252,323	$1,475,211	$1,551,821	$2,399,686	$281.72
Occupancy %(2)	100%	100%	100%	95.0%
NOI DSCR	0.63x	0.74x	0.78x	1.23x
NCF DSCR	0.63x	0.74x	0.78x	1.20x
NOI Debt Yield	4.5%	5.2%	5.5%	8.7%
NCF Debt Yield	4.5%	5.2%	5.5%	8.5%

(1)
Historical Base Rent includes actual property vacancy. The 428-430 N. Rodeo Drive Property was renovated and re-tenanted with two new leases in 2012 and 2013. During the TTM 5/31/2011 and 5/31/2012 periods, the 428-430 N. Rodeo Drive Property was occupied by temporary tenants. From August 1, 2010 to July 31, 2011, the 428-430 N. Rodeo Drive Property was occupied by Prada, Inc. at an average base rent of $214.16 PSF for 7,330 SF. In August and September 2011, Hermes of Paris, Inc. and Brioni Retail Beverly Hills Inc. leased a total of 7,330 SF at the 428-430 N. Rodeo Drive Property until August 31, 2013 and March 31, 3012, respectively, at an average base rental rate of $240.65 PSF. The current permanent tenants took occupancy in October 2012 (Tumi) and September 2013 (Vera Wang) on leases for a total of 8,518 SF at the underwritten base rental rates. The Vera Wang tenant begins paying rent on February 1, 2014. See “—Escrows and Reserves” below for free rent escrow details.

(2)
The 428-430 N. Rodeo Drove Property was 100% occupied by a permanent tenant (Tumi) and a temporary tenant (Hermes) on December 31, 2012 and 100% occupied by two temporary tenants, (Hermes and Brioni), on December 31, 2011.

Escrows and Reserves.  The 428-430 N. Rodeo Drive Borrower deposited $27,232 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The 428-430 N. Rodeo Drive Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the 428-430 N. Rodeo Drive Borrower maintains insurance under an acceptable blanket insurance policy).

The 428-430 N. Rodeo Drive Borrower deposited in escrow at loan origination $660,000 with respect to the free rent period in that certain lease with an effective date of July 12, 2013, between the 428-430 N. Rodeo Drive Borrower as landlord and Vera Wang Rodeo Drive LLC (“Vera Wang Tenant”) as tenant (the “Vera Wang Lease”), which amount will be released to the 428-430 N. Rodeo Drive Borrower as follows: (i) provided no event of default on the 428-430 N. Rodeo Drive Mortgage Loan has occurred and is continuing and the Vera Wang Lease is not in default and is in full force and effect, $165,000, on each of November 1, 2013, December 1, 2013 and January 1, 2014, and (ii) provided no event of default on the 428-430 N. Rodeo Drive Mortgage Loan has occurred and is continuing, the balance, upon delivery to lender of (a) evidence the premises demised under the Vera Wang Lease has been completed and (b) an estoppel certificate from Vera Wang Tenant confirming, among other items, the Vera Wang Lease is in full force and effect, the Vera Wang Tenant is in occupancy of and open for business in the entire premises demised under the Vera Wang Lease and paying monthly rent, and all tenant improvements, leasing commissions or other similar sums under the Vera Wang Lease have been paid and no defaults exists with respect to the Vera Wang Lease.

Lockbox and Cash Management. A soft lockbox is in place with respect to the 428-430 N. Rodeo Drive Mortgage Loan.  The 428-430 N. Rodeo Drive Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 428-430 N. Rodeo Drive Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 428-430 N. Rodeo Drive Mortgage Loan, to fund the required reserves deposits as described under “—Escrows and Reserves” above, to fund an operating expense subaccount up to the amount of lender approved budgeted operating expenses not otherwise paid or reserved for, together with other amounts incurred by 428-430 N. Rodeo Drive Borrower in connection with the operation and maintenance of the 428-430 N. Rodeo Drive Mortgaged Property and approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the 428-430 N. Rodeo Drive Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and end on the date upon which the event of default has been cured or waived by lender.

Property Management. The 428-430 N. Rodeo Drive Property is managed by Probity International Corporation, an affiliate of the 428-430 N. Rodeo Drive Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the 428-430 N. Rodeo Drive Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender and in an amount determined by lender (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	428-430 N. Rodeo Drive

substantially similar protection) is in effect, the lender will accept terrorism insurance which covers “covered acts” (as defined by such statute or other program) as it relates to the risks required to be covered, so long as such statute or other program covers both domestic and foreign acts of terrorism.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

Mortgage Loan No. 7 – 940 Ridgebrook Road

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

Mortgage Loan No. 7 – 940 Ridgebrook Road

940 Ridgebrook Road
940 Ridgebrook Road
Sparks Glencoe, MD 21152
Gunpowder State Park
Monkton
Sparks Glencoe
Sparks
BALTIMORE COUNTY
Loch Raven Park
Hunt Valley Inn Golf Course
Gunpowder Falls State Park
Hunt Valley Towne Centre
Oregon Ridge Park
Cockeysville
Hillendale Country Club
Towson Golf and Country Club
Longview Golf Course
Loch Raven Reservoir
Caves Valley Golf Club
Baltimore Country Club at Five Farms
Lutherville-Timonium
Mays Chapel
Pine Ridge Golf Course
Loch Raven Park
Gunpowder Falls State Park
Hampton
Garrison
Carney
Perry Hall
Goucher College
Towson
Towson University
Pikesville
Parkville
Greater Baltimore Medical Center
St. Joseph Medical Center
Country Club of Maryland
Robert E Lee Park
Mount Saint Agnes College
BALTIMORE
Baltimore/Washington International Airport 16 miles
Milford Mill
Overlea
Baltimore Beltway
Light Rail
Metro Subway
Chesapeake Bay

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

Mortgage Loan No. 7 – 940 Ridgebrook Road

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	940 Ridgebrook Road Sparks Glencoe, MD 21152
Original Balance:	$27,000,000			General Property Type:	Office
Cut-off Date Balance:	$27,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.7%			Net Rentable Area:	210,002 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$129
Borrower Name(s):	Katewood Deerwood LLC			Balloon/ARD Balance Per Unit/SF:	$106
Sponsor(s):	Richard E. Goldberg			Year Built/Year Renovated:	2003/NAP
Mortgage Rate:	5.130%			Title Vesting:	Fee
Note Date:	11/5/2013			Property Manager:	Woods Management Company LLC
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$2,999,626
IO Period:	None			UW Expenses:	$141,177
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,858,449
Seasoning:	0 months			UW NCF:	$2,475,195
Original Amortization Term:	360 months			UW NOI DSCR:	1.62x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.40x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	9.2%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,490,369 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$3,504,857 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$3,505,019 (12/31/2010)
Reserves(1)				Appraised Value:	$38,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/6/2013
RE Tax(2):	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.8%
Insurance(2):	$3,961	$1,980	NAP	LTV Ratio at Maturity/ARD:	57.7%
Recurring Replacements:	$0	$3,500	NAP	Occupancy Rate (As of):	100.0% (12/31/2012)
TI/LC:	$0	$26,250	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Other(3):	$1,575,018	Springing	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The 940 Ridgebrook Road Borrower is required to deposit 1/12th of the estimated general liability insurance premiums monthly.  The 940 Ridgebrook Road Borrower is not required to escrow real estate taxes and property insurance premiums so long as certain conditions, as described in the related loan documents, including but not limited to PHH Vehicle Management Services LLC paying real estate taxes and property insurance, are met.  Should such conditions fail to be met, the 940 Ridgebrook Road Borrower will be required to escrow real estate taxes and property insurance monthly.

(3)	At closing lender collected $1,575,018 for the “Lease Sweep Leasing Reserve” as described in “—Escrows and Reserves” below.

The 940 Ridgebrook Road Mortgage Loan.

The Mortgage Loan.  The seventh largest mortgage loan (the “940 Ridgebrook Road Mortgage Loan”) is evidenced by a note in the original principal amount of $27,000,000 and is secured by a first priority fee mortgage encumbering a single tenant suburban office property known as 940 Ridgebrook Road in Sparks Glencoe, Maryland (the “940 Ridgebrook Road Property”).  The proceeds of the 940 Ridgebrook Road Mortgage Loan were used to refinance a prior loan originated by CIBC that was included in the JPMCC 2004-CB8 securitization.  The payoff amount for the prior loan including defeasance costs totaled approximately $27,000,000. The 940 Ridgebrook Road Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The 940 Ridgebrook Road Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of December 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 940 Ridgebrook Road Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

The Borrower and the Sponsor.  The borrower is Katewood Deerwood LLC, a single-purpose Delaware limited liability company (the “940 Ridgebrook Road Borrower”) with one independent director. The 940 Ridgebrook Road Mortgage Loan sponsor and nonrecourse carve-out guarantor is Richard E. Goldberg.

Richard Goldberg has over 45 years of real estate experience and is the principal of Woods Management Company, which owns and operates New York City residential apartment properties. In addition, Richard Goldberg owns a diversified real estate portfolio, which includes partial ownership interests in over 40 apartment, office, retail, hospitality, and healthcare properties nationwide.

The Mortgaged Property.  The 940 Ridgebrook Road Property is a 210,002 SF, single tenant suburban office building located in Sparks Glencoe, Maryland, approximately 15 miles north of the Baltimore Central Business District. The building is both LEED and BOMA certified.

The 940 Ridgebrook Road  Property is located within The Highlands Corporate Park, a planned business park containing approximately 171 acres. The business park is currently built out with 13 office buildings containing 937,000 SF and one flex property containing 34,500 SF. Primary tenants within The Highlands Corporate Park include the 940 Ridgebrook Road Property’s PHH Vehicle Management Services LLC, First Financial Group, KCI Technologies, Mobilex, Fila, SC&H Group and Fundamental.

Major Tenants.

PHH Vehicle Management Services LLC  (210,002 SF, 100.0% of NRA, 100.0% of underwritten base rent). The 940 Ridgebrook Road Property is 100% occupied on a long term lease to PHH Vehicle Management Services LLC.  PHH Vehicle Management Services LLC is a subsidiary of PHH Corporation (“PHH Corporation”), a publicly traded financial services company. PHH Corporation has a market cap of $1.29 billion and is rated Ba2 by Moody’s, BB- by S&P, and BB by Fitch, with a stable outlook. The PHH Corporation is broadly divided into three segments: (i) fleet management; (ii) mortgage production; and (iii) mortgage servicing.  PHH Corporation guarantees the PHH Vehicle Management Services LLC lease at the 940 Ridgebrook Road Property.

The fleet management division of PHH Corporation, PHH Avral, is headquartered at the 940 Ridgebrook Road.  PHH Avral totaled 53% of overall net revenues for Q1 13. PHH Avral earned $87 million for full fiscal year 2012 and $42 million through the second quarter of 2013. PHH Avral enjoys significant benefits from scale as one of the largest fleet lease providers.  PHH Arval’s revenues are generated primarily through fuel card programs, maintenance services, accident management services and monthly management fees for leased vehicles.

Departments of PHH Avral that operate at the 940 Ridgebrook Road Property include product development, vehicle management services, new business activation, account consultants, title management and purchasing, as well as operational functions such as legal, IT and HR services. The tenant has invested over $1.5 million of its own money into its space since taking occupancy, primarily on an expansion of the data center. Other investments include upgrading training facilities, adding private offices, improving the HVAC and installing a new patio with landscaping outside of the dining area.

PHH Vehicle Management Services LLC originally signed a 10-year lease at the 940 Ridgebrook Road Property that commenced on 1/16/2004. Such tenant executed a recent amendment to that lease that modifies the rental rate and extends the expiration date to 2/28/2024. The rental rate decreases from $16.92/SF to $15.00/SF on 2/9/14 and increases to $15.75/SF on 2/9/2019. The lease is triple net, with the tenant required to pay all costs relating to the 940 Ridgebrook Road Property (with the exception of certain landlord requirements, including (i) payment of sewer water management costs (which are reimbursable by the tenant under the PHH Vehicle Management Services LLC lease), (ii) the replacement of the HVAC system, (iii) maintenance of structural components of the improvements and paved parking areas and (iv) providing utility lines to the building). The tenant has the full and sole responsibility for the payment of all operating costs including taxes and property insurance as well as maintaining and repairing all non-structural items.

The following table presents a summary regarding major tenants at the 940 Ridgebrook Road Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF	Lease Expiration
Major Tenants
PHH Vehicle Management Services LLC	Office	BB/Ba2/BB-	210,002	100%	$3,150,030	100%	$15.00	2/28/2024
Subtotal/Wtd. Avg.			210,002	100%	$3,150,030	100%	$15.00

Vacant Space			0	0%	$0	0%	$0.00
Collateral – Total/Wtd. Avg.			210,002	100%	$3,150,030	100%	$15.00

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

The following table presents certain information relating to the lease rollover at the 940 Ridgebrook Road Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	0	0	$0.00	0%	0%	$0	0%	0%
2020	0	0	$0.00	0%	0%	$0	0%	0%
2021	0	0	$0.00	0%	0%	$0	0%	0%
2022	0	0	$0.00	0%	0%	$0	0%	0%
2023 & Beyond	1	210,002	$15.00	100%	100%	$3,150,030	100%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	1	210,002	$15.00	100%		$3,150,030	100%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

The Market.  The 940 Ridgebrook Road Property is located in Sparks Glencoe, Maryland, approximately 15 miles north of the Baltimore Central Business District.  The location is also about 15 miles south of the Pennsylvania state line and 45 miles north of Washington, D.C.

Sparks Glencoe, and the nearby Hunt Valley/Cockeysville area, are heavily developed commercial and residential hubs in northern Baltimore County. Residential development is improved mostly within planned subdivisions adjoining the commercial areas and in outlying sections of the local area. Commercial development is concentrated along the heavily traveled roadways in the local area including York Road (Maryland Route 45), and connecting east-west roadways that have an interchange with Interstate 83. The York Road Corridor is a heavily traveled north-south commercial corridor that is improved with community and neighborhood shopping centers, retail strip centers, roadside service facilities and office buildings. Hunt Valley Town Center, located about two miles south of the 940 Ridgebrook Road Property, contains about 887,500 SF and is anchored by a Wegman’s grocery store.

The appraiser analyzed 27 competitive office buildings within the 940 Ridgebrook Road Property submarket which contain a total of 2.14 million SF. The total vacant available space is 215,438 SF, resulting in an overall vacancy rate of 10.1%. Average asking rates for competitive office buildings range from $16.00/SF to $26.50/SF modified gross. According to the appraiser, the equivalent NNN rental rate is $13.50/SF to $17.50/SF.

The following table presents certain rental comparable information to the 940 Ridgebrook Road Property:

Competitive Property Summary
Property (Cross Streets)	Office Area (NRA)	Year Built	Stories	Tenant	Lease Date	Size	Term	Lease Type	Rent
10150 York Road Hunt Valley, MD	178,286	1985	5	Diamond Comics	7/13	52,111	10.7	Modified	$18.50
The Atrium Building 375 W. Padonia Road Timonium, MD	110,328	1986	2	TESSCO Technologies	6/12	97,392	5.0	Modified	$17.50
Schilling Green II 225 Schilling Circle Hunt Valley, MD	131,360	2012	4	EA Engineering	8/12	64,000	12.0	Modified	$25.00
101 Schilling Circle Hunt Valley, MD	82,000	2004	1	Zenimax	8/11	36,066	10.3	Modified	$18.75
North Park Business Community 4 North Park Drive Hunt Valley, MD	124,000	1987	5	URS	9/12	50,000	7.0	Modified	$23.50
Total	625,974					299,569
Average	125,195	1995	3			59,914	9.0		$20.65

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 940 Ridgebrook Road Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rental Income	$3,553,241	$3,553,241	$3,553,241	$3,150,030	$15.00
Expense Reimbursements	$0	$0	$0	$182,888(1)	$0.87
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($333,292)	($1.59)
Effective Gross Income	$3,553,241	$3,553,241	$3,553,241	$2,999,626	$14.28
Total Operating Expenses	$48,222	$48,384	$62,872	$141,177	$0.67
Net Operating Income	$3,505,019	$3,504,857	$3,490,369	$2,858,449	$13.61
TI/LC	$0	$0	$0	$341,253	$1.63
Capital Expenditures	$0	$0	$0	$42,000	$0.20
Net Cash Flow	$3,505,019	$3,504,857	$3,490,369	$2,475,195	$11.79
Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.99x	1.99x	1.98x	1.62x
NCF DSCR	1.99x	1.99x	1.98x	1.40x
NOI Debt Yield	13.0%	13.0%	12.9%	10.6%
NCF Debt Yield	13.0%	13.0%	12.9%	9.2%

(1)
Recoveries consists of (i) reimbursed leasing commissions of $64,574 and (ii) reimbursed management fee of $87,789. In accordance with the terms of the lease, the tenant is responsible for reimbursing a total of $645,737 for the cost of the leasing commission in association with the recent renewal (total leasing commission was $807,197, with the $161,460 difference covered by the 940 Ridgebrook Road Borrower). This amount is paid back to the 940 Ridgebrook Road Borrower as part of the tenant’s base rent over the term of the extended lease. While there is no management fee in place, CIBC is underwriting a 3% management fee, which is included in the underwritten Expense Reimbursements.

Escrows and Reserves.  The 940 Ridgebrook Road Borrower is required to deposit 1/12th of the estimated general liability insurance premiums monthly.  The 940 Ridgebrook Road Borrower is not required to escrow real estate taxes and property insurance premiums so long as certain conditions, as described in the related loan documents, including but not limited to PHH Vehicle Management Services LLC paying real estate taxes and property insurance, are met.  The 940 Ridgebrook Road Borrower is required to escrow $26,250 monthly for ongoing tenant improvements and leasing commissions. The 940 Ridgebrook Road Borrower is required to escrow $3,500 monthly for capital expenditures.

Finally, at closing, the 940 Ridgebrook Road Borrower was required to deposit $1,575,018 into the Lease Sweep Leasing Reserve for tenant improvements and leasing commissions associated with the recent lease extension at loan origination.  In addition, during a Lease Sweep Period (as defined below), all excess cash will be deposited into the Lease Sweep Leasing Reserve.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 940 Ridgebrook Road Mortgage Loan. The 940 Ridgebrook Road Mortgage Loan has springing cash management. The 940 Ridgebrook Road Borrower will be required to deposit all excess cash into a lockbox account held by the lender as additional security for the 940 Ridgebrook Road Center Mortgage Loan during a Cash Management Period.

A “Cash Management Period” will commence on

I.	an event of default or

II.	a Lease Sweep Period, which is defined in the related loan documents as commencing upon any of the following:

a.
September 1, 2017 and ending upon the date that the sum of $1,575,018 has accumulated in the Lease Sweep Leasing Reserve (during the continuance of the subject Lease Sweep Period) to cover the second half of the construction/tenant allowance due under the Lease Sweep Lease (defined as the PHH Vehicle Management Services LLC lease or any replacement lease permitted under the related loan documents);

b.	April 1, 2022 unless the tenant under the Lease Sweep Lease renews the Lease Sweep Lease at specific terms;

c.
the occurrence of an insolvency proceeding by the tenant under the Lease Sweep Lease or its direct or indirect parent, unless such proceeding is terminated and the Lease Sweep Lease is affirmed, assumed or assigned;

d.
upon a decline in the credit rating of the tenant under the Lease Sweep Lease, its parent entity or PHH Corporation below “B2” by Moody’s, “B” by S&P or equivalent by any of the rating agencies specified in the related loan documents and ending on the date on which funds in the Lease Sweep Leasing Reserve equal $5,775,000;

e.
the date that the Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the 940 Ridgebrook Road Borrower or property manager of notice by the tenant under the Lease Sweep Lease of such tenant’s intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), and ending upon the entire space demised under the Lease Sweep Lease being re-let in accordance with the terms of the related loan documents; or

f.
the date that any tenant under a Lease Sweep Lease shall discontinue its business (i.e., “goes dark”) at the space demised under the Lease Sweep Space (or any material portion thereof) or vacate such space (or any material portion thereof) or give notice that it intends to

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	940 Ridgebrook Road

discontinue its business in such space (or any material portion thereof), and ending upon the entire space demised under the Lease Sweep Lease being re-let in accordance with the terms of the related loan documents.

Property Management. The 940 Ridgebrook Road Property is managed by Woods Management Company LLC, an affiliate of the tenant at the 940 Ridgebrook Road Property.

Mezzanine Loan and Preferred Equity.  Not permitted.

Terrorism Insurance.  The 940 Ridgebrook Road Borrower is required pursuant to the 940 Ridgebrook Road Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 940 Ridgebrook Road Property.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

Mortgage Loan No. 8 – Northwest Crossing Centre

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

Mortgage Loan No. 8 – Northwest Crossing Centre

Northwest Crossing Centre
13238 Northwest Freeway
Houston, TX 77040
HOUSTON
Jersey Village
North Houston
Acres Home
Aldine
HARRIS COUNTY
Fairbanks
Oak Forest
Northwest Houston
Spring Valley
Hilshire Village
Hedwig Village
Hunters Creek Village
Houston Heights
Tanglewood
Memorial Park
River Oaks
Montrose
Midtown
Highland Village
Uptown
Gulfton
Bellaire
West University Place
George Bush Intcl. Airport 10 Miles
Sam Houston Tollway
Northwest Frwy
Hempstead Hwy
North Frwy
Katy Frwy
North Loop
West Loop
Southwest Frwy
Fallbrook Drive
Taub Rd
West Rd
Hollyvale Dr
Tomball Pkwy
Breen Dr
Gulf Bank Rd
Victory Dr
Little York Rd
Parker Rd
Tidwell Rd
Clay Rd
W. 43rd St
Kempwood Dr
Hammerly Blvd
W. 34th St
Long Point Rd
W. 18th St
W. 11th St
W. 20th St
Crosstimbers St
Memorial Dr
Washington Ave
San Felipe St
Westheimer Rd
Alabama St
Richmond Ave
Bissonnet St
Gulfton St
Pine Crest Country Club
TC Jester Park
Agnes Moffitt Park
Houston Country Club
Memorial Park Golf Course
River Oaks CC
Sabine Park
Delmar Stadium
Northwest Mall
CityCentre
Memorial City Mall
Memorial City Hospital
Uptown Park
Centre at Post Oak
The Galleria
Williams Tower
River Oaks Shopping Ctr
Univ. of St. Thomas
Rice University
Rice Stadium
Univ. of Texas Health Sciences Center
Hermann Park
Houston Zoo
Memorial Hermann Hospital
Cornerstone Hosp. of Houston-Bellaire
The Woodlands
Spring
Atascocita
Humble
Tomball
Cypress
Katy
Sugar Land
Missouri City
Pearland
Pasadena
Baytown
La Porte
League City
Texas City
Friendswood
Channelview

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

Mortgage Loan No. 8 – Northwest Crossing Centre

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	13238 Northwest Freeway Houston, TX 77040

Original Balance:	$23,437,500			General Property Type:	Retail
Cut-off Date Balance:	$23,437,500			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Net Rentable Area:	179,469 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$131
Borrower Name(s):	Rancho Northwest Crossings, LLC			Balloon/ARD Balance Per Unit/SF:	$113
Sponsor(s):	Michel Kucinski			Year Built/Year Renovated:	1994/NAP
Mortgage Rate:	4.788%			Title Vesting:	Fee
Note Date:	11/8/2013			Property Manager:	The Woodmont Company
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$3,663,486
IO Period:	24 months			UW Expenses:	$1,237,722
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,425,764
Seasoning:	0 months			UW NCF:	$2,219,347
Original Amortization Term:	360 months			UW NOI DSCR:	1.65x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.51x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	11.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,596,897 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,533,367 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,275,463 (12/31/2011)
Reserves(1)				Appraised Value:	$31,310,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/30/2013
RE Tax:	$0	$55,474	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.6%
Recurring Replacements:	$75,000	$2,243	$81,000	Occupancy Rate (As of):	100.0% (11/1/2013)
TI/LC:	$0	$11,217	$400,000	2nd Most Recent Occupancy (As of):	99.3% (12/31/2012)
Best Buy Escrow:	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	99.3% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Northwest Crossing Centre Mortgage Loan.

The Mortgage Loan.  The eighth largest mortgage loan (“Northwest Crossing Centre Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $23,437,500 and is secured by a first priority fee mortgage encumbering an anchored retail center known as Northwest Crossing Centre located in Houston, Texas (“Northwest Crossing Centre Property”). The proceeds of the Northwest Crossing Centre Mortgage Loan were used to finance the acquisition of the Northwest Crossing Centre Property for a purchase price of approximately $31.5 million.

The Northwest Crossing Centre Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months, with a maturity date of December 1, 2023. The Northwest Crossing Centre Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C13 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Northwest Crossing Centre Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The Northwest Crossing Centre borrower is Rancho Northwest Crossings, LLC, a Delaware limited liability company with two independent directors (“Northwest Crossing Centre Borrower”).  Equity ownership in Rancho Northwest Crossings, LLC is held solely by Rancho Houston Bassett, L.P. Equity ownership in Rancho Houston Bassett, L.P. is held solely by Rancho Town Center, L.P.  Equity ownership in Rancho Town Center, L.P. is in turn held by USA Properties, Inc. (“USA Properties”) (5.38%), Michel Kucinski Separate Property Trust (27.83%), Kucinski Family Trust (15.79%), Jaime Brener Separate Property Trust (6.91%), David Bramson (5.43%), Suzi Bramson (5.43%) and 16 other investors (<5.00% each).  USA Properties is the general partner of Rancho Town Center, L.P.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

The sponsor and nonrecourse carve-out guarantor of the Northwest Crossing Centre Mortgage Loan is Michel Kucinski.  Michel Kucinski is the founder and president of USA Properties, a commercial real estate company with over four million SF of retail, office and industrial properties located throughout California, Texas, Illinois, Pennsylvania and Florida.

The Mortgaged Property.  The Northwest Crossing Centre Property is a 179,469 SF anchored retail center located in Houston, Texas, just off of the Northwest Freeway (U.S. Highway 290).  The Northwest Crossing Centre Property was constructed in 1994.  The Northwest Crossing Centre sponsor acquired the property for approximately $31.5 million after closing costs.

The Northwest Crossing Centre Property consists of 30 different tenants with no tenant contributing more than 17.6% of the net rentable area or 16.4% of the underwritten base rent.  The Northwest Crossing Centre Property is anchored by Best Buy, Marshalls, Big Lots, Shoe Carnival and Dollar Tree.  The Northwest Crossing Centre Property is also shadow anchored by a 126,000 SF Target, which is not part of the collateral for the Northwest Crossing Centre Mortgage Loan.  The Target shadow anchor underwent a 46,000 SF expansion in 2006, upgrading to a P-Fresh grocery concept.

As of November 1, 2013, the Northwest Crossing Centre Property was 100.0% occupied.  Historical occupancy at the Northwest Crossing Centre Property was 99.3% as of December 31, 2012, 99.3% as of December 31, 2011 and 91.6% as of December 31, 2010.  The Northwest Crossing Centre Property has had an average occupancy of 96.9% over the last five years.

Major Tenants.

Best Buy (31,522 SF, 17.6% of NRA, 16.4% of underwritten base rent).  Best Buy occupies 31,522 SF at Northwest Crossing Centre Property under a lease expiring on January 31, 2017, with four five-year renewal options.  The lease provides for a rental rate of $14.25 PSF.  Best Buy (NYSE: BBY) is an e-commerce and physical retailer of consumer electronics in the United States, Europe, Canada and China.  Best Buy was founded in 1966 and is headquartered in Richfield, Minnesota.  Best Buy is currently rated “BB-” by Fitch, “Baa2” by Moody’s and “BB” by S&P.

Marshalls (30,425 SF, 17.0% of NRA, 10.5% of underwritten base rent).  Marshalls occupies 30,425 SF at Northwest Crossing Centre Property under a lease expiring on April 30, 2024, with one five-year renewal option. The lease provides for a rental rate of $9.50 PSF.  Marshalls is owned by TJX Companies, Inc. (NYSE: TJX) and together with T.J. Maxx forms the largest off-price retailer of apparel and home fashions in the United States.  TJX Companies, Inc. is currently rated “A3” by Moody’s and “A” by S&P. As of the trailing 12 months ended February 2, 2013, TJX Companies, Inc. reported revenue of approximately $25.8 billion and net income of approximately $1.9 billion. Marshalls reported sales at the Northwest Crossing Centre Property of $225 PSF for 2012.

Big Lots (26,670 SF, 14.9% of NRA, 6.8% of underwritten base rent).  Big Lots occupies 26,670 SF at Northwest Crossing Centre Property under a lease expiring on January 31, 2017, with three five-year renewal option. The lease provides for a rental rate of $7.00 PSF.  Founded in 1967 and based in Columbus, Ohio, Big Lots (NYSE: BIG) is a broadline closeout retailer that as of August 3, 2013, operated 1,500 stores in the United States and Canada.  Big Lots is currently rated “BBB-” by S&P. As of the trailing 12 months ended February 2, 2013, Big Lots reported revenue of approximately $5.4 billion.  Big Lots reported sales at the Northwest Crossing Centre Property of $111 PSF for the trailing 12 months ended April 30, 2013.

The following table presents a summary regarding major tenants at the Northwest Crossing Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration	4/30/2013 TTM Sales PSF	UW Occupancy Cost as a % of Sales
Major Tenants
Best Buy	BB-/Baa2/BB	31,522	18%	$449,189	16%	$14.25	1/31/2017	NAV	NAV
Marshalls	NR/A3/A	30,425	17%	$289,038	11%	$9.50	4/30/2024	$225(4)	6.9%
Big Lots	NR/NR/BBB-	26,670	15%	$186,690	7%	$7.00	1/31/2017	$111	11.0%
Shoe Carnival	NR/NR/NR	10,500	6%	$168,000	6%	$16.00	10/31/2016	$166(5)	13.5%
Dollar Tree	NR/NR/NR	10,000	6%	$100,000	4%	$10.00	6/30/2016	NAV	NAV
Dress Barn	NR/NR/NR	7,800	4%	$136,500	5%	$17.50	12/31/2015	$142	16.6%
Subtotal/Wtd. Avg.		116,917	65%	$1,329,417	48%	$11.37

Other Tenants		62,552	35%	$1,417,645	52%	$22.66
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		179,469	100%	$2,747,062	100%	$15.31

Non-collateral Anchors
Target	A-/A2/A+	126,000

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annualized Underwritten Base Rent PSF excludes vacant space.
(4)	Sales PSF as of 2012.
(5)	Sales PSF for Shoe Carnival includes only 10 months of sales data.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

The following table presents certain information relating to the lease rollover at the Northwest Crossing Centre Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2014	7	14,410	$23.19	8%	8%	$334,169	12%	12%
2015	4	15,777	$19.82	9%	17%	$312,671	11%	24%
2016	7	31,451	$15.78	18%	34%	$496,357	18%	42%
2017	6	65,955	$12.86	37%	71%	$848,156	31%	72%
2018	0	0	$0.00	0%	71%	$0	0%	72%
2019	3	13,724	$21.25	8%	79%	$291,671	11%	83%
2020	0	0	$0.00	0%	79%	$0	0%	83%
2021	1	3,500	$18.57	2%	81%	$65,000	2%	85%
2022	0	0	$0.00	0%	81%	$0	0%	85%
2023	0	0	$0.00	0%	81%	$0	0%	85%
2024 & Beyond	2	34,652	$11.52	19%	100%	$399,038	15%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	30	179,469	$15.31	100%		$2,747,062	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Northwest Crossing Centre Property is located in Houston, Harris Country, Texas, approximately 10 miles northwest of the Houston central business district (“CBD”) and 20 miles west of George Bush Intercontinental Airport.  The Northwest Crossing Centre Property is located along Northwest Freeway (U.S. Highway 290), a major thoroughfare that provides access to the Houston CBD, Austin, College Station and Waco.  U.S. Highway 290 has an estimated average daily traffic count of approximately 166,740 at the Northwest Crossing Centre Property.

The 2013 estimated population within a one-, three- and five-mile radius of the Northwest Crossing Centre Property was approximately 10,650; 125,326 and 305,084, respectively.  The 2013 estimated average household income within a one, three- and five mile radius of the Northwest Crossing Centre Property was approximately $50,179, $50,179 and $63,909, respectively.

Comparable properties to Northwest Crossing Centre Property are shown in the charts below:

Competitive Property Summary
Property	Address	Year Built	Total GLA (SF)	Major Tenants	Occupancy
Northbrook Shopping Center	5264 West 34th West Houston, TX	1974	174,580	Randall’s Office Depot	99%
Northway Center	11077 Northwest Freeway Houston, TX	1979	212,070	Academy Sports & Outdoors Conn’s Appliances Office Max	92%
Northwest Marketplace	13706-13846 Northwest Freeway Houston, TX	2002	185,303	Ross Stores Office Depot, Old Navy PetsMart Whole Foods	93%
Hollister Pointe Centre	13167 Northwest Freeway Houston, TX	1997	86,704	Steiner Skincare-Spas-Education Aquarium World LA Fitness	88%
Northwest Village	17360-17532 Northwest Freeway Houston, TX	1980	189,968	Harbor Freight Tools Spec’s Liquor Coaches Sports Bar	99%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Northwest Crossing Centre

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northwest Crossing Centre Property:

Cash Flow Analysis
	2011	2012	8/31/2013 TTM	UW	UW PSF
Gross Potential Rental Income	$2,345,660	$2,560,580	$2,606,176	$2,747,062	$15.31
Percentage Rent	$22,383	$49,587	$85,707	$42,600	$0.24
Expense Reimbursements	$870,643	$1,079,370	$1,061,059	$1,064,007	$5.93
Other Income	$9,196	$4,888	$2,540	$2,500	$0.01
Less Vacancy & Credit Loss	$85,272	$9,388	$66	($192,683)	(5.06%)
Effective Gross Income	$3,333,154	$3,703,813	$3,755,548	$3,663,486	$20.41
Total Operating Expenses	$1,057,691	$1,170,446	$1,158,651	$1,237,722	$6.90
Net Operating Income	$2,275,463	$2,533,367	$2,596,897	$2,425,764	$13.52
TI/LC	$0	$0	$0	$170,523	$0.95
Capital Expenditures	$0	$0	$0	$35,894	$0.20
Net Cash Flow	$2,275,463	$2,533,367	$2,596,897	$2,219,347	$12.37
Occupancy %	99.3%	99.3%	100.0%(1)	95.0%
NOI DSCR	1.54x	1.72x	1.76x	1.65x
NCF DSCR	1.54x	1.72x	1.76x	1.51x
NOI Debt Yield	9.7%	10.8%	11.1%	10.3%
NCF Debt Yield	9.7%	10.8%	11.1%	9.5%

(1)	Occupancy as of August 29, 2013.

Escrows and Reserves.  The Northwest Crossing Centre Borrower is required to escrow $55,474 monthly for annual real estate taxes.  The Northwest Crossing Centre Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (if the Northwest Crossing Centre Property is no longer party of a “blanket policy” acceptable to the lender).  The Northwest Crossing Centre Borrower deposited $75,000 upfront for replacement reserves and is required to escrow $2,243 monthly (subject to a cap of $81,000).  The Northwest Crossing Centre Borrower is also required to escrow $11,217 monthly (subject to a cap of $400,000) for TI/LC reserves.  Within 10 days of a Best Buy Trigger Event (as described below), the Northwest Crossing Centre Borrower may, in lieu of a cash sweep, deposit $627,000 in cash or letter of credit into escrow for TI/LCs related to the Best Buy tenant space.

A “Best Buy Trigger Event” means Best Buy gives notice to vacate, vacates, goes dark, downsizes, does not renew its lease prior to its notice period expiring or files for bankruptcy.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Northwest Crossing Centre Mortgage Loan. The Northwest Crossing Centre Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Northwest Crossing Centre Borrower. The Northwest Crossing Centre Borrower will be required to deposit all excess cash with respect to the Northwest Crossing Centre Mortgage Loan into an account to be held by the lender as additional security for the Northwest Crossing Centre Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence on the earlier of (i) the date upon which the debt service coverage ratio is less than 1.10x for trailing two consecutive calendar quarters or (ii) occurrence of a Best Buy Trigger Event. A Cash Sweep Period will generally end when the debt service coverage ratio for the immediately preceding calendar quarter equals or exceeds 1.20x or when the Best Buy Trigger Event is cured.

Property Management. The Northwest Crossing Centre Property is managed by The Woodmont Company. The Woodmont Company is headquartered in Fort Worth, Texas and specializes in development, asset management, tenant representation, brokerage, construction supervision and investment sales.

Mezzanine Loan and Preferred Equity.  Not permitted.

Secured Indebtedness (not including trade debts). Not permitted.

Terrorism Insurance.  The Northwest Crossing Centre Borrower is required pursuant to the Northwest Crossing Centre Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Northwest Crossing Centre Property provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension or reauthorization) is not in effect, then the Northwest Crossing Centre Borrower will not be required to pay annual premiums in excess of two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Northwest Crossing Centre Property on a stand-alone basis at the time that any terrorism coverage is excluded from any policy (but the Northwest Crossing Centre Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap).

Release of Property.  The Northwest Crossing Centre Borrower may release any of the four Northwest Crossing Centre Borrower release parcels specified in the loan agreement from the lien of the Northwest Crossing Centre Mortgage Loan through partial defeasance based on delivery of defeasance collateral equal to 120% of the loan balance allocated to each such parcel, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to the following: (i) loan-to-value ratio is not greater than 75%, (ii) debt yield is not less than 8.50%, (iii) debt service coverage ratio not less than the greater of 1.40x and the debt service coverage ratio as determined for the 12 months immediately prior to release, and (iv) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of the MSBAM Series 2013-C13 Certificates.

The allocated loan amounts are $1,357,500 (Chick-Fil-A), $1,267,500 (Whataburger), $990,000 (Red Lobster) and $562,500 (James Coney Island).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

Mortgage Loan No. 9 – Chicago Mixed Use Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

Mortgage Loan No. 9 – Chicago Mixed Use Portfolio

Chicago Mixed Use Portfolio
1 1624 West Division Street Chicago, IL
2 CVS Retail Chicago, IL
3 1200 North Ashland Office Chicago, IL
4 230 West Division Street Chicago, IL
Golf Mill Shopping Center
Morton Grove
Dempster St.
Evanston
Skokie
CTA Yellow Line
Park Ridge
Niles
Lincolnwood Town Center
Rogers Park
Lincolnwood
Northwest Hwy.
Norwood Park
Chicago-O'Hare Intl. Airport 2 miles
Peterson Ave.
North Park
Northeastern Illinois Univ.
METRA MILWAUKEE-N LINE
METRA UP-NW LINE
Harwood Heights
Portage Park
Albany Park
CTA Brown Line
Norridge
Harlem Irving Plaza
W. Irving Park Rd
Irving Park
Dunning
N. Austin Ave.
N. Cicero Ave.
W. Belmont Ave
N. Elston Ave
Kennedy Expwy
Wrigley Field
Elmwood Park
The Brickyard
COOK COUNTY
Cragin
Logan Square
CTA Blue Line
Lakeview
N. Lincoln Ave.
Drive
Lincoln Park Zoo
River Grove
METRA MILWAUKEE-W LINE
DePaul University
Lincoln Park
W. North Ave.
CHICAGO
Gold Coast
Concordia University
W. Division St.
Northwestern Univ. - Chicago Campus
River Forest
Downtown Oak Park
Austin
W. Chicago Ave.
Grand Ave.
Near North
Navy Pier
METRA UP-W LINE
CTA Green Line
United Center
Maywood
Oak Park
Loop
Art Inst. of Chicago
Columbus Park
Eisenhower Expwy
Grant Park
Illinois Medical District
Univ. of Illinois-Chicago
Forest Park
S. Harlem Ave.
S. Cicero Ave.
Shedd Aquarium
Soldier Field
McCormick Place
Cicero
CTA Pink, Blue Lines
Chinatown
Berwyn
Pilsen
BNSF LINE
W. 26th St.
Lake Shore
Brookfield
METRA
Ogden Ave.
Bridgeport
Illinois Institute of Tech.
Brookfield Zoo
Hawthorne Race Course
US Cellular Field
Riverside
W. 39th St.
Dan Ryan Expwy
Brighton Park
Stickney
Archer Heights
Archer Ave.
S. Western Ave.
S. Ashland Ave.
S. Halsted St.
CTA Green Line
Stevenson Expwy
METRA HERITAGE LINE
CTA Orange Line
Lyons
Chicago Midway Intl. Airport
Gage Park
Garfield Blvd.
Hyde Park
Washington Park
University of Chicago
Clearing
Chicago Lawn
Lake Michigan
INDIANA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

Mortgage Loan No. 9 – Chicago Mixed Use Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	Various

Original Balance:	$22,710,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$22,710,000			Detailed Property Type:	Multifamily/Retail/Office
% of Initial Pool Balance:	2.2%			Net Rentable Area(2):	118,541 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$192
Borrower Name(s):	MS-2013-2, LLC			Balloon/ARD Balance Per Unit/SF:	$183
Sponsor:	Wojciech Kocemba; Leslie Bull			Year Built/Year Renovated:	Various
Mortgage Rate:	4.500%			Title Vesting:	Fee
Note Date:	10/30/2013			Property Manager:	Private Holding Group, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2018			UW Revenues:	$2,684,334
IO Period:	24 months			UW Expenses:	$769,700
Original Term to Maturity or ARD:	60 months			UW NOI:	$1,914,634
Seasoning:	1 month			UW NCF:	$1,805,720
Original Amortization Term:	360 months			UW NOI DSCR:	1.39x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.31x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.4%
Prepayment Provisions:	LO (24); YM1 (32); O (4)			UW NCF Debt Yield:	8.0%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	8.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,414,422 (8/1/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,125,639 (12/31/2012 )
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,055,566 (12/31/2011 )
Reserves(1)				Appraised Value:	$30,280,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/6/2013-5/13/2013
RE Tax:	$0	$23,106	NAP	Cut-off Date LTV Ratio:	75.0%
Insurance:	$15,343	$2,557	NAP	LTV Ratio at Maturity/ARD:	71.5%
Recurring Replacements:	$0	$1,389	NAP	Occupancy Rate (As of)(3):	91.5% (9/10/2013) & (9/23/2013)
Deferred Maintenance:	$13,913	$0	NAP	2nd Most Recent Occupancy (As of):	NAV
Chiro One Escrow:	$99,626	$0	NAP	3rd Most Recent Occupancy (As of):	NAV
GAINSystems Escrow:	$72,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Chicago Mixed Use Portfolio Property consists of three property types including multifamily, retail and office. Of the 118,541 SF within the Chicago Mixed Use Portfolio Property, approximately 51,953 SF consists of 33 multifamily units, and the retail and office components represent approximately 24,010 SF and 42,578 SF, respectively.

(3)
As of September 23, 2013, the 1624 West Division Street property was 94.8% occupied. As of September 10, 2013, the CVS Retail property was 100% occupied, the 1200 North Ashland Office property was 83.6% occupied, and the 230 West Division Street property was 100% occupied.

The Chicago Mixed Use Portfolio Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Chicago Mixed Use Portfolio Mortgage Loan”) is evidenced by a note in the original principal amount of $22,710,000 and is secured by a first priority fee mortgage encumbering four separate properties. One of the encumbered properties is a multifamily and retail property, two are retail properties, and one is an office property, all located in Chicago, Illinois (collectively, the “Chicago Mixed Use Portfolio Property”). The proceeds of the Chicago Mixed Use Portfolio Mortgage Loan were used to refinance a previous loan of approximately $23,015,917.

The Chicago Mixed Use Portfolio Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months, with a maturity date of November 1, 2018. The Chicago Mixed Use Portfolio Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter. The Chicago Mixed Use Portfolio Mortgage Loan may be prepaid in whole on any payment date after the first due date following the second anniversary of the first day of the first month following the closing date of the Chicago Mixed Use Portfolio Mortgage Loan, together with (prior to the open prepayment period) the greater of a yield maintenance premium and 1% of the prepayment amount. The Chicago Mixed Use Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

The Borrower and the Sponsor.  The borrower is MS-2013-2, LLC (the “Chicago Mixed Use Portfolio Borrower”), a single-purpose Delaware limited liability company with one independent director. The Chicago Mixed Use Portfolio Borrower is indirectly majority owned and controlled by Wojciech Kocemba and Leslie Bull. Mr. Kocemba is a co-founder of RDM Development and Investment, LLC, (“RDM”) based in Chicago. RDM developed the 1624 West Division Street and the 230 West Division Street properties, which are included as parts of the Chicago Mixed Use Portfolio Property. Both Mr. Kocemba and Ms. Bull are the joint and several nonrecourse carve-out guarantors.

The Mortgaged Property.  The Chicago Mixed Use Portfolio Property consists of four separate properties located in Chicago, Illinois. Three properties, located at 1624 West Division Street and 1200 North Ashland Street, are adjacent to one another. The fourth property, located at 230 Division Street is located approximately one mile east of the other three properties. The 1624 West Division Street property contains 33 residential rental units and four ground floor retail units, with 68 parking spaces. The multifamily units each contain two or three bedrooms and two bathrooms and average approximately 1,574 SF in size. The 1624 West Division Street property was built in 2010 and the apartments are finished with hardwood floors, marble countertops, Italian cabinetry, 10-foot ceiling heights and in-unit washers and dryers. The CVS Retail property is a single tenant condominium unit leased to CVS until April 1, 2033. The 1200 North Ashland Office property is a multi-tenant office condominium located above the CVS Retail property within the same structure. The 230 West Division Street property is a two tenant retail condominium unit located on the ground floor of a primarily residential building with 23 parking spaces. No portion of the residential units located at 230 West Division Street is collateral for the Chicago Mixed Use Portfolio Mortgage Loan.

Three of the Chicago Mixed Use Portfolio properties are subject to two separate condominium regimes. The CVS Retail property and the 1200 North Ashland Office property are within the same condominium regime which is in total 98.0% owned by the Chicago Mixed Use Portfolio Borrower. The 230 West Division Street property is within a condominium regime which is in total 2.51% owned by the Chicago Mixed Use Portfolio Borrower.

The following table sets forth further information regarding the Chicago Mixed Use Portfolio Property:

Property Summary

Property	Location	Allocated Cut-off Date Loan Amount	Property Type	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
1624 West Division Street	Chicago, IL	$13,350,000	Multifamily/Retail(1)	59%	$17,800,000	2010/NAP	94.8%	60,655
CVS Retail(2)	Chicago, IL	$5,175,000	Retail	23%	$6,900,000	1926/2005	100.0%	10,460
1200 North Ashland Office(2)	Chicago, IL	$3,165,000	Office	14%	$4,220,000	1926/2005	83.0%	42,578
230 West Division Street	Chicago, IL	$1,020,000	Retail	4%	$1,360,000	2005/NAP	100.0%	4,848
Total		$22,710,000		100%				118,541

(1)	1624 West Division Street is a multifamily and retail property. The 60,655 SF is made up of 33 residential units totaling approximately 51,953 SF and four retail units totaling approximately 8,702 SF.
(2)
The CVS Retail property and the 1200 North Ashland Office property constitute six condominium units within the same building. There is a seventh retail condominium unit within this building, currently operated as a restaurant, which is owned by an affiliate of the Chicago Mixed Use Portfolio Borrower, but which is not collateral for the Chicago Mixed Use Portfolio Mortgage Loan.

Major Tenants.

The Chicago Mixed Use Portfolio Property consists of four properties utilized for multifamily, retail and office purposes. The tenants described below represent the three largest commercial tenants within the portfolio. The 33 multifamily units contained in the 1624 West Division Street property account for $1,200,659 (approximately 51%) of total portfolio underwritten base rent.

CVS (12,355 SF, 10% of NRA, 16% of underwritten base rent). Highland Park CVS, L.L.C. (“CVS”) leases 12,355 SF at the Chicago Mixed Use Portfolio Property pursuant to three separate leases that cover 10,460 SF of retail space within the CVS Retail property and an additional 1,895 SF of office space within the adjoining 1200 North Ashland Office property. The three leases are guaranteed by CVS Corporation (NYSE: CVS). The retail lease for 10,460 SF in the CVS Retail property began on April 1, 2008 and has a current expiration date of April 1, 2033, with six five-year lease extension options. The leases for 1,895 SF of office space in the adjoining 1200 North Ashland Office property began on November 1, 2010 and November 17, 2012, and have a current expiration date of October 31, 2035, with six five-year lease renewal options. CVS reports that it currently operates more than 7,500 CVS/pharmacy and Longs Drug stores.

Equibase (8,837 SF, 7% of NRA, 4% of underwritten base rent). Equibase Capital Group, LLC (“Equibase”) leases 8,837 SF at the Chicago Mixed Use Portfolio Property, within the 1200 North Ashland Office property. The lease began on November 1, 2007 and has a current expiration date of September 30, 2015, with two three-year lease renewal options. The tenant has the right to terminate its lease at any time with 12 months of notice. Equibase, which is based in Chicago and was founded in 1990, is a provider of equity and capital to the real estate industry.

GAINSystems (5,748 SF, 5% of NRA, 5% of underwritten base rent). GAINSystems, Inc. leases 5,748 SF at the Chicago Mixed Use Portfolio Property, within the 1200 North Ashland Office property. The lease began on June 1, 2013 and has a current expiration date of May 31, 2016, with one three-year lease renewal option. The tenant has the right to terminate the lease prior to June 30, 2015 with 90 days of notice, provided the tenant has invested at least $75,000 into its leased space. GAINSystems was founded in 1971 and is headquartered at the 1200 North Ashland Office property. The company specializes in supply chain planning and optimization.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

The following table presents a summary regarding the tenants at the Chicago Mixed Use Portfolio Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Base Rent(3)	Annualized Underwritten Base Rent PSF	Lease Expiration(4)
Major Commercial Tenants
CVS	BBB+/Baa1/BBB+	12,355	10%	$377,388	16%	$30.55	4/1/2033 & 10/31/2035
Equibase	NR/NR/NR	8,837	7%	$100,000	4%	$11.32	9/30/2015
GAINSystems	NR/NR/NR	5,748	5%	$121,200	5%	$21.09	5/31/2016
Total/Wtd. Avg.		26,940	23%	$598,588	26%	$22.22

Other Commercial Tenants		30,979	26%	$569,530	23%	$18.38
Vacant Commercial Space		8,669	7%	$0	0%	$0.00
Total/Wtd. Avg.

Multifamily (33 Units)		51,953	44%	$1,200,659	51%	$36,384

Total/Wtd. Avg.		118,541	100%	$2,368,776(5)	100%	$21.56/$36,384(4)(5)(6)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Approximate % of SF is based on the total portfolio size of 118,541 SF. Approximately 51,953 SF of this total consists of 33 multifamily units.
(3)	% of Total Annualized UW Base Rent is based on total underwritten base rent including $1,200,659 of annual underwritten multifamily rental income (net of a 5% vacancy assumption).
(4)
The CVS tenant leases a total of 12,355 SF pursuant to three separate leases. The retail lease totaling 10,460 SF expires on 4/1/2033. The two office leases, totaling 1,895 SF, expire on 10/31/2035. The Equibase and GAINSystem tenants both have early lease termination options as described in “—Major Tenants” above.

(5)	Annualized Underwritten Base Rent PSF excludes vacant space.
(6)	The Total/Wtd. Avg. Annualized Underwritten Base Rent PSF is shown based on 57,919 of leased commercial space (office and retail) and 33 multifamily units, net of a 5% vacancy assumption.

The following table presents certain information relating to the commercial lease rollover at the Chicago Mixed Use Portfolio Property:

Commercial Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	13	5,196	$20.06	8%	8%	$104,243	9%	9%
2013	2	1,938	$27.08	3%	11%	$52,490	4%	13%
2014	4	7,073	$11.63	11%	21%	$82,250	7%	20%
2015	3	15,453	$11.56	23%	45%	$178,600	15%	36%
2016	1	5,748	$21.09	9%	53%	$121,200	10%	46%
2017	2	4,848	$18.70	7%	60%	$90,680	8%	54%
2018	0	0	$0.00	0%	60%	$0	0%	54%
2019	0	0	$0.00	0%	60%	$0	0%	54%
2020	1	2,737	$33.09	4%	65%	$90,564	8%	62%
2021	0	0	$0.00	0%	65%	$0	0%	62%
2022	0	0	$0.00	0%	65%	$0	0%	62%
2023	1	2,571	$27.50	4%	68%	$70,703	6%	68%
2024	0	0	$0.00	0%	68%	$0	0%	68%
2025	0	0	$0.00	0%	68%	$0	0%	68%
2026 & Beyond	3	12,355	$30.55	19%	87%	$377,388	32%	100%
Vacant	0	8,669	$0.00	13%	100%	$0	0%	100%
Total/Wtd. Avg.	30	66,588	$20.17(3)	100%		$1,168,117(1)	100%

(1)
The information in the lease rollover schedule is based on the underwritten rent roll. The 33 multifamily units, for which $1,200,659 of base rent is underwritten, are not included in this lease rollover schedule.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)	The Wtd. Avg. Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

The Market. The Chicago Mixed Use Portfolio Property consists of four separate properties located in Chicago, Cook County, Illinois. Three of the properties that constitute the Chicago Mixed Use Portfolio Property are located within the Wicker Park neighborhood in Chicago’s northwest quadrant, while the fourth property is located in the Old Town neighborhood. As of March 31, 2013, the greater Chicago apartment market had a 4.8% vacancy rate, while the Lincoln Park/Lakeview apartment submarket, in which the 1624 West Division Street property is located, had a 2.6% vacancy rate over approximately 50,684 units. The average rental rate for the submarket for all apartment vintages and styles was $1,585 per unit. As of March 31, 2013, the greater Chicago retail market had an 8.2% vacancy rate over approximately 512 million SF with an average quoted asking rental rate of $15.78 PSF. The Chicago office market had a 14% vacancy rate over approximately 64.5 million SF with an average quoted asking rental rate of $22.66 PSF. Estimated 2012 population and average household income within a three- and five-mile radius of the 1624 West Division Street, the 1200 North Ashland Street and CVS Retail properties were 509,004 and 1,119,722, and $85,908 and $71,489, respectively. Estimated 2012 population and average household income within a three- and five-mile radius of the 230 West Division Street property were 370,832 and 824,938, and $96,442 and $76,591, respectively.

Below is a chart of five apartment rental comparable properties located in the Lincoln Park/Lakeview apartment submarket.

Competitive Property Summary

Property	Year Built	Occupancy	Units	Average Size (SF)	Average Rent/ 2BR Unit	Project Design	Rent Type
Mod Apartment, 1222 W. Madison Street	2009	98%	58	1,248	$2,700	Mid-Rise	Market
Trio, 670 W. Wayman Street	2010	98%	100	1,160	$2,658	High-Rise	Market
Mondial, 910 W. Huron Street	2010	97%	138	1,269	$2,856	High-Rise	Market
Parc Huron, 469 W. Huron Street	2010	93%	221	1,251	$3,536	Mid-Rise	Market
1225 Old Town, 1225 N. Wells Street	2012	98%	250	1,259	$3,709	Mid-Rise	Market

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chicago Mixed Use Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	TTM 8/31/2013	UW	UW PSF/Unit(4)
Base Rent(2)	$1,547,640	$1,832,866	$1,794,473	$1,351,890	$20.30
Net Rent Residential(3)	$0	$0	$0	$1,200,659	$36,384
Discounts/Concessions	$0	$0	($7,210)	($28,800)	($0.43)
Other Income (Signage)	$0	$0	$4,700	$12,000	$0.18
Total Recoveries	$0	$0	$142,940	$302,284	$4.54
Less Vacancy & Credit Loss	$0	$0	$0	($153,699)	$2.31
Effective Gross Income	$1,547,640	$1,832,866	$1,934,903	$2,684,334	$22.64
Total Operating Expenses	$492,074	$707,227	$520,481	$769,700	$6.49
Net Operating Income	$1,055,566	$1,125,639	$1,414,422	$1,914,634	$16.15
TI/LC	$63,675	$26,425	$23,700	$84,582	$1.27
Capital Expenditures	$0	$0	$0	$24,332	$0.21
Net Cash Flow	$991,891	$1,099,214	$1,390,722	$1,805,720	$15.23
Occupancy %	NAV	NAV	NAV	92.7%(5)
NOI DSCR	0.76x	0.82x	1.02x	1.39x
NCF DSCR	0.72x	0.80x	1.01x	1.31x
NOI Debt Yield	4.6%	5.0%	6.2%	8.4%
NCF Debt Yield	4.4%	4.8%	6.1%	8.0%

(1)
The 2011, 2012 and TTM 8/31/2013 financial statements do not include income or expenses for the CVS Retail property or the 230 West Division Street property. These properties are net leased to tenants that pay all expenses. In 2011 and 2012, the 1624 West Division Street property stabilized operations after a 2010 construction completion.

(2)
Historical Base Rent is net of vacancy and includes the multifamily component. The Underwritten Base Rent includes commercial tenant base rent only. Underwritten multifamily income is included in the Net Rent Residential line item.

(3)	The multifamily component is underwritten net of a 5% vacancy assumption. As of the underwritten rent roll, the multifamily component was 100% leased.
(4)
The Base Rent, Discounts/Concessions, Other Income, Total Recoveries, Less Vacancy & Credit Loss, and the TI/LC line items are calculated based on the 66,588 SF of commercial space only. The UW PSF/Unit calculations are based on the number of apartment units for the Net Rent Residential line item .The Effective Gross Income, Total Operating Expenses, Net Operating Income, Capital Expenditures and Net Cash Flow calculations are based on the total property SF of 118,541 SF, including 51,953 SF of multifamily space.

(5)	The underwritten Occupancy % is based on the underwritten economic vacancy.

Escrows and Reserves.  The Chicago Mixed Use Portfolio Borrower is required to escrow 1/12th of the annual estimated tax payments monthly.  The Chicago Mixed Use Portfolio Borrower deposited $15,342 in escrow for annual estimated insurance premiums at loan origination and is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Chicago Mixed Use Portfolio Borrower maintains insurance under an acceptable blanket insurance policy).  The Chicago Mixed Use Portfolio Borrower is required to make monthly deposits of $1,389 for replacement reserves.  The Chicago Mixed Use Portfolio Borrower deposited in two separate escrows at loan origination $72,000 and $99,626, which represent the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Chicago Mixed Use Portfolio

unamortized portion of the build-out allowance the Chicago Mixed Use Portfolio Borrower has furnished to GAINSystems, Inc. and to Chiro One Wellness Center of Bucktown, LLC, respectively, and which, provided no event of default on the Chicago Mixed Use Portfolio Mortgage Loan has occurred and is continuing, will be released to the Chicago Mixed Use Portfolio Borrower on each monthly payment date, on and after December 1, 2013, in the monthly sum of $2,400 or $3,214, respectively, until such time as the respective build-out funds have been fully released to Chicago Mixed Use Portfolio Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Chicago Mixed Use Portfolio Mortgage Loan.  The Chicago Mixed Use Portfolio Mortgage Loan has springing cash management.  Provided a Cash Management Trigger Event has not occurred, funds in the lockbox account are swept daily to an account designated by the Chicago Mixed Use Portfolio Borrower.  Following the occurrence of a Cash Management Trigger Event, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Chicago Mixed Use Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, and to disburse any excess to the Chicago Mixed Use Portfolio Borrower; provided that if a Cash Sweep Period is in effect, then any excess will be either (x) first, disbursed, so long as no event of default has occurred and is continuing, to the Chicago Mixed Use Portfolio Borrower in the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Chicago Mixed Use Portfolio Borrower in connection with the operation and maintenance of the Chicago Mixed Use Portfolio Property approved by lender, with the remainder remitted to an account to be held by the lender as additional security for the Chicago Mixed Use Portfolio Mortgage Loan or (y) if an event of default has occurred and is continuing, remitted to an account to be held by the lender as additional security for the Chicago Mixed Use Portfolio Mortgage Loan.

A “Cash Management Trigger Event” means if any of the events referenced in clauses (i) through (iv) below of the definition of “Cash Sweep Period” occurs which causes such Cash Sweep Period to commence; provided that notwithstanding the foregoing, after the occurrence of a CVS Retail Property Sale or a CVS Retail Property Partial Prepayment (each as defined below), a “Cash Management Trigger Event” means either of such events referenced in clause (i) or (ii) only (i.e. clauses (iii) and (iv) will no longer be applicable).

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default and conclude upon the cure of such event of default,

(ii)
commence upon the debt service coverage ratio being less than 1.10x for six consecutive calendar months and conclude upon the debt service coverage ratio increasing to 1.15x for six consecutive calendar months,

(iii)
commence upon any tenant under that certain lease, dated as of April 7, 2008, between Highland Park CVS. L.L.C., as tenant and 1200 Ashland, LLC, as landlord (as predecessor in interest to the Chicago Mixed Use Portfolio Borrower) (the “CVS Lease”) making an assignment for the benefit of creditors, having a receiver, liquidator or trustee appointed, being adjudicated bankrupt or insolvent or having a petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law (or similar federal or state law) be filed by or against, consented to or acquiesced in by such tenant, and conclude upon the earlier to occur of (x) the date on which the CVS Lease is affirmed in the bankruptcy insolvency proceeding and the CVS Lease tenant is in occupancy of the demised premises, open for business and paying normal monthly rent or (y) the date on which the demised premises subject to the CVS Lease is subject to a substitute lease approved by lender in its sole discretion, or

(iv)
commence upon the date on which the tenant under the CVS Lease gives notice of its intention to “go dark”, cease operations or vacate the demised premises subject to the CVS Lease, and conclude upon the earlier to occur of (x) the date on which the CVS Lease tenant has taken occupancy of the demised premises and is open for business and paying normal monthly rent or (y) the date on which the demised premises subject to the CVS Lease is subject to a substitute lease approved by lender in its sole discretion.

Notwithstanding the foregoing, after the occurrence of a CVS Retail Property Sale or a CVS Retail Property Partial Prepayment (each as defined below), a “Cash Sweep Period” means either of such events referenced in clause (i) or (ii) only (i.e. clauses (iii) and (iv) will no longer be applicable).

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Chicago Mixed Use Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Chicago Mixed Use Portfolio Borrower is required to maintain, and lender will accept, terrorism insurance as described above which covers “covered acts” (as defined by such statute or other program), so long as such statute or other program covers both domestic and foreign acts of terrorism.

Release of Property.  Provided no event of default has occurred and is continuing, commencing thirty days following the securitization of the Chicago Mixed Use Portfolio Mortgage Loan, the Chicago Mixed Use Portfolio Borrower may obtain a release of the real property described on a schedule to the loan agreement commonly referred to as 1200 North Ashland Avenue (such property, the “CVS Retail Property”) from the Chicago Mixed Use Portfolio Mortgage Loan in connection with either (x) a sale of the CVS Retail Property to a proposed transferee acceptable to lender in its sole discretion and assumption by such transferee of a separate loan (i.e. separate from the Chicago Mixed Use Portfolio Mortgage Loan, which is not cross collateralized or cross defaulted with the Chicago Mixed Use Portfolio Mortgage Loan) made by Morgan Stanley Mortgage Capital Holdings LLC, the loan documents for which are attached to the loan agreement for the Chicago Mixed Use Portfolio Mortgage Loan as exhibits (such sale, a “CVS Retail Property Sale”) or (y) a prepayment of the allocated loan amount with respect to the CVS Retail Property (such prepayment, a “CVS Retail Property Partial Prepayment”), provided that, among other conditions: (i) if required by lender, a rating agency confirmation is obtained, (ii) with respect to the transaction referred to in clause (y) above, the Chicago Mixed Use Portfolio Mortgage Loan is paid down by an amount equal to the allocated loan amount of the CVS Retail Property, the related yield maintenance premium and accrued interest through the end of the interest accrual period during which the prepayment occurs; (iii) the debt service coverage ratio of the remaining Chicago Mixed Use Portfolio Mortgaged Property immediately prior to and after the sale or prepayment will be equal to or greater than 1.30x, (iv) the debt yield of the remaining Chicago Mixed Use Portfolio Property immediately prior to and after the sale or prepayment will be equal to or greater than 8.30% and (v) the loan to value ratio of the remaining Chicago Mixed Use Portfolio Property immediately prior to and after the sale or prepayment will be equal to or less than 75%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

Mortgage Loan No. 10 – Washington Heights Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

Mortgage Loan No. 10 – Washington Heights Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

Mortgage Loan No. 10 – Washington Heights Shopping Center

Washington Heights Shopping Center
111 Yale Street
Houston, TX 77007
HOUSTON
George Bush Intcl. Airport 15 Miles
Hardy Toll Road
North Loop
North Frwy
Katy Frwy
Katy Rd
Southwest Frwy
South Frwy
Eastex Frwy
Gulf Frwy
Greater Heights
Houston Heights
HARRIS COUNTY
Northside Village
Fourth Ward
Downtown
Midtown
Montrose
River Oaks
Highland Village
West University Place
Third Ward
Memorial Park Golf Course
Memorial Park
River Oaks CC
Sabine Park
Monte Beach Park
Moody Park
Woodland Park
Stude Park
Hermann Park
Rice University
Rice Stadium
Univ. of St. Thomas
Houston Community College
Texas Southern University
University of Houston
Robertson Stadium
Riverside General Hospital
Houston Zoo
MD Anderson Cancer Ctr.
Univ. of Texas Health Sciences Center
Memorial Hermann Hospital
River Oaks Shopping Ctr.
Verizon Wireless Theater
Minute Maid Park
Shops at Houston Center
Toyota Center
BBVA Compass Stadium
St. Joseph Medical Center
George R. Brown Convention Center
METRORail
Ensemble/HCC
Wheeler Station
Museum District
Hermann Park/Rice Univ.
Memorial Hermann Hosp./Houston Zoo
Dryden/TMC
W. 11th St
E. 11th St
W. 20th St
Cavalcade St
Crockett St
Washington Ave
Memorial Dr
Dallas St
Gray St
Fairview St
Westheimer Rd
Alabama St
Richmond Ave
Bissonnet St
San Felipe St
Yale St
Main St
Fulton St
Irvington Blvd
Heights Blvd
Studewood St
N. Main St
Elysian St
Quitman St
Hogan St
Shepherd Dr
Shepard Dr
Kirby Dr
Willowick Rd
Commonwealth St
Montrose Blvd
Dunlavy St
Smith St
Milam St
Webster St
McGowen St
Navigation Blvd
Polk St
Leeland St
York St
Elgin St
Alabama St
Blodgett St
Southmore Blvd
MacGregor Way
Scott St
Cullen Blvd
Buffalo Speedway
Greenbriar St
Weslayan St
45
610
10
90
59
527
288
The Woodlands
Spring
Atascocita
Humble
HOUSTON
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City
Katy
Cypress
Tomball
Crosby
Channelview
Galena Park
Stafford
Richmond
Rosenberg
Alvin
Santa Fe
Friendswood
Manvel
Fresno
Arcola
Seabrook
Sienna Plantation
Greatwood
Mission Bend
Aldine
Jersey Village
Hitchcock

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

Mortgage Loan No. 10 – Washington Heights Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	111 Yale Street Houston, TX 77007

Original Balance:	$22,000,000			General Property Type:	Retail
Cut-off Date Balance:	$22,000,000			Detailed Property Type:	Unanchored
% of Initial Pool Balance:	2.2%			Net Rentable Area:	64,087 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$343
Borrower Name(s):	Ainbinder Heights, LLC			Balloon/ARD Balance Per Unit/SF:	$290
Sponsor:	The Ainbinder Company			Year Built/Year Renovated:	2012-2013/NAP
Mortgage Rate:	4.940%			Title Vesting:	Fee
Note Date:	9/26/2013			Property Manager:	The Ainbinder Company, L.L.C.
First Payment Date:	11/5/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/5/2023			UW Revenues:	$2,832,760
IO Period:	12 months			UW Expenses:	$699,873
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,132,887
Seasoning:	2 months			UW NCF:	$1,990,735
Original Amortization Term:	360 months			UW NOI DSCR:	1.52x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.41x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NCF Debt Yield:	9.0%
Lockbox/Cash Management:	None			UW NCF Debt Yield at Maturity:	10.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(3):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(3):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of)(3):	NAP
Reserves(1)				Appraised Value:	$35,760,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/26/2013
RE Tax:	$263,208	$26,321	NAP	Cut-off Date LTV Ratio:	61.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.0%
Recurring Replacements:	$0	$471	NAP	Occupancy Rate (As of)(2):	88.3% (9/9/2013)
TI/LC:	$169,407	$4,706	$169,407	2nd Most Recent Occupancy (As of)(3):	NAP
Free Rent:	$59,938	$0	NAP	3rd Most Recent Occupancy (As of)(3):	NAP
Rent Escrow(2):	$145,461	$0	NAP
Outstanding TI/LC:	$793,744	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
Four tenants representing approximately 9,477 SF of occupied space have executed leases (Bradley’s Fine Diner, Funky Chicken, The Boardroom Salon and Lash Lounge), are currently building out their space, but have not yet opened for business. Certain Rent Escrow Reserves are held until each respective tenant is in occupancy and open for business.

(3)
The Washington Heights Shopping Center Property was developed and leased in 2012 and 2013. Approximately 26,208 SF of space was leased in the second half of 2012, and approximately 30,378 SF of space was leased in 2013.

The Washington Heights Shopping Center Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Washington Heights Shopping Center Mortgage Loan”) is evidenced by a note in the original principal amount of $22,000,000 and is secured by a first priority fee mortgage encumbering the shopping center known as Washington Heights Shopping Center located in Houston, Texas (the “Washington Heights Shopping Center Property”). The proceeds of the Washington Heights Shopping Center Mortgage Loan were used to refinance a construction loan of approximately $11,017,168.

The Washington Heights Shopping Center Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of October 5, 2023. The Washington Heights Shopping Center Mortgage Loan requires payments of interest only for the initial 12 months and payments of principal and interest thereafter. The Washington Heights Shopping Center Mortgage Loan may be prepaid in whole on any payment date on or after the first due date following the second anniversary of the closing date of the Washington Heights Shopping Center Mortgage Loan, together with the greater of a yield maintenance premium and 1% of the prepayment amount.  The Washington Heights Shopping Center Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

The Borrower and the Sponsor.  The borrower, Ainbinder Heights, LLC (the “Washington Heights Shopping Center Borrower”) is a single-purpose Texas limited liability company. Its managing member, Heights Manco Inc., a Texas corporation, has one independent director. The Washington Heights Shopping Center Borrower is 50% owned and controlled by Michael C. Ainbinder and Barton L. Duckworth, the nonrecourse carve-out guarantors. The environmental indemnity is provided by the Washington Heights Shopping Center Borrower only. A 10 year environmental indemnity policy from Lloyd’s Syndicates for up to $10 million of coverage is in place.

Mr. Ainbinder and Mr. Duckworth are co-founders of The Ainbinder Company (“Ainbinder”), the sponsor. Ainbinder is a Houston based real estate firm specializing in the acquisition, development and redevelopment of retail real estate throughout the United States.

The Mortgaged Property.  The Washington Heights Shopping Center Property consists of 64,087 SF of single-story retail space within four strip retail buildings and two outparcel buildings on four separate tracts of land in Houston, Texas.  Two of the strip centers, along with the two outparcel buildings, are located in front of a recently constructed, approximately 152,015 SF Walmart Supercenter. The Walmart Supercenter store is not collateral for the Washington Heights Shopping Center Mortgage Loan. The other two strip centers are located across Yale Street from the Walmart Supercenter. The two outparcel buildings are owned in fee by the Washington Heights Shopping Center Borrower; however, the associated improvements are owned by the respective tenants, JP Morgan Chase and Texas Taco Cabana. There are 290 surface parking spaces for a ratio of approximately 4.5 spaces per 1,000 SF of GLA. The Washington Heights Shopping Center Property, along with the proximate Walmart Super Center, are known collectively as Washington Heights.

The Washington Heights Shopping Center Property was developed in 2012 and 2013, along with the proximate Walmart Supercenter, in accordance with a 2010 Infrastructure Development and Financing Agreement with the City of Houston, Texas.

Major Tenants.

Verizon Wireless (4,439 SF, 7% of NRSF, 8% of underwritten base rent). GTE Mobilnet of South Texas Limited Partnership d/b/a Verizon Wireless leases 4,439 SF at the Washington Heights Shopping Center Property. The lease began on October 25, 2012 and has a current expiration date of October 31, 2019, with two 3-year lease extension options. Verizon Communications, Inc. (NYSE, Nasdaq: VZ) is a global broadband and other wireless and wireline communications services provider. The company reported nearly $116 billion in revenues for 2012.

JP Morgan Chase (4,264 SF, 7% of NRSF, 10% of underwritten base rent). JP Morgan Chase Bank, National Association (“JP Morgan”) leases 4,264 SF at the Washington Heights Shopping Center Property. The lease began on October 31, 2012 and has a current expiration date of October 31, 2032, with four five-year lease extension options. The lease is a ground lease and the tenant constructed and owns the associated improvements. JP Morgan (NYSE: JPM) is a global financial services firm that currently reports assets of $2.4 trillion.

Corner Bakery Cafe (4,000 SF, 6% of NRSF, 7% of underwritten base rent). Fairview Capital Management Group, LLC leases 4,000 SF at the Washington Heights Shopping Center Property and, through a franchise agreement with CBC Restaurant Corp., the space is operated as a Corner Bakery Cafe. The lease began on February 4, 2013 and has a current expiration date of June 30, 2023, with two five-year lease extension options. Corner Bakery Café is a restaurant chain headquartered in Dallas, Texas. The chain was founded in 1991 and currently has 158 locations.

The following table presents a summary regarding major tenants at the Washington Heights Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annualized Underwritten Base Rent PSF (2)	Lease Expiration	2012 Sales PSF	UW Occupancy Cost as a % of Sales
Major Tenants
Verizon Wireless	A-/Baa1/BBB+	4,439	7%	$186,438	8%	$42.00	10/31/2019	NAV	NAV
JP Morgan Chase Bank	A+/A2/A	4,264	7%	$215,000	10%	$50.42	10/31/2032	NAV	NAV
Corner Bakery Cafe	NR/NR/NR	4,000	6%	$150,000	7%	$37.50	6/30/2023	NAV	NAV
Bradley’s Fine Diner(3)	NR/NR/NR	3,664	6%	$150,224	7%	$41.00	7/31/2023	NAV	NAV
Vision Works	NR/NR/NR	3,621	6%	$135,788	6%	$37.50	12/31/2022	NAV	NAV
Sub Total/Wtd. Avg.		19,988	31%	$837,450	38%	$41.90

In-line and Pad Tenants		36,598	57%	$1,378,869	62%	$37.68
Vacant Space		7,501	12%	$0	0%	$0.00

Total		64,087	100%	$2,216,318	100%	$39.17

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annualized Underwritten Base Rent PSF excludes vacant space.
(3)
The Bradley’s Fine Diner tenant is not yet in occupancy at the Washington Heights Shopping Center Property. The tenant has an executed lease dated May 22, 2013 and is scheduled to take occupancy on or before December 1, 2013.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

The following table presents certain information relating to the lease rollover at the Washington Heights Shopping Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	1	993	$39.00	2%	2%	$38,727	2%	2%
2018	6	10,371	$37.43	16%	18%	$388,232	18%	19%
2019	1	4,439	$42.00	7%	25%	$186,438	8%	28%
2020	0	0	$0.00	0%	25%	$0	0%	28%
2021	0	0	$0.00	0%	25%	$0	0%	28%
2022	4	8,633	$36.67	13%	38%	$316,574	14%	42%
2023	9	22,782	$38.48	36%	74%	$876,598	40%	82%
2024	1	1,750	$37.00	3%	76%	$64,750	3%	84%
2025	0	0	$0.00	0%	76%	$0	0%	84%
2026 & Beyond	2	7,618	$45.29	12%	88%	$345,000	16%	100%
Vacant	0	7,501	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	24	64,087	$39.17	100%		$2,216,318	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

The Market. The Washington Heights Shopping Center Property is located on Yale Street in Houston, Harris County, Texas, within the Inner Loop retail submarket, approximately two miles west of the Houston CBD between Washington Avenue and Interstate 10. The Inner Loop submarket includes neighborhoods such as The Heights, River Oaks and Montrose. The area around the Washington Heights Shopping Center Property is known as the Washington Avenue corridor, just south of Houston Heights.  As of June 30, 2013, the greater Houston retail market vacancy was 6.5% with average quoted rental rates of $14.36 PSF. The Inner Loop submarket was 5.9% vacant. 2013 estimated population within a three-mile and five-mile radius of the Washington Heights Shopping Center Property is 164,519 and 397,033, respectively. Estimated 2013 average household income within a three-mile and five-mile radius of the Washington Heights Shopping Center Property is $95,959 and $91,974, respectively. Below is a chart of primary competitive retail centers of the Washington Heights Shopping Center Property and recent leasing activity.

Competitive Property Summary
Property	Year Built	Occupancy	GLA (SF)	Expense Basis	Tenant Name	Lease Term (Yrs.)	Base Rent (Annual PSF)
Yale Street Market (Proposed) 195 Yale Street, Houston, TX	2013	100%(1)	125,000	NNN	Sprint Mattress Firm Quoted	5.0 5.0 NAV	$46.00 $45.00 $45.00
Heights Marketplace 141 Heights Boulevard, Houston, TX	2012	100%	19,470	NNN	WingStop Total Nutrition Citrus Nail Spa SmashBurger Quoted	5.0 5.0 5.0 5.0 NAV	$36.00 $37.00 $35.04 $37.00 $38.00
Sawyer Heights Village 1901 Taylor Street, Houston, TX	2006	96%	107,626	NNN	Vitamin Shoppe Quoted	5.0 NAV	$40.00 $38.00
3939 Washington 3939 Washington, Houston, TX	2009	73%	28,800	NNN	Quoted	NAV	$36.00
4601 Washington 4601 Washington, Houston, TX	2008	94%	49,461	NNN	Quoted	NAV	$38.00
Integrity Bank Plaza 4000 Washington, Houston, TX	2008	100%	42,615	NNN	Quoted	NAV	$35.00

Source: Appraisal
(1)	The Yale Street Market is 100% pre-leased.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Washington Heights Shopping Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Washington Heights Shopping Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM	UW	UW PSF
Base Rent	$0	$0	$0	$0	$2,503,232	$39.06
Discounts/Concessions	$0	$0	$0	$0	$0	$0.00
Other Income	$0	$0	$0	$0	$0	$0.00
Total Recoveries	$0	$0	$0	$0	$616,441	$9.62
Less Vacancy & Credit Loss	$0	$0	$0	$0	($286,913)	($4.48)
Effective Gross Income	$0	$0	$0	$0	$2,832,760	$44.20
Total Operating Expenses	$0	$0	$0	$0	$699,873	$10.92
Net Operating Income	$0	$0	$0	$0	$2,132,887	$33.28
TI/LC	$0	$0	$0	$0	$136,505	$2.13
Capital Expenditures	$0	$0	$0	$0	$5,647	$0.09
Net Cash Flow	$0	$0	$0	$0	$1,990,735	$31.06
Occupancy %	NAP	NAP	NAP	NAP	88.3%
NOI DSCR	NAP	NAP	NAP	NAP	1.52x
NCF DSCR	NAP	NAP	NAP	NAP	1.41x
NOI Debt Yield	NAP	NAP	NAP	NAP	9.7%
NCF Debt Yield	NAP	NAP	NAP	NAP	9.0%

(1)	The Washington Heights Shopping Center Property is new construction with tenant leases beginning during the second half of 2012 and during 2013.

Escrows and Reserves.  The Washington Heights Shopping Center Borrower is required to escrow monthly 1/12th of the annual estimated tax payments (except such escrow will not be required with respect to taxes allocable to the demised premises occupied by JP Morgan Chase Bank, National Association or by Texas Taco Cabana, L.P., so long as such tenants occupy the premises under their respective leases and timely pay the taxes due under their respective leases).  The Washington Heights Shopping Center Borrower is required to escrow 1/12th of annual estimated insurance premiums monthly (unless the Washington Heights Shopping Center Borrower maintains insurance under an acceptable blanket insurance policy).  The Washington Heights Shopping Center Borrower is required to make monthly deposits of $471 for replacement reserves.  The Washington Heights Shopping Center Borrower deposited in escrow at loan origination $169,407 for ongoing TI/LC reserves and is required to make monthly deposits of $4,706 for TI/LC reserves, provided that such deposits are not required if, and to the extent that, any deposit would cause the amount then on deposit in the TI/LC reserve to exceed $169,407.  The Washington Heights Shopping Center Borrower also deposited in escrow at loan origination $793,774 for outstanding tenant improvement allowances and leasing commissions, which funds will be disbursed to the Washington Heights Shopping Center Borrower to pay such amounts due to tenants and third parties pursuant to specified leases as set forth on a schedule to the related reserve and security agreement.  The Washington Heights Shopping Center Borrower deposited in escrow at loan origination $145,461 for rent escrows and $59,938 for free rent reserve, which funds will be disbursed to the Washington Heights Shopping Center Borrower, in the case of the rent escrow, upon the Washington Heights Shopping Center Borrower delivering evidence to lender that the applicable tenant referenced in an exhibit to the related reserve and security agreement is open for business in the space subject to its lease and paying regular unabated monthly base rent under its lease or, in the case of the free rent reserve, upon Washington Heights Shopping Center Borrower delivering evidence to lender that the applicable tenant referenced in an exhibit to the related reserve and security agreement is paying regular unabated monthly base rent under its lease.

Lockbox and Cash Management. The Washington Heights Shopping Center Mortgage Loan does not provide for a lockbox account or cash management.

Property Management.  The Washington Heights Shopping Center Property is managed by The Ainbinder Company, L.L.C., an affiliate of the Washington Heights Shopping Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Washington Heights Shopping Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Washington Heights Shopping Center Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Hilton Garden Inn - Palm Beach Gardens

Mortgage Loan No. 11 – Hilton Garden Inn - Palm Beach Gardens

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	3505 Kyoto Gardens Drive Palm Beach Gardens, FL 33410

Original Balance:	$21,750,000			General Property Type:	Hospitality
Cut-off Date Balance:	$21,724,260			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.1%			Number of Rooms:	180 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$120,690
Borrower Name(s):	Gardens Pointe Development, LLC			Balloon/ARD Balance Per Room:	$99,810
Sponsor(s):	DK Holdco LLC			Year Built/Year Renovated:	2008/NAP
Mortgage Rate:	5.082%			Title Vesting:	Fee
Note Date:	11/1/2013			Property Manager:	Noble-Interstate Management Group, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$7,263,460
IO Period:	None			UW Expenses:	$4,796,116
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,467,344
Seasoning:	1 month			UW NCF:	$2,176,806
Original Amortization Term:	360 months			UW NOI DSCR:	1.74x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	12.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,496,196 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,133,243 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,011,701 (12/31/2011)
Reserves				Appraised Value:	$32,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/4/2013
RE Tax:	$24,824	$24,824	NAP	Cut-off Date LTV Ratio:	66.8%
Insurance:	$25,678	$14,362	NAP	LTV Ratio at Maturity/ARD:	55.3%
Recurring Replacements(1):	$0	Springing	NAP	Occupancy Rate (As of):	81.9% (8/31/2013)
Other(2):	$0	$7,500	NAP	2nd Most Recent Occupancy (As of):	82.8% (12/31/2012)
				3rd Most Recent Occupancy (As of):	80.4% (12/31/2011)

(1)
The Hilton Garden Inn – Palm Beach Gardens borrower is required to escrow monthly an amount equal to 4% of revenue for FF&E beginning on the payment date beginning in January 1, 2014 unless certain conditions in the loan documents are met, including but not limited to: (i) the borrower guaranty is in full effect, (ii) debt service coverage ratio is not less than 1.15x and (iii) borrower spends not less than 2% of revenue for the prior year on FF&E.

(2)	Based on annual home owner’s association assessments.

The Hilton Garden Inn – Palm Beach Gardens mortgage loan is secured by a six-story, 180-room limited service hospitality property constructed in 2008 and located in Palm Beach Gardens, Florida.  The Hilton Garden Inn – Palm Beach Gardens property is located within the northwest quadrant of Kyoto Gardens Drive and Fairchild Gardens Avenue, between Palm Beach Gardens Mall to the east and the Downtown at the Gardens lifestyle center to the west.  The Hilton Garden Inn – Palm Beach Gardens property has access to I-95 less than a quarter mile to the west via PGA Boulevard.

The guestroom configuration consists of 73 standard king rooms, 89 double queen rooms and 18 king suites.  The Hilton Garden Inn – Palm Beach Gardens property also contains 3,702 SF of meeting space, 3,000 SF of outdoor and pre-function space, the Great American Grill restaurant, a fitness center, business center, outdoor pool, sundry shop and on-site guest laundry.  The Hilton Garden Inn – Palm Beach Gardens is operating under a franchise agreement with Hilton Inns, Inc. that expires on July 16, 2029.

The Hilton Garden Inn – Palm Beach Gardens property had a trailing 12 months ended August 31, 2013 ADR of $116.58, RevPAR of $95.63 and occupancy of 82.0%.  This represented an ADR, RevPAR and occupancy penetration of 116.5%, 131.2% and 112.6% respectively.

The Hilton Garden Inn – Palm Beach Gardens borrower sponsor is DK Holdco LLC, which is indirectly owned by The Kolter Group LLC, a diversified real estate development and investment firm headquartered in Palm Beach County, Florida that has invested in projects with an estimated value in excess of $10 billion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Hyatt Place – West Palm Beach

Mortgage Loan No. 12 – Hyatt Place – West Palm Beach

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment:(Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	295 Lakeview Avenue West Palm Beach, FL 33401

Original Balance:	$21,300,000	General Property Type:	Hospitality
Cut-off Date Balance:	$21,274,793	Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.1%	Number of Rooms:	165 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$128,938
Borrower Name(s):	KPC Lakeview Development, LLC	Balloon/ARD Balance Per Room:	$106,631
Sponsor(s):	DK Holdco LLC	Year Built/Year Renovated:	2009/NAP
Mortgage Rate:	5.082%	Title Vesting:	Fee
Note Date:	11/1/2013	Property Manager:	Noble-Interstate Management Group, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	11/1/2023	UW Revenues:	$6,976,183
IO Period:	None	UW Expenses:	$4,566,916
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,409,267
Seasoning:	1 month	UW NCF:	$2,130,220
Original Amortization Term:	360 months	UW NOI DSCR:	1.74x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	11.3%
Prepayment Provisions:	LO (25); DEF (90); O (5)	UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Hard/Springing	UW NCF Debt Yield at Maturity:	12.1%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,497,146 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None	2nd Most Recent NOI (As of):	$2,333,454 (12/31/2012)
Mezzanine Debt:	None	3rd Most Recent NOI (As of):	$2,137,259 (12/31/2011)
Reserves	Appraised Value:	$32,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/4/2013
RE Tax:	$31,493	$31,493	NAP	Cut-off Date LTV Ratio:	66.3%
Insurance:	$25,263	$14,029	NAP	LTV Ratio at Maturity/ARD:	54.8%
Recurring Replacements(1):	$0	Springing	NAP	Occupancy Rate (As of):	79.7% (8/31/2013)
2nd Most Recent Occupancy (As of):	79.7% (12/31/2012)
3rd Most Recent Occupancy (As of):	79.3% (12/31/2011)

(1)
The Hyatt Place – West Palm Beach borrower is required to escrow monthly an amount equal to 4% of revenue for FF&E beginning on the payment date beginning in January 1, 2014 unless certain conditions in the loan documents are met, including but not limited to: (i) the borrower guaranty is in full effect, (ii) debt service coverage ratio is not less than 1.15x and (iii) borrower spends not less than 2% of revenue for the prior year on FF&E.

The Hyatt Place – West Palm Beach mortgage loan is secured by a 165-room limited service hospitality property constructed in 2009 and located in West Palm Beach, Florida.  The Hyatt Place – West Palm Beach property is located on the northeast corner of South Olive Avenue and Lakeview Avenue in the east side of downtown West Palm Beach.  The Hyatt Place – West Palm Beach property has access to I-95 approximately a mile and a half southwest via Okeechobee Boulevard.

The guestroom configuration consists of 85 standard king rooms, 76 double queen rooms and four king suites.  The Hyatt Place – West Palm Beach property also contains 1,525 SF of meeting space, a restaurant known as The Bistro, a fitness center, business center and indoor pool.  The Hyatt Place – West Palm Beach property is operating under a franchise agreement with Hyatt Place Franchising, LLC that expires on February 18, 2029.

The Hyatt Place – West Palm Beach property had a trailing 12 months ended August 31, 2013 ADR of $129.55, RevPAR of $103.39 and occupancy of 79.8%.  This represented an ADR, RevPAR and occupancy penetration of 113.4%, 121.1% and 106.8% respectively.

The Hyatt Place – West Palm Beach sponsor is DK Holdco LLC, which is indirectly owned by The Kolter Group LLC, a diversified real estate development and investment firm headquartered in Palm Beach County, Florida that has invested in projects with an estimated value in excess of $10 billion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Crestwood Village Portfolio

Mortgage Loan No. 13 – Crestwood Village Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/ Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	Various

Original Balance:	$19,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$19,000,000			Detailed Property Type:	Senior Living
% of Initial Pool Balance:	1.9%			Number of Units:	1,326 units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$14,329
Borrower Name(s):	Crestwood Village East Apartments, LLC and Crestwood Village West Apartments, LLC			Balloon/ARD Balance Per Unit/SF:	$12,747
				Year Built/Year Renovated:	1963 & 1972/2013 & 2013
Sponsor:	Walter E. Justus and Walter G. Justus,(1)			Title Vesting:	Fee
				Property Manager:	Justus Rental Properties, Inc.
Mortgage Rate:	4.850%
Note Date:	11/7/2013
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2018			UW Revenues:	$11,058,905
IO Period:	NAP			UW Expenses:	$8,559,935
Original Term to Maturity or ARD:	60 months			UW NOI:	$2,498,970
Seasoning:	0 months			UW NCF:	$2,101,170
Original Amortization Term:	300 months			UW NOI DSCR:	1.90x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.60x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.2%
Prepayment Provisions:	LO (24); DEF (33); O (3)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	12.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,514,660 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,591,336 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,365,030 (12/31/2011)
Reserves				Appraised Value:	$27,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/25/13
RE Tax:	$72,961	$36,481	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$77,448	$36,899	NAP	LTV Ratio at Maturity/ARD:	60.6%
Recurring Replacements:	$0	$27,625	NAP	Occupancy Rate (As of):	80% (8/31/2013)
Other(2):	$1,386,821	$0	NAP	2nd Most Recent Occupancy (As of):	76% (12/31/12)
				3rd Most Recent Occupancy (As of):	78% (12/31/11)

(1)
In addition to the individual Sponsors, each of The Walter G. Living Trust, dated February 9, 1995 and The Walter E. Living Trust, dated February 10, 1995 are nonrecourse carve-out guarantors under the mortgage loan.

(2)
Renovation Reserve: So long as no Default shall exist, lender shall disburse to borrower the amount paid or incurred by borrower for the lobby and common area remodeling at both Crestwood Village East and Crestwood Village West in accordance with the standard disbursement provisions set forth in the related loan documents.

The Crestwood Village Portfolio mortgage loan is secured by a fee interest in two senior living facilities located in Indianapolis, Indiana. Crestwood Village East contains a total of 496 units, comprised of 425 independent living units and 71 assisted living units, with a current occupancy of 83.3%. Crestwood Village West contains a total of 830 units, comprised of 730 independent living units and 100 assisted living units, with a current occupancy of 78.2%. Amenities at each property include an on-site leasing office, a full service restaurant style dining room, a private dining room, a senior-oriented fitness center, a full-service beauty salon and barber shop, a swimming pool, a community garden and a laundry room located in each building. The Crestwood Village Portfolio properties were developed by the Sponsors in 1963 and 1972, respectively.

Crestwood Village East is located approximately seven miles east of the Indianapolis central business district directly adjacent to I-465, which loops around greater Indianapolis. The area surrounding Crestwood Village East is primarily residential in nature; however, Washington Square Mall is within four miles of the property. Crestwood Village West is located approximately 12 miles west of the Indianapolis central business district directly adjacent to State Route 26, which runs East West and connects to downtown Indianapolis. The area surrounding Crestwood Village West is a mix of residential and retail developments.

The Crestwood Village Portfolio sponsors are Walter E. Justus and his son, Walter G. Justus. They are the chairman and president, respectively, of the Justus Companies. The Justus Companies is a fourth generation, privately held, firm that specializes in developing, owning, and operating homes in single-family, multifamily, active adult, and assisted-living communities. Founded in 1910, the company has developed over 20,000 homes and apartments (including the Crestwood Village Portfolio properties) that consist of a total of 2,472 independent and assisted living units situated in five separate developments within the greater Indianapolis MSA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Inspirado Apartments

Mortgage Loan No. 14 – Inspirado Apartments

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment:(Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	6885 West Lone Mountain Road Las Vegas, NV 89108

Original Balance:	$18,500,000	General Property Type:	Multifamily
Cut-off Date Balance:	$18,500,000	Detailed Property Type:	Garden
% of Initial Pool Balance:	1.8%	Number of Units:	252 Units
Loan Purpose:	Acquisition	Cut-off Date Balance Per Unit/SF:	$73,413
Borrower Name(s):	Mystic Sands, LLC	Balloon/ARD Balance Per Unit/SF:	$65,159
Sponsor:	Jeff Doherty; Sherri Doherty	Year Built/Year Renovated:	2010/NAP
Mortgage Rate:	5.050%	Title Vesting:	Fee
Note Date:	10/15/2013	Property Manager:	Southcan Enterprises US Two, LLC
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	11/1/2023	UW Revenues:	$2,412,452
IO Period:	36 months	UW Expenses:	$844,943
Original Term to Maturity or ARD:	120 months	UW NOI:	$1,567,509
Seasoning:	1 month	UW NCF:	$1,504,509
Original Amortization Term:	360 months	UW NOI DSCR:	1.31x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.26x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (25); YM1 (92); O (3)	UW NCF Debt Yield:	8.1%
Lockbox/Cash Management:	Soft/Springing	UW NCF Debt Yield at Maturity:	9.2%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$1,620,767 (6/30/2013 YTD Ann.)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$1,258,038 (12/31/2012)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$1,316,916 (12/31/2011)
Reserves	Appraised Value:	$28,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/6/2013
RE Tax:	$50,764	$16,921	NAP	Cut-off Date LTV Ratio:	64.2%
Insurance:	$6,700	$3,350	NAP	LTV Ratio at Maturity/ARD:	57.0%
Occupancy Rate (As of):	95.2% (10/6/2013)
2nd Most Recent Occupancy (As of):	93.2% (12/31/2012)
3rd Most Recent Occupancy (As of):	90.8% (12/31/2011)

The Inspirado Apartments mortgage loan is secured by a 14 building, 252-unit, class A garden style apartment complex in Las Vegas, Nevada, approximately 10 miles northwest of the Las Vegas central business district. The property was constructed in 2010 and reached stabilized occupancy in April 2011. There are 116 one bedroom apartments, which average 805 SF in size, 120 two bedroom apartments, which average 1,122 SF, and 16 three bedroom apartments, which average 1,201 SF. All apartments have private patios or balconies. Amenities include 75 individual parking garages, which are offered at an additional monthly charge, electronic security gate access, a resort style swimming pool with cabanas, a heated spa, a club house and a business center. In addition to the individual garages, there are 252 covered and 105 open parking spaces.

Estimated population as of 2013 within a three-mile radius is 120,503, with an average annual household income estimated to be $68,791. As of June 31, 2013, the Las Vegas metropolitan apartment market had an approximately 5.9% vacancy rate, with average asking rents of $836 per unit, while the subject West/NW submarket was 5.5% vacant. The eight comparable properties averaged 6.4% vacancy. The metropolitan area apartment market was approximately 11.2% vacant in 2009.

The loan sponsors, Jeff and Sherri Doherty, report ownership of 16 apartment complexes in Winnipeg, Manitoba, Canada, totaling 445 units.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Waynechester Plaza

Mortgage Loan No. 15 – Waynechester Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	1600 Route 23 North Wayne, NJ 07470

Original Balance:	$17,400,000			General Property Type:	Retail
Cut-off Date Balance:	$17,378,148			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.7%			Net Rentable Area:	56,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$310
Borrower Name(s):	Waynechester Plaza, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$254
Sponsor:	Robert M. Pagano			Year Built/Year Renovated:	2004/NAP
Mortgage Rate:	4.760%			Title Vesting:	Fee
Note Date:	10/24/2013			Property Manager:	Pagano Real Estate, Inc.
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$2,070,428
IO Period:	NAP			UW Expenses:	$526,587
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,543,841
Seasoning:	1 month			UW NCF:	$1,490,641
Original Amortization Term:	360 months			UW NOI DSCR:	1.42x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.37x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,610,011 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,602,144 (12/31/2011)
Mezzanine Debt(1):	Permitted			Third Most Recent NOI (As of):	$1,547,330 (12/31/2010)
Reserves				Appraised Value:	$23,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/30/2013
RE Tax:	$28,144	$28,144	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$14,292	$2,042	NAP	LTV Ratio at Maturity/ARD:	61.3%
Recurring Replacements:	$0	$700	NAP	Occupancy Rate (As of):	96% (9/22/2013)
TI/LC:	$0	$4,200	$200,000	2nd Most Recent Occupancy (As of):	100% (12/31/12)
Excess Cash Flow(2):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	100% (12/31/11)

(1)
Permitted future mezzanine loan: provided that (i) the date is no earlier than three months following a secondary market transaction (ii) lender and each rating agency approves all terms of the mezzanine financing, (iii) the aggregate principal amount of the mezzanine financing and the Waynechester Plaza mortgage loan is less than or equal to 80% of the appraised value (iv) the debt service coverage ratio for the Waynechester Plaza property is at least 1.15x and (v) the mezzanine financing is not secured by the Property.

(2)
An excess cash flow sweep reserve will spring upon satisfaction of certain conditions related to the lease expirations of Michael’s and Famous Footwear and will end upon the earlier to occur of a qualified lease renewal, qualified replacement tenant or additionally, in the case of Famous Footwear, upon the achievement of a predetermined reserve cap amount.

The Waynechester Plaza mortgage loan is secured by a fee interest in an anchored retail center in Wayne, New Jersey. The Waynechester Plaza property is anchored by Michael’s, which comprises 24,163 SF of the space at the property. The Waynechester Plaza property is 96% leased to national tenants such as Famous Footwear, Five Below, Five Guys Burgers & Fries, and Starbucks. The Michael’s lease runs through 2019, with the remaining leases expiring at various times throughout the loan term. Michael’s had 2012 sales of $297 PSF, higher than the national chain wide average.

The Waynechester Plaza property is located in along Route 23, a four-lane roadway and one of the major commercial corridors in the region. The area directly surrounding Waynechester Plaza is almost exclusively commercial in nature with shopping centers on both sides of Route 23.  Additionally, the Waynechester Plaza property is located approximately five miles from the Willowbrook Mall, a 1.5 million SF regional mall anchored by Macy’s, Bloomingdale’s, Lord & Taylor and Sears.  Average household income within a one-, three- and five-mile radius of the Waynechester Plaza property is estimated to be $132,075, $113,650 and $106,045, respectively.

Pagano Real Estate, Inc., owned by the sponsor Robert M. Pagano, developed the Waynechester Plaza property in 2004. Pagano Real Estate, Inc. is a real estate company involved in development, acquisitions, management and leasing of commercial real estate.  Pagano Real Estate, Inc. has developed and/or is managing more than 1 million SF in projects throughout New Jersey, consisting of 13 retail centers and one office complex.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Lake Pointe Shopping Center

Mortgage Loan No. 16 – Lake Pointe Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	400 West University Parkway Orem, UT 84058

Original Balance:	$16,750,000			General Property Type:	Retail
Cut-off Date Balance:	$16,729,233			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Net Rentable Area:	174,585 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$95.82
Borrower Name:	Boyer Lake Pointe, L.C.			Balloon/ARD Balance Per Unit/SF:	$78.60
Sponsor:	The Boyer Company, L.C.; Gardner Property Holdings, L.C.			Year Built/Year Renovated:	1995/NAP
Mortgage Rate:	4.830%			Title Vesting:	Fee
Note Date:	11/1/2013			Property Manager:	The Boyer Company, L.C.
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$2,249,908
IO Period:	0 months			UW Expenses:	$495,321
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,754,587
Seasoning:	1 month			UW NCF:	$1,601,174
Original Amortization Term:	360 months			UW NOI DSCR:	1.66x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.51x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF Debt Yield:	9.6%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	11.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,848,193 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,419,904 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,370,626 (12/31/2011)
Reserves				Appraised Value:	$23,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/23/2013
RE Tax:	$0	$19,409	NAP	Cut-off Date LTV Ratio:	72.7%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.7%
Recurring Replacements:	$0	$2,910	NAP	Occupancy Rate (As of):	100.0% (10/14/2013)
TI/LC:	$251,150	$10,000	$480,000	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
				3rd Most Recent Occupancy (As of):	97.0% (12/31/2011)

(1)	Springing upon the Lake Pointe Shopping Center borrower’s failure to maintain blanket policy.

The Lake Pointe Shopping Center mortgage loan is secured by a 174,585 SF retail center built in 1995 in Orem, Utah, approximately 40 miles south of the Salt Lake CBD and 10 miles northwest of downtown Provo. Lake Pointe Shopping Center is anchored by Hobby Lobby (57,271 SF), Ross Dress for Less (32,771 SF), TJ Maxx Companies (28,860 SF), Old Navy Clothing Company (16,883 SF) and Bassett Furniture Direct (10,500 SF), and shadow anchored by Lowe’s Home Improvement and PetSmart. As of October 14, 2013, Lake Pointe Shopping Center was 100% occupied by 12 tenants and has been over 96% occupied since 2010.

Lake Pointe Shopping Center is in the town of Orem, situated along University Parkway, a primary east-west connector and the main commercial corridor in Utah County, and less than one mile from Interstate 15, the primary north-south transportation route through the state of Utah. The estimated 2013 population within a one-, three- and five-mile radius of Lake Pointe Shopping Center was 18,009, 138,905 and 210,386, respectively. The estimated 2013 median household income within a one-, three- and five-mile radius of Lake Pointe Shopping Center was $40,301, $38,497 and $38,555, respectively.

The Lake Pointe Shopping Center sponsors are The Boyer Company, L.C. (“Boyer”) and Gardner Property Holdings, L.C. (“Gardner”). Boyer is one of the largest real estate development firms in the western U.S., having developed over 250 properties in 20 states comprising over 30 million SF with $500 million of development in progress of commercial real estate. Boyer manages Lake Pointe Shopping Center along with a total of over 15 million SF of other commercial space. Gardner is a full service real estate company specializing in development, and was founded and is owned by Kem C. Gardner, who has developed over 2,500 residential lots and 22 million SF of commercial real estate in his 38 years of experience.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Silver Hill Plaza

Mortgage Loan No. 17 – Silver Hill Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	5848 Silver Hill Road District Heights , MD 20747

Original Balance:	$16,500,000			General Property Type:	Retail
Cut-off Date Balance:	$16,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Net Rentable Area:	126,580 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$130
Borrower Name(s):	Silver Hill II LLC			Balloon/ARD Balance Per Unit/SF:	$130
Sponsor:	Combined Properties Incorporated			Year Built/Year Renovated:	1972/1992
Mortgage Rate:	4.880%			Title Vesting:	Fee
Note Date:	9/27/2013			Property Manager:	Combined Properties, Incorporated
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$2,811,536
IO Period:	120 months			UW Expenses:	$770,352
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,041,184
Seasoning:	2 months			UW NCF:	$1,947,515
Original Amortization Term:	0 months			UW NOI DSCR:	2.50x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.39x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.4%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	11.8%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	11.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,149,499 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,196,644 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,080,785 (12/31/2011)
Reserves				Appraised Value:	$29,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/30/2013
RE Tax:	$57,407	$28,703	NAP	Cut-off Date LTV Ratio:	56.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	56.5%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate (As of):	97.0% (9/26/2013)
TI/LC(1):	$0	$4,230	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
				3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)

(1)
In addition to monthly TI/LC collections, there will be a property cash flow sweep six months prior to the lease renewal date of the Shopper’s Food Warehouse tenant and/or the CVS tenant if either tenant has not given notice to renew its respective lease by that date.

The Silver Hill Plaza mortgage loan is secured by a 126,580 SF, three building, anchored neighborhood shopping center in District Heights, Maryland, approximately eight miles east of Washington, D.C., and approximately two miles east of I-495, the Capital Beltway. The property is anchored by a 51,828 SF Shopper’s Food Warehouse and a 24,000 SF CVS. Other major tenants include Advance Auto Parts (19,008 SF) and Family Dollar (7,700 SF). The Shopper’s Food Warehouse tenant has been at the property since 1991, has a current lease expiration date of March 31, 2016, with three five-year lease renewal options, and reported 2012 sales of $433 PSF. The CVS tenant has been at the property since 1989, and has a current lease expiration date of December 31, 2029. CVS does not report sales at this location. Advance Auto Parts reported 2012 sales of $161 PSF and Family Dollar reported 2012 sales of $355 PSF.

Estimated 2013 population and average household income within a three- and five mile radius of the property are 144,086 and 369,502, and $65,134 and $66,496, respectively. As of March 31, 2013, the Southern Prince George’s County retail submarket had a 14.3% vacancy rate and an average asking rental rate of $19.75 PSF.

The Silver Hill Plaza borrower is related to borrowers associated with four additional mortgage loans, totaling approximately $57,768,180 as of the Cut-off Date, that are also included in the MSBAM 2013-C13 transaction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	1200 Howard Blvd.

Mortgage Loan No. 18 – 1200 Howard Blvd.

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	1200 Howard Boulevard Mount Laurel, NJ 08054

Original Balance:	$16,500,000			General Property Type:	Office
Cut-off Date Balance:	$16,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.5%			Net Rentable Area:	87,011 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$190
Borrower Name(s):	ML Spectrum Partners DE, LLC; Anderson ML, LLC; Dunn ML, LLC; XDO Hamp ML, LLC; Demetri ML, LLC; Lewis ML II, LLC; M&S ML, LLC; N&W ML, LLC; Podolsky ML, LLC			Balloon/ARD Balance Per Unit/SF:	$175
				Year Built/Year Renovated:	2007/NAP
				Title Vesting:	Fee
				Property Manager:	Tremark Management, Inc.
Sponsor(s):	Robert Wrigley
Mortgage Rate:	5.000%
Note Date:	11/12/2013
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2018			UW Revenues:	$2,585,540
IO Period:	None			UW Expenses:	$1,077,552
Original Term to Maturity or ARD:	60 months			UW NOI:	$1,507,989
Seasoning:	0 months			UW NCF:	$1,360,599
Original Amortization Term:	360 months			UW NOI DSCR:	1.42x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.28x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (24); DEF (33); O (3)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	8.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,131,961 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,363,377 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,346,294 (12/31/2011)
Reserves				Appraised Value:	$24,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/12/2013
RE Tax:	$35,884	$35,884	NAP	Cut-off Date LTV Ratio:	68.5%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	63.2%
Recurring Replacements:	$0	$1,813	NAP	Occupancy Rate (As of):	87.4% (9/4/2013)
TI/LC:	$175,845	$9,281	NAP	2nd Most Recent Occupancy (As of):	91.6% (12/31/2012)
				3rd Most Recent Occupancy (As of):	90.2% (12/31/2011)

(1)	Springing upon the 1200 Howard Blvd. borrower’s failure to maintain blanket policy or an event of default.

The 1200 Howard Blvd. mortgage loan is secured by a Class “A” 87,011 SF three-story office building located within Mount Laurel Corporate Park in Mount Laurel, Burlington County, New Jersey. The 1200 Howard Blvd. property was built in 2007 and, as of September 4, 2013, was 87.4% leased by five tenants: Merrill Lynch (32,532 SF, 45.5% of underwritten base rent), under a lease expiring February 28, 2019, Virtua Health (23,493 SF, 28.9% of underwritten base rent), under a lease expiring December 31, 2020, Progressive Insurance Co. (14,460 SF, 15.6% of underwritten base rent), under a lease expiring September 30, 2017, Lifestyle Lift (5,927 SF, 6.9% of underwritten base rent), under a lease expiring June 30, 2017, and Siemens (3,130 SF, 3.1% of underwritten base rent), under a lease expiring September 18, 2016. On-site parking is available for 435 vehicles in open asphalt paved lots.

The 1200 Howard Blvd. property is located at 1200 Howard Boulevard with access to State Route 73 and in close proximity to the NJ Turnpike (Exit 4) and Interstate 295. As of the third quarter in 2013, the South Burlington County office submarket had a 7.3% vacancy rate and an average rental rate of $17.05 PSF. The 2012 estimated population within a one-, three- and, five-mile radius of the 1200 Howard Blvd. property was 4,419, 80,365 and 197,034, respectively. The 2012 estimated average household income within a one-, three- and, five-mile radius of the 1200 Howard Blvd. property was $103,988, $98,245 and $103,546, respectively.

The 1200 Howard Blvd. sponsor is Robert Wrigley, the President and CEO of Trefoil Properties and of the management firm for the investment fund, Spectrum Alliance, LP. Founded in 2001 by Trefoil Properties and headquartered in Lansdale, Pennsylvania, Spectrum Alliance, LP is a private open-ended investment fund comprising both stabilized and developmental real estate asstes in the mid-Atlantic states. The fund focuses on suburban Class ”A” office and suburban retail.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Uptown Tower

Mortgage Loan No. 19 – Uptown Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	4144 N. Central Expressway Dallas, TX 75204

Original Balance:	$16,450,000			General Property Type:	Office
Cut-off Date Balance:	$16,450,000			Detailed Property Type:	Urban
% of Initial Pool Balance:	1.6%			Net Rentable Area:	253,561 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$65
Borrower Name(s):	Whitestone Uptown Tower, LLC			Balloon/ARD Balance Per Unit/SF:	$57
Sponsor:	Whitestone REIT			Year Built/Year Renovated:	1982/1994
Mortgage Rate:	4.970%			Title Vesting:	Fee
Note Date:	9/26/2013			Property Manager:	Whitestone REIT Operating Partnership, L.P.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$3,843,059
IO Period:	30 months			UW Expenses:	$1,881,690
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,961,369
Seasoning:	2 months			UW NCF:	$1,441,570
Original Amortization Term:	360 months			UW NOI DSCR:	1.86x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.37x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,803,379 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,929,313 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,017,060 (12/31/2011)
Reserves				Appraised Value:	$22,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/23/2013
RE Tax:	$354,316	$35,002	NAP	Cut-off Date LTV Ratio:	73.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.1%
Recurring Replacements:	$0	$3,592	NAP	Occupancy Rate (As of):	82.1% (9/17/2013)
TI/LC:	$0	$26,413	$1,000,000	2nd Most Recent Occupancy (As of):	83.8% (12/31/2012)
				3rd Most Recent Occupancy (As of):	84.9% (12/31/2011)

The Uptown Tower mortgage loan is secured by a 253,561 SF 12-story office building in Dallas, Texas, approximately two miles north of the Dallas CBD, next to the Central Expressway within the Central Expressway office submarket. As of September 17, 2013, the property had approximately 56 tenants, the largest of which, Whitestone REIT (“Whitestone”), is the loan sponsor. Whitestone is a publicly traded REIT (NYSE: WSR). Whitestone leases 14,835 SF at the property, which is approximately 6% of total SF, and operates the space primarily as executive suites rentals. The Whitestone lease has a current expiration date of September 30, 2018. No other tenant leases more than approximately 5% of total property SF. The property was built in 1982 and was substantially renovated in 1994. The office space is constructed around a 12 story interior atrium. The property contains a five-level, 739 space parking garage and 30 surface parking spaces, for a parking ratio of approximately three spaces per 1,000 SF.

As of June 30, 2013, the Dallas/ Fort Worth office market, with approximately 227.2 million SF, had an average vacancy rate of 17.8% and the Central Expressway submarket was 20.5% vacant, with average asking rents of $18.29 and $19.83 PSF, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13	Island 16 Cinema Shopping Center

Loan No. 20 – Island 16 Cinema Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	185 Morris Avenue Holtsville, NY 11742

Original Balance:	$15,750,000			General Property Type:	Retail
Cut-off Date Balance:	$15,716,951			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.5%			Net Rentable Area:	95,897 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$164
Borrower Name(s):	FBB Holtsville Amusement Center LLC & FB Holtsville Retail LLC			Balloon/ARD Balance Per Unit/SF:	$137
				Year Built/Year Renovated:	1999/NAP
Sponsor:	Jay Furman, Richard J Birdoff			Title Vesting:	Fee/Leasehold
Mortgage Rate:	5.370%			Property Manager:	RD Management LLC
Note Date:	9/13/2013
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$2,436,666
IO Period:	NAP			UW Expenses:	$856,528
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,580,138
Seasoning:	2 months			UW NCF:	$1,544,091
Original Amortization Term:	360 months			UW NOI DSCR:	1.49x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.46x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NCF Debt Yield:	9.8%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	11.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,368,631 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,270,378 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,545,375 (12/31/2010)
Reserves				Appraised Value:	$21,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/25/2013
RE Tax:	$220,319	$36,720	NAP	Cut-off Date LTV Ratio:	74.8%
Insurance:	$31,335	$2,410	NAP	LTV Ratio at Maturity/ARD:	62.5%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate (As of):	100% (10/29/2013)
TI/LC:	$0	$4,167	$150,000	2nd Most Recent Occupancy (As of):	93% (12/31/12)
Other(1):	$287,265	NAP	NAP	3rd Most Recent Occupancy (As of):	93% (12/31/11)

(1)	Upfront Static Tax Reserve: In the event that the ground lessor fails to pay real estate taxes, proceeds from the upfront static tax reserve will be used.

The Island 16 Cinema Shopping Center mortgage loan is secured by a fee interest in the majority of the property and a leasehold interest in two outparcels on an anchored retail center in Holtsville, New York, on Long Island. The Island 16 Cinema Shopping Center property is anchored by Island 16 Cinemas, a National Amusements-owned movie theater, which accounts for 79.3% of the property’s net rentable area and whose lease expires in 2027. In addition to 16 screens, the theater has a food court with Ben & Jerry’s ice cream and La Famiglia Pizza and a lounge/bar which has an outdoor patio, indoor seating, plasma TVs with satellite connections and offers food. Other tenants at the Island 16 Cinema Shopping Center property include Subway, Chili’s and Wendy’s.

The Island 16 Cinema Shopping Center property is located on Morris Avenue in a primarily residential area. The Island 16 Cinema Shopping Center property is in close proximity to and visible from the Long Island Expressway, an east west arterial which is the primary roadway in the region. There is significant retail development to the north and east of the Island 16 Cinema Shopping Center property with the Wal-Mart-anchored Centereach Mall, as well as stand-alone stores such as Target, K Mart and Super Stop & Shop, all within a five mile radius of the Island 16 Cinema Shopping Center property.

RD Management LLC, owned by the loan sponsors Jay Furman and Richard J Birdoff, developed the Island 16 Cinema Shopping Center property in phases starting 1999. RD Management LLC is a privately held real estate company encompassing all aspects of development, acquisitions, management and leasing.  RD Management’s portfolio consists of over 200 properties with over 18 million SF of commercial space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C13

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”) or CIBC World Markets Corp. (together with its affiliates, “CIBC” and, collectively with Morgan Stanley and BofA Merrill Lynch, the “Underwriters”). This Term Sheet was not produced by a Morgan Stanley, BofA Merrill Lynch or CIBC research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBC research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of Morgan Stanley, BofA Merrill Lynch or CIBC or others in those firms.

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